==================================================================



                       SECOND AMENDED AND RESTATED
                             CREDIT AGREEMENT


                        dated as of JUNE 25, 1997


                                  among


                             INTERFACE, INC.,

                          INTERFACE EUROPE B.V.,

                        INTERFACE EUROPE LIMITED,



                        THE LENDERS LISTED HEREIN,



                          SUNTRUST BANK, ATLANTA
                                   and
                   THE FIRST NATIONAL BANK OF CHICAGO,
                              as Co-Agents,

                                   and

                         SUNTRUST BANK, ATLANTA,
                           as Collateral Agent

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                       SECOND AMENDED AND RESTATED
                             CREDIT AGREEMENT


          THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT made and entered into as of June 25, 1997, by and among INTERFACE, INC., a Georgia corporation ("Interface"), INTERFACE EUROPE B.V., a "besloten vennootschap met beperkte aansprakelijkheid" (private company with limited liability) incorporated and existing under the laws of The Netherlands with its registered seat in Scherpenzeel, Gld., The Netherlands ("Europe B.V."), INTERFACE EUROPE LIMITED, a private company limited by shares organized and existing under the laws of England and Wales ("Europe Limited"; Interface, Scherpenzeel B.V. and Europe Limited referred to col-lectively herein as the "Borrowers"), SUNTRUST BANK, ATLANTA, a banking corporation organized under the laws of the State of Georgia ("STBA"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("FNBC"), the other banks and lending institutions listed on the signature pages hereof, and any assignees of STBA, FNBC, or such other banks and lending institutions which become "Lenders" as provided herein (STBA, FNBC, and such other banks, lending institutions, and assignees referred to collectively herein as the "Lenders"), SUNTRUST BANK, ATLANTA, in its capacity as agent for those Lenders having Domestic Syndicated Loan Commitments or Term Loan Commitments, or both, or having outstanding Domestic Syndicated Loans or Term Loans, or both, as provided herein, and each successor agent for such Lenders as may be appointed from time to time pursuant to
Article XI hereof (the "Domestic Agent"), THE FIRST NATIONAL BANK OF CHICAGO, in its capacity as agent for those Lenders having outstanding Multicurrency Syndicated Loan Commitments or having outstanding Multicurrency Syndicated Loans as provided herein, and each successor agent for such Lenders as may be appointed from time to time pursuant to Article XI hereof (the "Multicurrency Agent"; the Domestic Agent and the Multicurrency Agent referred to collectively herein as the "Co-Agents"), and SUNTRUST BANK, ATLANTA, in its capacity as collateral agent for the Co-Agents and Lenders and each successor collateral agent as may be appointed from time to time pursuant to Article XI hereof (the "Collateral Agent");


                       W I T N E S S E T H:
                       --------------------

               WHEREAS, Interface, Interface Scherpenzeel B.V., Europe Limited, the Lenders listed therein, SunTrust Bank, Atlanta and The First National Bank of Chicago, as Co-Agents, and SunTrust Bank, Atlanta, as Collateral Agent, are parties to a certain Credit Agreement dated as of January 9, 1995, as amended and restated by a certain Amended and Restated Credit Agreement dated as of June 30, 1995, and as further amended by a certain First Amendment to Amended and Restated Credit Agreement dated as of July 31, 1995, by a certain Second Amendment to Amended and Restated Credit Agreement dated as of November 21, 1995, by a certain Third Amendment to Amended and Restated Credit Agreement dated as of February 28, 1996, by a certain Fourth Amendment to Amended and Restated Credit Agreement dated as of July 30, 1996, and by a certain Fifth Amendment to Amended and Restated Credit

Agreement dated as of December 29, 1996 (as so amended, the "Existing Credit Agreement");

               WHEREAS, the Borrowers have requested that the Existing Credit Agreement be modified so as to (i) increase the Multicurrency Syndicated Loan Commitments from an aggregate principal amount of $60,000,000 to an aggregate principal amount of $80,000,000, (ii) remove Interface Scherpenzeel B.V. as a borrower under the Multicurrency Syndicated Facility and have Europe B.V. become a party hereto and a borrower under the Multicurrency Syndicated Facility, (iii) reduce the Domestic Syndicated Loan Commitments from an aggregate principal amount of $190,000,000 to an aggregate principal amount of $170,000,000,
(iv) permit Interface to borrow up to $75,000,000 under a new term loan agreement to be entered into by Interface, and (v) amend the Existing Credit Agreement in certain other respects;

               WHEREAS, the Lenders, the Co-Agents, and the Collateral Agent have agreed to amend and restate the Existing Credit Agreement so as to incorporate the foregoing modifications, subject to the terms, conditions and requirements set forth in this Second Amended and Restated Credit Agreement;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Interface, Europe
B.V., Europe Limited, the Lenders, the Co-Agents and the
Collateral Agent agree as follows:


                            ARTICLE I.

                    DEFINITIONS; CONSTRUCTION

               Section 1.01.  Definitions.  In addition to the
other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

               "Accepted Domestic Bid Rate" shall mean, with respect to a Domestic Bid Rate Loan made by a particular Domestic Bid Rate Lender for the relevant Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of one percent) offered by such Domestic Bid Rate Lender and accepted by Interface pursuant to Section 3.06(c)(5).

               "Accepted Multicurrency Bid Rate" shall mean, with respect to a Multicurrency Bid Rate Loan made by a particular Multicurrency Bid Rate Lender for the relevant Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of one percent) offered by such Multicurrency Bid Rate Lender and accepted by or on behalf of a Multicurrency Borrower pursuant to
Section 4.06(c)(5).

               "Accounts Receivable Facilities" shall mean, collectively, the receivables financing facilities evidenced by the Receivables Transfer Agreements, the Receivables Sale Agreements and the Receivables Backup Purchase Agreements pursuant to which (i) certain of the Consolidated Companies shall sell accounts receivable to Interface SPC, (ii) Interface SPC shall sell such accounts receivable (or undivided ownership interests therein) to SPARCC or CIBC, and (iii) under certain circumstances, Interface SPC shall sell such accounts receivable (or undivided ownership interests therein) to the Bank Purchasers.


               "Adjusted Working Capital" shall mean, as of the date of any determination (i) the sum of all inventory, prepaid expenses and accounts receivable of the Consolidated Companies, plus without duplication (ii) the aggregate outstanding balance of those accounts receivable previously sold by Interface SPC pursuant to the Accounts Receivable Facility, minus (iii) the sum of all accounts payable and accrued expenses of the Consolidated Companies, in each case, determined on a consolidated basis in conformity with GAAP.

               "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Euro Advance, the sum of (i) the rate obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Re-serve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D), plus (ii) if the relevant Eurocurrency Advance is in British pounds sterling, a percentage sufficient to compensate the Multicurrency Lenders for the cost of complying with any reserves, liquidity and/or special deposit requirements of the Bank of England directly or indirectly affecting the main-tenance or funding of such Advances.

               "Administrative Office" shall mean that office of the Multicurrency Agent designated as its "Administrative Office" on the signature page for such Multicurrency Agent, or such other office as may hereafter be designated in writing by the Multicurrency Agent to Interface as being the "Administrative Of-fice" for purposes of this Agreement.

               "Advance" shall mean any principal amount advanced or to be advanced and outstanding at any time under (i) the Term Loans or Domestic Syndicated Loans, which Advance shall be made or outstanding in U.S. Dollars as a Base Rate Advance, CD Rate Advance or Eurodollar Advance, as the case may be, (ii) the Multicurrency Syndicated Loans, which Advance shall be made or outstanding as a Base Rate Advance (which Advance shall be made in U.S. Dollars) or Eurocurrency Advance (which Advance may be made in any Currency), as the case may be, (iii) the Domestic Swing Line Loans, which Advance shall be made or outstanding in U.S. Dollars as a Base Rate Advance or Domestic Transaction Rate Advance, as the case may be, (iv) the Multicurrency Swing Line Loans, which Advance shall be made or outstanding in U.S. Dollars as a Base Rate Advance or a Multicurrency Transaction Rate Advance, as the case may be, (v) the Domestic Bid Rate Loans, which Advance shall be made or outstanding in U.S. Dollars as a Domestic Bid Rate Advance, and (vi) the Multicurrency Bid Rate Loans, which Advance shall be made or outstanding in U.S. Dollars as a Multicurrency Bid Rate Advance.

               "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession,



directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

               "Aggregate L/C Outstandings" shall mean, at any time with respect to all outstanding Letters of Credit, the sum of the L/C Outstandings for each Letter of Credit.

               "Agents" shall mean, collectively, the Co-Agents and the Collateral Agent.

               "Agreement" shall mean this Second Amended and Restated Credit Agreement, as the same may be further amended, restated, or supplemented from time to time.

                Applicable Commitment Fee Rate shall mean the rate for any day to be used to calculate commitment fees payable by the Borrowers pursuant to Section 5.05(b) and 5.05(c), expressed as a percentage and determined from the chart set forth below based on Interface's Funded Debt Coverage Ratio calculated as of the relevant determination date:

         Funded Debt                                    Applicable Commitment
         Coverage Ratio                                        Fee Rate
         --------------                                 ---------------------
         Greater than or equal to 3.00                           .25%

         Less than 3.00, but greater than
         or equal to 2.00                                        .20%

         Less than 2.00                                          .15%

Each change in the Applicable Commitment Fee Rate resulting from a change in the Funded Debt Coverage Ratio shall be effective from and after the date that is five (5) Business Days after the date of delivery to the Domestic Agent of the financial statements and certificates required by
Section 8.07(a), (b), and (c), as applicable, indicating such change, until the date that is five (5) Business Days immediately following the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, at any time during which Interface has failed to deliver the financial statements and certificates when required by Section 8.07(a), (b), and
(c), as applicable, the Applicable Commitment Fee Rate shall be .25%.


                Applicable Margin shall mean, with respect to all outstanding Loans for any day, the applicable percentage determined from the chart set forth below based on Interface s Funded Debt Coverage Ratio calculated as of the relevant determination date:




                Funded Debt
               Coverage Ratio                            Applicable Margin

               Greater than or equal to 4.00                    1.00%

               Less than 4.00, but greater than
               or equal to 3.50                                  .750%

               Less than 3.50, but greater than
               or equal to 3.00                                  .625%

               Less than 3.00, but greater than
               or equal to 2.50                                  .500%

               Less than 2.50, but greater than
               or equal to 2.00                                  .400%

               Less than 2.00                                    .350%

Each change in the Applicable Margin resulting from a change in the Funded Debt Coverage Ratio shall be effective with respect to outstanding Loans from and after the date that is five (5) Business Days after the date of delivery to the Domestic Agent of the financial statements and certificates required by Section 8.07(a), (b), and (c), as applicable, indicating such change, until the date that is five (5) Business Days immediately following the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, at any time during which Interface has failed to deliver the financial statements and certificates when required by Section 8.07(a), (b), and (c), as applicable, the Applicable Margin with respect to Loans then outstanding shall be 1.00%.

               "Appropriate Co-Agent" shall mean (i) with respect to matters relating to the Multicurrency Revolving Loans, the Multicurrency Agent, and (ii) with respect to matters relating to the Domestic
Revolving Loans, the Term Loans, and all other matters not described in the preceding clause (i), the Domestic Agent.

               "Asset Sale" shall mean any sale or other disposition (or a series of related sales or other dispositions), including without limitation, loss, damage, destruction or taking, by any Consolidated Company to any Person other than a Consolidated Company, of any property or asset (including capital stock but excluding the issuance and sale by Interface of its own capital stock) having an aggregate Asset Value in excess of $100,000, other than (i) sales made in the ordinary course of business of any Consolidated Company and (ii) sales of accounts receivables (or undivided ownership interests therein) of a Consolidated Company pursuant to the Accounts Receivable Facilities.

               "Asset Value" shall mean, with respect to any property or asset of any Consolidated Company, an amount equal to the greater of
(i) the book value of such property or asset as established in accordance with GAAP, and (ii) the fair market value of such property or asset as determined in good faith by the board of directors (or equivalent governing body in the case of any Foreign Subsidiary) of such Consolidated Company.

               "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit H.

              "Bank Purchasers" shall mean, collectively, CIBC and each other financial institution, if any, that becomes a party to the Receivables Backup Purchase Agreements, and their respective successors and assigns.

               "Bankruptcy Code" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. Sec. 101 et seq.).

               "Base Rate" shall mean the average of the following two rates (with any change in the Base Rate to be effective as of the date of change of either of the following rates):

               (i) the higher of (a) the rate which the Multicurrency Agent publicly announces from time to time as its corporate base rate, as in effect from time to time, and (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Multicurrency Agent's corporate base rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer; the Multicurrency Agent may make commercial loans or other loans at rates of interest at, above or below the Multicurrency Agent's corporate base rate; and

               (ii) the higher of (a) the rate which the Domestic Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Domestic Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers; the Domestic Agent may make commercial loans or other loans at rates of interest at, above or below the Domestic Agent's prime lending rate.

               "Base Rate Advance" shall mean an Advance made or out-standing as (i) a portion of the Term Loans or Domestic Revolving Loans, as the case may be, bearing interest based on the Base Rate as provided in Section 5.03(a)(i), or (ii) Multicurrency Revolving Loans made in U.S. Dollars bearing interest based on the Base Rate as provided in
Section 5.03(b)(i).

               "Bentley" shall mean Bentley Mills, Inc., a Delaware corporation.

               "Bentley Acquisition" shall mean the acquisition by In-terface of all the capital stock of Bentley through the consummation of the transactions described in the Bentley Purchase Agreement, other purchases of the capital stock of Bentley and, if necessary, the merger of a Consolidated Company with and into Bentley.

               "Bentley Purchase Agreement" shall mean that certain Agreement for Purchase of Capital Stock dated as of June 8, 1993, among Interface, Bentley, First Capital Corporation of Chicago, Madison Dearborn Partners IV, Chrysler Capital Corporation, and Royce Renfroe, as the same may hereafter be amended, restated, or supplemented from time to time as permitted by Section 9.13(b), providing for the purchase by Interface of capital stock of Bentley, as follows: (i) 32,700 shares (representing 85.7%) of the issued and outstanding shares of Bentley's Senior Preferred Stock, (ii) 15,621.5 shares (representing 78.5%) of the issued and outstanding shares of Bentley's Junior Preferred Stock,
(iii) 826,920 shares (representing 76.2%) of the issued and outstanding shares of Bentley's Class A Common Stock, and (iv) 490,453 shares (repre-senting 85.8%) of the issued and outstanding shares of Bentley's Class B Common Stock, together with all additional shares of such capital stock

of each other shareholder of Bentley that subsequently becomes a party to such Agreement.

               "Borrowers" shall mean, (i) with respect to the Term Loans and Domestic Revolving Loans, Interface, and (ii) collectively, with respect to the Multicurrency Revolving Loans, Interface, Europe B.V., and Europe Limited, and their respective successors and permitted assigns.

               "Borrowing" shall mean the incurrence by any Borrower under any Facility of Advances of one Type concurrently having the same Interest Period (except as otherwise provided in Sections 5.09 and 5.10) or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

               "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Atlanta, Georgia, New York, New York or Chicago, Illinois and, if the applicable Business Day relates to Euro Advances, on which trading is not carried on by and between banks in deposits of the applicable Currencies in the applicable interbank Eurocurrency market.

               "CD Rate Advance" shall mean an Advance made or out-standing as a portion of the Term Loans or Domestic Syndicated Loans, as the case may be, bearing interest based on the Fixed CD Rate as provided in Section 5.03(a)(ii).

               "CIBC" shall mean Canadian Imperial Bank of Commerce, a banking institution organized and existing under the laws of Canada, and its successors and assigns.

               "Capital Expenditures" shall mean, for any period, the sum of (i) expenditures (whether paid in cash or accrued as a liability, including the portion of capital leases originally incurred during such period that is capitalized on the consolidated balance sheet of the Consolidated Companies) by the Consolidated Companies during that period that, in conformity with GAAP, are included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the financial statements of the Consolidated Companies, and (ii) to the extent not included in clause (i) above, expenditures for all net non-current assets of businesses acquired by the Consolidated Companies during that period, including all purchase price adjustments, other than such assets acquired in transactions where all or substantially all of the consideration paid for such assets consisted of capital stock of a Consolidated Company.

               "Cash Taxes Paid" shall mean, for any fiscal period of Interface, the provision of the Consolidated Companies for taxes paid as shown on the income statement of Interface for such period minus any increase (or plus any decrease) in the provision for deferred taxes of the Consolidated Companies as included in the long-term liabilities of Interface, determined on a consolidated basis in accordance with GAAP.

               "Certificate of Deposit Rate" shall mean, with respect to each Interest Period for a CD Rate Advance, the rate (rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple), as determined by the Domestic Agent at approximately 9:00 A.M. (Atlanta, Georgia time) on the first day of the Interest Period for which such Certificate of Deposit Rate is to be applicable, identified on Telerate as the consensus bid rate for secondary certificates of deposit in an aggregate amount approximately comparable to the CD Rate Advance to which such Certificate of Deposit Rate is to be applicable and with a


maturity equal to such Interest Period. As of the date of the execution of this Agreement, such consensus bid rate appears on page 5 of Telerate. If the foregoing rate is unavailable on Telerate for any reason, then such rate shall be determined by the Domestic Agent from the comparable rate quoted on another interest rate reporting service of recognized standing as designated by the Domestic Agent to Interface and the Domestic Syndicated Lenders.

               "Change in Control" shall mean and be deemed to occur on the earliest of, and upon any subsequent occurrence of:

               (a) at any time during which the holders of Interface's Class B common stock are entitled to elect a majority of Interface's board of directors, the members of the Existing Shareholder Group shall at any time fail to be the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act")) of a majority of the issued and outstanding shares of Interface's Class B common stock;

               (b) at any time during which the holders of Interface's Class B common stock have ceased to be entitled to elect a majority of Interface's board of directors, (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Existing Shareholder Group, shall become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 35% of the total capital stock of Interface entitled to vote for the election of directors (the "Voting Stock"), if at such time the members of the Existing Shareholder Group (A) "beneficially own" (as so defined) a lower percentage of the Voting Stock than such other person or "group" and (B) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of Interface, or
          (ii) Interface consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, Interface, in any such event pursuant to a transaction in which the outstanding Voting Stock of Interface is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of Interface is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by Interface pursuant to Section 9.04, or a combination thereof, and (B) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the members of the Existing Shareholder Group, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation;

               (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of Interface (together with any new directors whose election by such board of directors or whose


          nomination for election by the stockholders of Interface was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Interface then in office; or

               (d) Interface is liquidated or dissolved or adopts a plan of liquidation.

               "Change in Control Provision" shall mean any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Interface Control Debt which requires, or permits the holder(s) of such Interface Control Debt to require, that such Interface Control Debt be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Interface Control Debt to be accelerated in any respect, as a result of a change in ownership of the capital stock of Interface or voting rights with respect thereto.

               "Class B Shareholders' Agreement" shall mean that certain Voting Agreement for Interface, Inc. Class B Common Stock Shareholders dated as of April 13, 1993, by and among Ray C. Anderson and approximately 38 other holders of Class B common stock of Interface, pursuant to which Ray C. Anderson is entitled to direct the voting of the shares of Class B common stock subject thereto.

               "Collateral Agent" shall mean STBA acting in the capacity as collateral agent, collateral trustee, pledgee, secured party, or any similar capacity under any Security Document, any nominee or designee of STBA acting in such capacity, and any successor collateral agent appointed from time to time pursuant to Article XI.

               "Commitment" shall mean (i) for any Lender at any time, any of its Term Loan Commitment, Domestic Syndicated Loan Commitment, or Multicurrency Syndicated Loan Commitment, (ii) for the Domestic Swing Line Lender at any time, its Domestic Swing Line Commitment, and
(iii) for the Multicurrency Swing Line Lender at any time, its Multicurrency Swing Line Commitment, in each case as the context may require.

               "Consolidated Companies" shall mean, collectively, In-terface and all of its Subsidiaries.

               "Consolidated EBITA" shall mean, for any fiscal period of Interface, an amount equal to (A) the sum for such fiscal period of Consolidated Net Income (Loss) plus, to the extent subtracted in determining such Consolidated Net Income (Loss), provisions for taxes based on income, Consolidated Interest Expense, Subordinated Debentures Redemption Charge, and amortization of goodwill and deferred financing costs, minus (B) any items of gain (or plus any items of loss) which were included in determining such Consolidated Net Income (Loss) and were (x) not realized in the ordinary course of business or (y) the result of any sale of assets.

               "Consolidated EBITDA" shall mean, for any fiscal period of Interface, an amount equal to (i) Consolidated EBITA for such period, plus (ii) to the extent subtracted in determining Consolidated Net Income
(Loss) for such period, depreciation expense of the Consolidated
Companies determined for such period in conformity with GAAP.



               "Consolidated Interest Expense" shall mean, for any fiscal period of Interface, total interest expense of the Consolidated Companies (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, and total interest expense (whether shown as interest expense, other expense, or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

               "Consolidated Net Income (Loss)" shall mean, for any fiscal period of Interface, the net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any gains or losses, together with any related provision for taxes, realized upon any sale of assets other than in the ordinary course of business, (ii) any income or loss of any Person accrued prior to the date such Person becomes a Subsidiary of Interface or is merged into or consolidated with any Consolidated Company or all or substantially all of such Person's assets are acquired by any Consolidated Company, and (iii) the income of any Consolidated Company to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Company of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation.

               "Consolidated Net Worth" shall mean, as of any date of determination, Shareholders' Equity of Interface, excluding (i) the effects of foreign currency translation adjustments under Financial Accounting Standards Board Statement No. 52 as in effect on the date hereof, and (ii) after-tax gains on the sales of assets outside the ordinary course of business of the Consolidated Companies and any after-tax gains with respect to pension reversions, in any case with respect to
(i) and (ii) above, as such adjustments or gains occur subsequent to December 29, 1991.

               "Consolidated Total Liabilities" shall mean, as at any date of determination, total liabilities of the Consolidated Companies determined on a consolidated basis in accordance with GAAP.

               "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

               "Contribution Agreement" shall mean the Amended and Restated Contribution Agreement executed by each of the Guarantors, substantially in the form of Exhibit I attached hereto, as the same may be amended, restated or supplemented from time to time.

               "Convertible Preferred Stock" shall mean Interface's Series A Cumulative Convertible Preferred Stock having an aggregate liquidation value of $25,000,000 and 7.0% cumulative dividend, being convertible into shares of Interface's Class A common stock at the rate of one share of Class A common stock for each $14.7875 of "conversion value" of such Preferred Stock (as defined in the Articles of Amendment of Interface executed with respect to such Preferred Stock and subject to adjustments as provided therein), and being subject to redemption at the option of the holders thereof not earlier than June 1, 2003, on the terms and conditions set forth in such Articles of Amendment.



               "Credit Documents" shall mean, collectively, this Agree-ment, the Notes, the Letter of Credit Agreement, the Guaranty Agreements, the Pledge Agreements, the L/C Cash Collateral Assignment, the IRB Collateral Documents, and all other Security Documents.

               "Credit Parties" shall mean, collectively, each of the Borrowers, the Guarantors, and the L/C Account Parties (including all Persons that are currently Borrowers, Guarantors, and L/C Account Parties and all Persons who may at any time in the future become Borrowers, Guarantors, or L/C Account Parties), and every other Person who from time to time executes a Security Document with respect to all or any portion of the Obligations.

               "Currency" shall mean, with respect to the Multicurrency Loan Commitments, Dollars, British pounds sterling, Dutch guilders, French francs, German marks and Japanese yen, as selected by the applicable Borrower.

               "Currency Contracts" shall mean any forward contracts, futures contracts, foreign exchange contracts, currency swap agreements, and other similar agreements and arrangements entered into by any Consolidated Company designed to protect any Consolidated Company against fluctuations in foreign exchange rates.

               "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

               "Distributor Credit Facilities" shall mean, collectively, the unsecured lines of credit established by retail distributors of commercial products of the Consolidated Companies to fund such retail distributors' working capital needs and having maturities in each case no longer than two (2) years with annual renewals thereafter, as such lines of credit were in effect immediately prior to the time that Interface or its Subsidiaries acquired an ownership interest in, or all or a substantial portion of the assets or business of, such retail distributors.

               "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

               "Dollar Equivalent" shall mean, with respect to any mon-etary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable currency as quoted by the Multicurrency Agent as of the close of business on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, on the date two applicable Business Days prior to such determination.

               "Domestic Agent" shall mean STBA, acting in the manner and to the extent described in Article XI, and any successor domestic agent appointed pursuant to Article XI hereof.

               "Domestic Bid Rate" shall mean the rate of interest specified by a Domestic Syndicated Lender in its Domestic Bid Rate Quote as provided in Section 3.06(c)(3).

               "Domestic Bid Rate Acceptance Notice" shall mean the notice given by Interface to the Domestic Agent accepting one or more Domestic Bid Rate Quotes as provided in Section 3.06(c)(5).


               "Domestic Bid Rate Advance" shall mean a Borrowing pursuant to Section 3.06 consisting of the aggregate amount of one or more Domestic Bid Rate Loans made by one or more of the Domestic Syndicated Lenders to Interface at the same time, on the same interest rate basis, and for the same Interest Period.

               "Domestic Bid Rate Borrowing" shall mean a Borrowing consisting or to consist of a Domestic Bid Rate Advance.

               "Domestic Bid Rate Facility" shall mean the credit facility being made available by the Domestic Syndicated Lenders to Interface as described in Section 3.06(a).

               "Domestic Bid Rate Lender" shall mean a Domestic
Syndicated Lender making one or more Domestic Bid Rate Loans pursuant to
Section 3.06.

               "Domestic Bid Rate Loans" shall mean, collectively, the loans made to Interface by the Domestic Bid Rate Lenders pursuant to
Section 3.06.

               "Domestic Bid Rate Notes" shall mean, collectively, the promissory notes evidencing the Domestic Bid Rate Loans substantially in the form of Exhibit L and duly completed in accordance with the terms hereof.

               "Domestic Bid Rate Quote" shall mean an offer or offers by a Domesticated Syndicated Lender to make one or more Domestic Bid Rate Loans to Interface, substantially in the form of Exhibit Q hereto completed and delivered by such Domesticated Syndicated Lender to the Domestic Agent in accordance with Section 3.06(c)(3).

               "Domestic Bid Rate Quote Request" shall mean a request transmitted by Interface to the Domestic Agent for offers from the Domestic Syndicated Lenders to make Domestic Bid Rate Loans substantially in the form of Exhibit O hereto completed and delivered to the Domestic Agent in accordance with Section 3.06(c)(1).

               "Domestic Revolving Loans" shall mean, collectively, all Domestic Syndicated Loans, Domestic Swing Line Loans, and Domestic Bid Rate Loans.

               "Domestic Swing Line Advance" shall mean a Borrowing pursuant to Section 3.05 consisting of a Domestic Swing Line Loan (which may be made either as a Base Rate Advance or as a Domestic Transaction Rate Advance) made by the Domestic Swing Line Lender to Interface on the same date and interest rate basis and, if made as a Fixed Rate Advance, for the same Interest Period.

               "Domestic Swing Line Borrowing" shall mean a Borrowing consisting or to consist of a Domestic Swing Line Advance.

               "Domestic Swing Line Borrowing Notice" shall mean the notice given by Interface to the Domestic Agent requesting a Domestic Swing Line Advance as provided in Section 3.05(c).

               "Domestic Swing Line Commitment" shall mean the commitment of the Domestic Swing Line Lender to make Domestic Swing Line Loans in an aggregate principal amount at any time outstanding not to exceed
$5,000,000.

               "Domestic Swing Line Facility" shall mean the credit facility described in Section 3.05.


               "Domestic Swing Line Lender" shall mean STBA or any subsequent Domestic Syndicated Lender extending to Interface the Domestic Swing Line Commitment hereunder.

               "Domestic Swing Line Loans" shall mean, collectively, the loans made to Interface by the Domestic Swing Line Lender pursuant to
Section 3.05.

               "Domestic Swing Line Note" shall mean the promissory note evidencing the Domestic Swing Line Loans substantially in the form of Exhibit K and duly completed in accordance with the terms hereof.

               "Domestic Syndicated Advance" shall mean a Borrowing pursuant to Section 3.02 consisting of the aggregate amount of Domestic Syndicated Loans made by the Domestic Syndicated Lenders to Interface at the same time, on the same interest rate basis and, if made as a Fixed Rate Advance, for the same Interest Period.

               "Domestic Syndicated Borrowing" shall mean a Borrowing consisting or to consist of a Domestic Syndicated Advance.

               "Domestic Syndicated Borrowing Notice" shall mean the notice given by Interface to the Domestic Agent requesting one or more Domestic Syndicated Advances as provided in Section 3.02(c).

               "Domestic Syndicated Facility" shall mean the credit facility made available by the Domestic Syndicated Lenders to Interface as described in Section 3.02(a).

               "Domestic Syndicated Lenders" shall mean, collectively, the Lenders extending the Domestic Syndicated Loan Commitments to
Interface pursuant to Section 3.02(a).

               "Domestic Syndicated Loan Commitments" shall mean, at any time for any Domestic Syndicated Lender, the amount of such commitment set forth opposite such Domestic Syndicated Lender's name on the signature pages of this Agreement, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 3.03, any assignment thereof pursuant to Section 12.06, or any amendment thereof pursuant to Section 12.02, such commitment including, without limitation, such Domestic Syndicated Lender's L/C Subcommitment.

               "Domestic Syndicated Loans" shall mean, collectively, the loans made to Interface by the Domestic Syndicated Lenders pursuant to
Section 3.02.

               "Domestic Syndicated Notes" shall mean, collectively, the promissory notes evidencing the Domestic Syndicated Loans in the form attached hereto as Exhibit B duly completed in accordance with the terms hereof.

               "Domestic Transaction Rate" shall mean the rate of interest specified by the Domestic Swing Line Lender to Interface as being applicable to a Domestic Swing Line Loan requested by Interface pursuant to Section 3.05(c).

               "Domestic Transaction Rate Advance" shall mean an Advance made or outstanding as a Domestic Swing Line Loan bearing interest based on the Domestic Transaction Rate as provided in Section 5.03(a)(iv).


               "Domestic Transaction Rate Quote" shall mean an offer by the Domestic Swing Line Lender to make a Domestic Swing Line Loan to Interface at the Domestic Transaction Rate specified therein for the Interest Period to be applicable to the Domestic Swing Line Loan as specified therein, pursuant to Section 3.05(c).

               "Eligible Assignee" shall mean any financial institution reasonably acceptable to Interface and the Co-Agents.

               "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to
(i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, genera-tion, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. Sec. 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. Sec. 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. sec. 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. Sec. 2601 et seq.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. Sec. 9601 et seq.), and (vi) all applicable national and local hindrance laws (including, without limitation "hinderwet") or regulations and the specific terms of hindrance licenses granted to the Heuga Entities and with all national and local building, zoning, environmental control or other similar laws or regulations under specific terms of construction licenses (including, without limitation, "bouwvergunningen").

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

               "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under
Section 414 of the Tax Code.

               "Escrow Letter" shall mean a letter agreement between Interface and the Collateral Agent substantially in the form of Exhibit J hereto.

               "Euro Advance" shall mean (i) a Eurodollar Advance, or
(ii) a Eurocurrency Advance.

               "Eurocurrency Advance" shall mean an Advance made or outstanding as Multicurrency Syndicated Loans bearing interest based on the Adjusted LIBO Rate or Special Adjusted LIBO Rate as provided in
Section 5.03(b)(ii).


               "Eurodollar Advance" shall mean an Advance made or out-standing in U.S. Dollars as a portion of the Term Loans or Domestic Syndicated Loans, as the case may be, bearing interest based on the Ad-justed LIBO Rate as provided in Section 5.03(a)(iii).

               "Europe B.V." shall mean Interface Europe B.V., a
"besloten vennootschap met beperkte aansprakelijkheid" (private company with limited liability) incorporated and existing under the laws of The Netherlands with its registered seat in Scherpenzeel, Gld., The Nether-lands, its successors and permitted assigns.

               "Europe Limited" shall mean Interface Europe Limited (formerly Interface Flooring Systems Limited), a private company limited by shares organized and existing under the laws of England and Wales, its successors and permitted assigns.

               "Event of Default" shall have the meaning provided in
Article X.

               "Excess Cash Flow" shall mean, for any fiscal year of Interface (A) the sum of the amounts for such fiscal year of Con-solidated Net Income (Loss), plus (to the extent subtracted in determining such Consolidated Net Income (Loss)) depreciation expense, amortization expense, provisions for deferred tax expense based on income (or minus provisions for deferred tax credit, as the case may be), and other non-cash items reducing Consolidated Net Income (Loss) (or minus other non-cash items increasing Consolidated Net Income (Loss)), as determined in accordance with GAAP, all as determined on a consolidated basis for the Consolidated Companies, minus (B) the sum of (i) Capital Expenditures for such fiscal year, (ii) the amount by which Adjusted Working Capital as determined on the last day of such fiscal year exceeds (or minus the amount by which such Adjusted Working Capital is less than) Adjusted Working Capital as determined on the last day of the preceding fiscal year (such changes in Adjusted Working Capital caused by currency fluctuations to be calculated in accordance with FASB-52), (iii) required principal payments on the Term Loans pursuant to Section 2.02(b), and required principal payments on the 1997 Term Loans pursuant to Section 2.02(b) of the 1997 Term Loan Agreement, during such fiscal year,
(iv) regularly scheduled principal payments on other Indebtedness of the Consolidated Companies as permitted under Section 9.01 during such fiscal year, and (v) the total amount of regularly scheduled cash dividends with respect to capital stock paid by Interface during such fiscal year as permitted under Section 9.04.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

               "Existing Shareholder Group" shall mean (i) for so long as Ray C. Anderson shall be living and is performing the duties of chairman of Interface, Ray C. Anderson and each other party to the Class B Shareholders' Agreement, Daniel T. Hendrix, Charles R. Eitel, and Brian
L. DeMoura, and (ii) at all times thereafter, the individuals listed on
Schedule 10.11; provided that in the case of each individual referred to in the preceding clauses (i) and (ii), for purposes of this definition the reference to such individual shall be deemed to include the members of such individual's immediate family, such individual's estate, and any trusts established by such individual (whether inter vivos or testamentary) for the benefit of members of such individual's immediate family.



               "FASB-52" shall mean Financial Accounting Standards Board Statement No. 52, as in effect on the date of this Agreement, specifying applicable accounting principles with respect to translation of foreign currencies.

               "FCB Account" shall mean, with respect to Advances made in each Currency other than Dollars under the Multicurrency Loan Commitment, the account maintained by the Multicurrency Agent for disbursements to, and payments from, the respective Borrower in such Currency, as more particularly described on Schedule 4.01.

               "FC Bank" shall mean, for each FCB Account, the bank at which such FCB Account shall be maintained, as more particularly described on Schedule 4.01.

               "Facility" or "Facilities" shall mean the credit facili-ties made available to the Borrowers pursuant to the Term Loan Commitments, the Domestic Syndicated Loan Commitments, the Domestic Swing Line Commitment, the Domestic Bid Rate Facility, the Multicurrency Syndicated Loan Commitments, the Multicurrency Swing Line Commitment, or the Multicurrency Bid Rate Facility, as the context may indicate.

               "Federal Funds Rate" shall mean for any period, a fluc-tuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Domestic Agent from three Federal funds brokers of recognized standing selected by the Domestic Agent.

               "FNBC Currency Contract" shall mean the Interest Rate and Currency Exchange Agreement dated as of June 30, 1992, between Heuga Nederland B.V. (now Scherpenzeel B.V.) and The First National Bank of Chicago (acting through its London Branch), together with all exhibits and schedules thereto and all confirmations of transactions executed thereunder, as amended by the Amendment to Interest Rate and Currency Exchange Agreement dated as of January 9, 1995, and as the same have been and hereafter may be amended, restated or supplemented from time to time.

               "Fixed CD Rate" shall mean, with respect to each Interest Period for a CD Rate Advance, the sum of (i) the rate obtained by dividing (x) the Certificate of Deposit Rate for such Interest Period by
(y) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserve requirements as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable during such Interest Period to new nonpersonal time deposits in the United States in an amount equal to or in excess of $100,000 with a maturity comparable to such Interest Period of any member bank of the Federal Reserve System, plus (ii) the then daily net annual assessment rate as estimated by the Domestic Agent for determining the then current annual assessment payable to the Federal Deposit Insurance Corporation for insuring time deposits of the Domestic Agent in the United States.

               "Fixed Rate Advance" shall mean a CD Rate Advance, Euro Advance, Domestic Bid Rate Advance, Multicurrency Bid Rate Advance and, to the extent quoted to and accepted by a Borrower on the basis of a fixed rate of interest for a specified Interest Period pursuant to
Section 3.05 or 4.05, a Domestic Transaction Rate Advance or Multicurrency Transaction Rate Advance.


               "Foreign Plan" shall mean any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any Foreign Subsidiary which, under applicable local law, is required to be funded through a trust or other funding vehicle.

               "Foreign Subsidiary" shall mean each Consolidated Company that is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

               "Funded Debt" shall mean all Indebtedness for money bor-rowed, Indebtedness evidenced or secured by purchase money Liens, capitalized leases, conditional sales contracts and similar title retention debt instruments, and Indebtedness evidenced by bonds, debentures, notes or other similar instruments, including all current maturities of such Indebtedness. The calculation of Funded Debt shall include all Funded Debt of the Consolidated Companies, plus (i) all Funded Debt of other Persons to the extent guaranteed by a Consolidated Company, to the extent supported by a letter of credit issued for the account of a Consolidated Company, or as to which and to the extent which a Consolidated Company or its assets otherwise have become liable for payment thereof, (ii) the aggregate outstanding "Investment" of the purchasers pursuant to the Receivables Sale Agreements, (iii) the aggregate outstanding "Investment" of the purchasers pursuant to the Receivables Backup Purchase Agreements plus (without duplication)
(iv) any other amounts due and owing to the Bank Purchasers pursuant to the Receivables Backup Purchase Agreements.

               "Funded Debt Coverage Ratio" shall mean, as of the last day of any fiscal quarter of Interface, the ratio of (A) Funded Debt as of such day, to (B) the sum of Consolidated EBITDA for the fiscal quarter then ending and the immediately preceding three fiscal quarters.

               "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

               "Guarantors" shall mean, collectively, Interface, Interface Interior Fabrics, Inc. (formerly Guilford of Maine, Inc.), Guilford (Delaware), Inc., Interface Flooring Systems, Inc., Rockland React-Rite Inc., Interface Research Corporation, Interface Europe, Inc., Pandel, Inc., Interface Asia-Pacific, Inc., Bentley, Prince Street, Intek, Inc., Toltec Fabrics, Inc., Interface Architectural Resources, Inc. (formerly C-Tec, Inc.), Flooring Consultants, Inc., Lasher/White Carpet Company, Inc., B. Shehadi & Sons, Inc., the 1996 Reorganization Credit Parties, and all other Material Subsidiaries (other than Interface
SPC) that are not Foreign Subsidiaries, and their respective successors and permitted assigns.

               "Guaranty" shall mean any contractual obligation, con-tingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase,


repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

               "Guaranty Agreements" shall mean, collectively, the Amended and Restated Interface Guaranty Agreement and the Amended and Restated Subsidiary Guaranty Agreement executed by the Guarantors in favor of the Lenders and the Co-Agents, substantially in the form of Exhibits D-1 and D-2, respectively, as the same may be amended, restated or supplemented from time to time.

               "Hazardous Substances" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986.

               "Heuga Entities" shall mean Interface Europe B.V. (for-merly Interface Heuga B.V.) and all Subsidiaries of Interface Europe B.V.

               "IRB Collateral Documents" shall mean, collectively, the mortgages, deeds of trust, deeds to secure debt, assignments of leases, security agreements, pledge agreements, and other security and collateral documents securing the obligations of any L/C Account Parties in respect of Letters of Credit issued by the L/C Issuer for the account of such parties in support of industrial development revenue bonds.

               "Indebtedness" of any Person shall mean, without dupli-cation (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments);
(ii) all rental obligations under leases required to be capitalized under GAAP; (iii) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit);
(iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; (v) obligations or other liabilities under Currency Contracts, Interest Rate Contracts, or similar agreements or combinations thereof; and (vi) Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based on, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

               "Indemnity Agreement" shall mean the Second Supplemental Indemnification Agreement executed by Interface in favor of the Lenders and the Co-Agents, substantially in the form of Exhibit U, as the same may be amended, restated, or supplemented from time to time.


               "Intercompany Loan Documents" shall mean, collectively, the promissory notes and all related loan, subordination, and other agreements relating in any manner to the Intercompany Loans.

               "Intercompany Loans" shall mean, collectively, (i) the loans more particularly described on Schedule 7.20 and (ii) those loans or other extensions of credit made by any Consolidated Company to another Consolidated Company satisfying the terms and conditions set forth in
Section 9.01(h) or as may otherwise be approved in writing by the Co-Agents; provided that, the advances made pursuant to the Receivables Subordinated Notes shall not constitute Intercompany Loans.

               "Interest Coverage Ratio" shall mean the ratio of Con-solidated EBITA to Consolidated Interest Expense.

               "Interest Period" shall have the meaning set forth in
Section 5.04.

               "Interest Rate Contracts" shall mean any forward con-tracts, futures contracts, interest rate exchange agreements, interest rate cap agreements, interest rate collar agreements, and other similar agreements and arrangements entered into by any Consolidated Company designed to protect any Consolidated Company against fluctuations in interest rates.

               "Interface" shall mean Interface, Inc., a Georgia corpo-ration, its successors and permitted assigns.

               "Interface SPC" shall mean Interface Securitization Corporation, a Delaware corporation, the Consolidated Company organized as a special purpose corporation (i) to acquire accounts receivable from other Consolidated Companies pursuant to the Receivables Transfer Agreements, (ii) to sell such accounts receivable (or undivided ownership interests therein) to SPARCC or CIBC pursuant to the Receivables Sale Agreements, and (iii) under certain circumstances, to sell such accounts receivable (or undivided ownership interests therein) to the Bank Purchasers pursuant to the Receivables Backup Purchase Agreements, and such Consolidated Company's successors and permitted assigns.

               "Interface Control Debt" shall mean, at any time, debt of Interface for borrowed money in an aggregate principal amount outstanding at such time in excess of $10,000,000 which is subject to Change in Control Provisions, excluding debt of Interface arising under this Agreement or the 1997 Term Loan Agreement or any Guaranty or Security Document of Interface delivered pursuant to this Agreement or the 1997 Term Loan Agreement.

               "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

               "Invitation for Domestic Bid Rate Quote" shall mean an invitation from Interface to each of the Domestic Syndicated Lenders to submit Domestic Bid Rate Quotes offering to make Domestic Bid Rate Loans,




substantially in the form of Exhibit P hereto and transmitted by the Domestic Agent in accordance with Section 3.06(c)(2).

               "Invitation for Multicurrency Bid Rate Quote" shall mean an invitation from or on behalf of a Multicurrency Borrower to each of the Multicurrency Syndicated Lenders to submit Multicurrency Bid Rate Quotes offering to make Multicurrency Bid Rate Loans, substantially in the form of Exhibit S hereto and transmitted by the Multicurrency Agent in accordance with Section 4.06(c)(2).

               "L/C Account Party" shall mean any Consolidated Company for whose account a Letter of Credit has been issued pursuant to the Letter of Credit Agreement.

               "L/C Cash Collateral Account" shall mean the cash col-lateral account established pursuant to the L/C Cash Collateral
Assignment (and designated thereunder as the L/C Cash Collateral Account) in favor of the Collateral Agent.

               "L/C Cash Collateral Assignment" shall mean the Amended and Restated L/C Cash Collateral Assignment Agreement among those Consolidated Companies that are parties to the Letter of Credit Agreement and the Collateral Agent, substantially in the form of Exhibit W, as the same may hereafter be further amended, restated or supplemented from time to time.

               "L/C Exposure" shall mean, for each Lender, and with respect to all Letters of Credit as to which it was a Participating Lender, the sum, for all such Letters of Credit, of the product of (i) the L/C Outstandings for each Letter of Credit, multiplied by (ii) such Lender's applicable L/C Pro Rata Share for such Letter of Credit.

               "L/C Issuer" shall mean SunTrust Bank, Atlanta, a Georgia banking corporation, and each other issuer of a Letter of Credit pursuant to the Letter of Credit Agreement, and their respective successors and assigns.

               "L/C Outstandings" shall mean, as at any date of deter-mination with respect to an outstanding Letter of Credit, the sum of (i) the maximum aggregate amount which at such date of determination is available to be drawn (assuming conditions for drawing thereunder have been met) under such Letter of Credit then outstanding, plus (ii) the aggregate amount of all drawings under such Letter of Credit and honored by the L/C Issuer not theretofore reimbursed by or on behalf of the L/C Account Party.

               "L/C Pro Rata Share" shall mean, at any time, for each Participating Lender in respect of a Letter of Credit, the percentage designated in the Letter of Credit Agreement as such Lender's L/C Pro Rata Share under the name of such Lender on the respective signature page for such Lender, in each case as such L/C Pro Rata Share may have been adjusted pursuant to the terms of the Letter of Credit Agreement as of the date of issuance of such Letter of Credit.

               "L/C Subcommitment" shall mean, at any time for any Domestic Revolving Lender, the amount of the Letter of Credit Subcommitment set forth opposite such Domestic Syndicated Lender's name on the signature page of the Letter of Credit Agreement, as the same may be adjusted from time to time pursuant to the terms of the Letter of Credit Agreement.



               "Lender" or "Lenders" shall mean STBA, FNBC, the other banks and lending institutions listed on the signature pages hereof, and each assignee thereof, if any, pursuant to Section 12.06(c).

               "Lending Office" shall mean for each Lender the office such Lender may designate in writing from time to time to the Borrowers and the Co-Agents with respect to each Type of Loan.

               "Letter of Credit" shall mean any letter of credit issued by the L/C Issuer for the account of an L/C Account Party pursuant to the Letter of Credit Agreement, as the same may be amended, extended or re-issued from time to time.

               "Letter of Credit Agreement" shall mean the Amended and Restated Letter of Credit Agreement among Interface, Interface Interior Fabrics, Inc. (formerly Guilford of Maine, Inc.), Interface Flooring Systems, Inc., Bentley, Prince Street, Pandel, Inc., Interface Research Corporation, Rockland React-Rite, Inc., Interface Architectural Resources, Inc. (formerly C-Tec, Inc.), SunTrust Bank, Atlanta, as L/C Issuer, the Domestic Syndicated Lenders, the Domestic Agent, and the Col-lateral Agent, substantially in the form of Exhibit V, as the same may hereafter be further amended, restated or supplemented from time to time.

               "Leverage Ratio" shall mean the ratio, expressed as a percentage, of Funded Debt to Total Capitalization for the Consolidated Companies.

               "LIBOR" shall mean, for any applicable Interest Period:

                   (i) with respect to Eurodollar Advances under the Domestic Syndicated Loan Commitments or the Term Loans, the offered rate for deposits in Dollars, for a period comparable to the Interest Period and in an amount comparable to the Domestic Agent's portion of such Advances, appearing on Telerate Page 3750 as of 11:00 A.M. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period. If two or more of such rates appear on Telerate Page 3750, the rate shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from Telerate Page 3750 for any reason, then such rate shall be determined by the Domestic Agent from the Reuters Screen LIBO Page or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Domestic Agent to Interface and the other Lenders;

                  (ii) with respect to Eurocurrency Advances under the Multicurrency Syndicated Loan Commitments, the offered rate for deposits in the applicable Currency, for a period comparable to the Interest Period and in an amount comparable to the Multicurrency Agent's portion of such Advances, appearing on Telerate Page 3750 as of 11:00 A.M. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period. If the foregoing rate is unavailable from Telerate for any reason, then such rate shall be determined by the Multicurrency Agent from any other interest rate reporting service of recognized standing designated in writing by the Multicurrency Agent to Interface and the other Lenders;



in any such case rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple.

           "Lien" shall mean any mortgage, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

          "Loans" shall mean, collectively, the Term Loans, the Domestic Syndicated Loans, the Domestic Swing Line Loans, the Domestic Bid Rate Loans, the Multicurrency Syndicated Loans, the Multicurrency Swing Line Loans, and the Multicurrency Bid Rate Loans.

          "Margin Regulations" shall mean Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

          "Material Company" shall mean (i) Interface, (ii) each Material Subsidiary, and (iii) each joint venture, general partnership, association, or other business entity in which one or more of the Consolidated Companies is a general partner, party, or member, and as to which such Consolidated Company or Companies has become liable, either by agreement, by operation of law, or otherwise, for obligations and liabilities thereof in an aggregate amount greater than $10,000,000.

          "Material Subsidiary" shall mean (i) each Credit Party other than Interface, (ii) each other Consolidated Company listed in the definition of the term "Pledged Stock" in this Section 1.01, but excluding Guilford of Maine (Canada), Inc., Interface Heuga Singapore Pte Ltd., Interface Heuga Hong Kong Ltd., and Interface Heuga Australia Pty Ltd., and (iii) each other Subsidiary of Interface, now existing or hereafter established or acquired, that at any time prior to the Term Loan Final Maturity Date or Revolver/Multicurrency Maturity Date (whichever is last to occur), has or acquires total assets in excess of $10,000,000, or that holds any assets material to the operations or business of another Material Subsidiary (including, without limitation, each of Guilford of Maine (U.K.) Ltd., Guilford of Maine (Canada), Inc., Interface Heuga Singapore Pte Ltd., Interface Heuga Hong Kong Ltd., and Interface Heuga Australia Pty Ltd., at such time, if any, as any of them acquires total assets in excess of $10,000,000 or holds such material assets).

          "Materially Adverse Effect" shall mean any materially adverse change in (i) the business, results of operations, financial condition, assets or prospects of the Consolidated Companies, taken as a whole, or
(ii) the ability of Interface to perform its respective obligations under the Credit Documents.

          "Multicurrency Agent" shall mean FNBC, acting in the manner and to the extent described in Article XI, and any successor multicurrency agent appointed from time to time pursuant to Article XI hereof.

          "Multicurrency Bid Rate" shall mean the rate of interest specified by a Multicurrency Syndicated Lender in its Multicurrency Bid Rate Quote as provided in Section 4.06(c)(3).

          "Multicurrency Bid Rate Acceptance Notice" shall mean the notice given by or on behalf of a Multicurrency Borrower to the Multicurrency Agent accepting one or more Multicurrency Bid Rate Quotes as provided in Section 4.06(c)(5).


          "Multicurrency Bid Rate Advance" shall mean a Borrowing in U.S. Dollars pursuant to Section 4.06 consisting of the aggregate amount of one or more Multicurrency Bid Rate Loans made by one or more of the Multicurrency Syndicated Lenders to the same Borrower at the same time, on the same interest rate basis, and for the same Interest Period.

          "Multicurrency Bid Rate Borrowing" shall mean a Borrowing in U.S. Dollars consisting or to consist of a Multicurrency Bid Rate
Advance.

          "Multicurrency Bid Rate Facility" shall mean the credit facility being made available by the Multicurrency Syndicated Lenders to the Multicurrency Borrowers as described in Section 4.06(a).

          "Multicurrency Bid Rate Lender" shall mean a Multicurrency Syndicated Lender making one or more Multicurrency Bid Rate Loans pursuant to Section 4.06.

          "Multicurrency Bid Rate Loans" shall mean, collectively, the loans made to the Multicurrency Borrowers by the Multicurrency Bid Rate Lenders pursuant to Section 4.06.

          "Multicurrency Bid Rate Note" shall mean the promissory notes evidencing the Multicurrency Bid Rate Loans in the form attached hereto as Exhibit N and duly completed in accordance with the terms hereof.

          "Multicurrency Bid Rate Quote" shall mean an offer or offers by a Multicurrency Syndicated Lender to make one or more Multicurrency Bid Rate Loans to a Multicurrency Borrower substantially in the form of Exhibit T hereto completed and delivered by such Multicurrency Syndicated Lender to the Multicurrency Agent in accordance with Section 4.06(c)(3).

          "Multicurrency Bid Rate Quote Request" shall mean a request transmitted by or on behalf of a Multicurrency Borrower to the Multicurrency Agent for offers from the Multicurrency Syndicated Lenders to make Multicurrency Bid Rate Loans substantially in the form of Exhibit R hereto completed and delivered to the Domestic Agent in accordance with
Section 4.06(c)(1).

          "Multicurrency Borrowers" shall mean, collectively, Interface, Europe B.V. and Europe Limited.

          "Multicurrency Revolving Loans" shall mean, collectively, all Multicurrency Syndicated Loans, Multicurrency Swing Line Loans, and Multicurrency Bid Rate Loans.

          "Multicurrency Swing Line Advance" shall mean a Borrowing in U.S. Dollars pursuant to Section 4.05 consisting of a Multicurrency Swing Line Loan (which may be made either as a Base Rate Advance or as a Multicurrency Transaction Rate Advance) made by the Multicurrency Swing Line Lender to a Multicurrency Borrower on the same date and interest rate basis and, if made as a Fixed Rate Advance, for the same Interest Period.

          "Multicurrency Swing Line Borrowing" shall mean a Borrowing in U.S. Dollars consisting or to consist of a Multicurrency Swing Line Advance.

          "Multicurrency Swing Line Borrowing Notice" shall mean the notice given by or on behalf of a Multicurrency Borrower to the Multicurrency Agent requesting a Multicurrency Swing Line Advance as provided in Section 4.05(c).

          "Multicurrency Swing Line Commitment" shall mean the commitment of the Multicurrency Swing Line Lender to make Multicurrency Swing Line Loans in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

          "Multicurrency Swing Line Loans" shall mean, collectively, the loans made to the Multicurrency Borrowers by the Multicurrency Swing Line Lender pursuant to Section 4.05.

          "Multicurrency Swing Line Notes" shall mean the promissory notes evidencing the Multicurrency Swing Line Loans substantially in the form of Exhibits M-1, M-2, and M-3 and duly completed in accordance with the terms hereof.

          "Multicurrency Syndicated Advance" shall mean a Borrowing pursuant to Section 4.02 consisting of the aggregate amount of Multicurrency Syndicated Loans made by the Multicurrency Syndicated Lenders to a Multicurrency Borrower at the same time, on the same interest rate basis and, if made as a Fixed Rate Advance, for the same Interest Period.

          "Multicurrency Syndicated Borrowing" shall mean a Borrowing consisting or to consist of a Multicurrency Syndicated Advance.

          "Multicurrency Syndicated Borrowing Notice" shall mean the notice given by or on behalf of a Multicurrency Borrower to the Multicurrency Agent requesting one or more Multicurrency Syndicated Advances as provided in Section 4.02(c).

          "Multicurrency Syndicated Facility" shall mean the credit facility made available by the Multicurrency Syndicated Lenders to the Multicurrency Borrowers as described in Section 4.02(a).

          "Multicurrency Syndicated Lenders" shall mean, collectively, the Lenders extending the Multicurrency Syndicated Loan Commitments to the Multicurrency Borrowers pursuant to Section 4.02(a).

          "Multicurrency Syndicated Loan Commitments" shall mean, at any time for any Multicurrency Syndicated Lender, the amount of such commitment set forth opposite such Multicurrency Syndicated Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to
Section 4.03, any assignment thereof pursuant to Section 12.06, or any amendment thereof pursuant to Section 12.02.

          "Multicurrency Syndicated Loans" shall mean, collectively, the loans made to a Multicurrency Borrower by the Multicurrency Syndicated Lenders pursuant to Section 4.02.

          "Multicurrency Syndicated Notes" shall mean, collectively, the promissory notes evidencing the Multicurrency Syndicated Loans in the forms attached hereto as Exhibits C-1, C-2 and C-3, duly completed in accordance with the terms hereof.

          "Multicurrency Transaction Rate" shall mean the rate of interest specified by the Multicurrency Swing Line Lender to a Multicurrency Borrower, or to Interface on behalf of a Multicurrency Borrower, as the case may be, as being applicable to a Multicurrency Swing Line Loan requested by or on behalf of a Multicurrency Borrower pursuant to Section 4.05(c).

          "Multicurrency Transaction Rate Advance" shall mean an Advance made or outstanding as a Multicurrency Swing Line Loan bearing interest


based on the Multicurrency Transaction Rate as provided in Section
5.03(b)(iii).

          "Multicurrency Transaction Rate Quote" shall mean an offer by the Multicurrency Swing Line Lender to make a Multicurrency Swing Line Loan to Interface, Scherpenzeel B.V. or Europe Limited at the
Multicurrency Transaction Rate specified therein for the Interest Period to be applicable to the Multicurrency Swing Line Loan as specified therein, pursuant to Section 4.05(c).

          "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

          "Net Proceeds" shall mean, with respect to any Asset Sale, all cash, including (i) cash receivables (when received) by way of deferred payment pursuant to a promissory note, a receivable or otherwise (other than interest payable thereon), and (ii) with respect to Asset Sales resulting from the loss, damage, destruction or taking of property, the proceeds of insurance settlements and condemnation awards (other than the portion of the proceeds of such settlements and such awards that are used to repair, replace, improve or restore the item of property in respect of which such settlement or award was paid provided that the recipient of such proceeds enters into a binding contractual obligation to effect such repair, replacement, improvement or restoration within eighteen (18) months of such loss, damage or destruction and completes such repair, replacement, improvement or restoration within thirty-six (36) months of such loss, damage, destruction or taking) as and when received in cash, in either case, received by any Consolidated Company as a result of or in connection with such transaction, net of reasonable sale expenses, fees and commissions incurred, and taxes paid or expected to be payable within the succeeding 36-month period in connection therewith, and net of any payment required to be made with respect to the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) secured by a Lien (to the extent permitted by Section 9.02) upon the asset sold in such Asset Sale.

          "1996 Reorganization Credit Parties" shall mean, collectively, Guilford of Maine, Inc., a Nevada corporation, Guilford of Maine Finishing Services, Inc., a Nevada corporation, Guilford of Maine Decorative Fabrics, Inc., a Nevada corporation, Guilford of Maine Marketing Co., a Nevada corporation, Intek Marketing Co., a Nevada corporation, Interface Holding Company, a Nevada corporation, Interface Americas, Inc., a Georgia corporation, Interface Americas Services, Inc., a Georgia corporation, Interface Specialty Resources, Inc., a Nevada corporation, Re:Source Americas Enterprises, Inc., a Georgia corporation, Interface Royalty Company, a Nevada corporation, Interface Licensing Company, a Nevada corporation, Prince Street Royalty Company, a Nevada corporation, Bentley Royalty Company, a Nevada corporation, Superior/Reiser Flooring Resources, Inc., a Texas corporation, Quaker City International, Inc., a Pennsylvania corporation, Commercial Flooring Systems, Inc., a Pennsylvania corporation, Congress Flooring Corp., a Massachusetts corporation, and their respective successors and permitted assigns.

          "1996 Reorganization Transactions" shall mean those transactions more particularly described on Schedule 1.01 attached hereto and by this reference made a part hereof.

          "1997 Term Lenders" shall mean the banks and other financial institutions listed on the signature pages of the 1997 Term Loan
Agreement, their successors and assigns, and each other bank and financial institution that becomes a party thereto.

          "1997 Term Loan Agreement" shall mean the Term Loan Agreement dated as of June 25, 1997, among Interface, SunTrust Bank, Atlanta, as Administrative Agent and Collateral Agent, FNBC, as Syndication Agent, and the 1997 Term Lenders, as the same may be amended, restated, or supplemented from time to time, pursuant to which the 1997 Term Loans shall be made to Interface.

          "1997 Term Loans" shall mean, collectively, the term loans in an aggregate principal amount of $75,000,000 made to Interface by the 1997 Term Lenders pursuant to the terms of the 1997 Term Loan Agreement.

          "Notes" shall mean, collectively, the Term Notes, the Domestic Syndicated Notes, the Domestic Swing Line Note, the Domestic Bid Rate Notes, the Multicurrency Syndicated Notes, the Multicurrency Swing Line Notes, and the Multicurrency Bid Rate Notes.

          "Notice of Domestic Conversion/Continuation" shall mean the notice given by Interface to the Domestic Agent in respect of the conversion or continuation of an outstanding Domestic Syndicated
Borrowing as provided in Section 3.02(e).

          "Notice of Multicurrency Conversion/Continuation" shall mean a notice given by or on behalf of a Multicurrency Borrower in respect of the conversion or continuation of an outstanding Multicurrency Syndicated Borrowing pursuant to Section 4.02(e).

          "Notice of Term Loan Conversion/Continuation" shall mean a notice given by Interface to the Domestic Agent in respect of the conversion or continuation of an outstanding portion of the Term Loans pursuant to Section 2.01(c).

          "Obligations" shall mean all amounts owing to any Co-Agent, Lender, L/C Issuer, or Collateral Agent pursuant to the terms of this Agreement, the Letter of Credit Agreement, or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renew-als, extensions, modifications or refinancings thereof.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

          "Participating Lender" shall have the meaning specified for such term in the Letter of Credit Agreement.

          "Payment Office" shall mean (i) with respect to payments of principal and interest relating to Multicurrency Syndicated Loans out-standing in Currencies other than Dollars, the respective FCB Accounts designated for such Currencies, (ii) with respect to payments of all other principal, interest, fees or other amounts relating to the Multicurrency Syndicated Loans, Multicurrency Swing Line Loans, and Multicurrency Bid Rate Loans, the office specified as the "Payment Office" for the Multicurrency Agent on the signature page of the Multicurrency Agent, or such other location as to which the Multicurrency Agent shall have given written notice to the Borrowers and its Co-Agent, and (iii) with respect to payments of principal, interest, fees or other amounts relating to the Domestic Revolving Loans, Domestic Bid Rate Loans, the Term Loans, and all other Obligations not described in the preceding clauses (i) and (ii), the office specified as the "Payment



Office" for the Domestic Agent on the signature page of the Domestic Agent, or such other location as to which the Domestic Agent shall have given written notice to Interface and its Co-Agent.

          "Permitted Liens" shall mean those Liens expressly permitted by
Section 9.02.

          "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

          "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitaliza-tion, accident, sickness, disability, or life insurance benefits, but shall exclude any Foreign Plan.

          "Pledge Agreements" shall mean, collectively, that certain Consolidated Amended and Restated Pledge and Security Agreement, that certain Amended and Restated Agreement of Pledge, and that certain Amended and Restated Deed of Pledge, executed in favor of the Collateral Agent, substantially in the forms of Exhibits E-1 through E-3 and the Pledge and Security Agreement executed by Interface Asia-Pacific, Inc., being amended by that certain 1997 Amendment to Pledge and Security Agreement substantially in the form of Exhibit E-4, in each case providing for the grant of first priority Liens on the Pledged Stock, as the same may be further supplemented, amended or restated from time to time.

          "Pledged Stock" shall mean, collectively, (i) all issued and outstanding capital stock, together with all warrants, stock options, and other purchase and conversion rights with respect to such capital stock, of each of Interface Interior Fabrics, Inc. (formerly Guilford of Maine, Inc.), Guilford (Delaware) Inc., Interface Flooring Systems, Inc., Interface Research Corporation, Rockland React-Rite, Inc., Pandel, Inc., Interface Europe, Inc., Interface Asia-Pacific, Inc., Bentley, Prince Street, Intek, Inc., Toltec Fabrics, Inc., Interface Architectural Resources, Inc. (formerly C-Tec, Inc.), Flooring Consultants, Inc., Lasher/White Carpet Company, Inc., B. Shehadi & Sons, Inc., the 1996 Reorganization Credit Parties, and all other Material Subsidiaries of Interface organized in the United States, and (ii) 66% of all issued and outstanding capital stock, together with 66% of all warrants, stock options, and other purchase and conversion rights with respect to such capital stock, of Europe Limited, Interface Europe B.V., Interface Heuga Singapore Pte Ltd., Guilford of Maine (Canada), Inc., Interface Flooring Systems (Canada), Inc., Interface Heuga Hong Kong Ltd., Interface Heuga Australia Pty Limited, and all other Material Subsidiaries that are Foreign Subsidiaries directly owned by Interface and/or one or more other Subsidiaries organized in the United States.

          "Prince Street" shall mean Prince Street Technologies, Ltd., a Georgia corporation.

          "Prince Street Acquisition" shall mean the acquisition by Interface of Prince Street through the consummation of the transactions described in the Prince Street Acquisition Agreement.



          "Prince Street Acquisition Agreement" shall mean the
Acquisition Agreement dated as of December 3, 1993, among Interface, Robert S. Weiner, Randall J. Hatch, Nancy O'Donnell, John O'Donnell, Jacqueline A. Colando, Traccton Corp., Prince Street Holding Company, Steven C. Andrade, and Robert D. Williams, as amended.

          "Pro Rata Share" shall mean, with respect to each of the Domestic Syndicated Loan Commitments (including, without limitation the L/C Subcommitments) and Multicurrency Syndicated Loan Commitments of each Domestic Syndicated Lender or Multicurrency Syndicated Lender, as the case may be, and each Loan to be made by and each payment (including, without limitation, any payment of principal, Letter of Credit reimbursement obligation, interest or fees) to be made to each such Lender, the percentage designated as such Lender's Pro Rata Share of such Commitments, such Loans or such payments, as applicable, set forth under the name of such Lender on the respective signature page for such Lender, in each case as such Pro Rata Share may change from time to time as a result of assignments, amendments, or reductions made pursuant to this Agreement.

          "Receivables Backup Purchase Agreements" shall mean the agreements among Interface SPC, as seller, Interface, as collection agent, and the Bank Purchasers, as purchasers, providing for the sale by Interface SPC, and the purchase by the Bank Purchasers, of accounts receivable (or undivided ownership interests therein) originated by certain of the Consolidated Companies, as in effect on December 31, 1996, and as the same may be amended, restated or supplemented from time to time.

          "Receivables Sale Agreements" shall mean the agreements among Interface SPC, as seller, Interface, as collection agent, SPARCC, as purchaser, and CIBC, as servicing agent, providing for the sale by Interface SPC, and the purchase by SPARCC, of accounts receivable (or undivided ownership interests therein) originated by certain of the Consolidated Companies.

          "Receivables Subordinated Notes" shall mean any and all subordinated notes executed by Interface SPC from time to time in favor of Interface and evidencing advances made from time to time by Interface to Interface SPC in connection with, and pursuant to the terms of, the Accounts Receivable Facilities, provided that, the aggregate outstanding principal balance of such notes shall not at any time exceed $40,000,000.

          "Receivables Transfer Agreements" shall mean, collectively, the agreement(s) between certain of the Consolidated Companies, as originators, and Interface SPC, as purchaser, providing for the sale by such Consolidated Companies, and the purchase by Interface SPC, of accounts receivable originated by such Consolidated Companies.

          "Redeemable Capital Stock" shall mean any shares of any class or series of capital stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Term Loan Final Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Term Loan Final Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Term Loan Final Maturity Date.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.



          "Required Lenders" shall mean at any time Lenders holding at least 66-2/3% of the then aggregate amount of the Domestic Syndicated Loan Commitments, Multicurrency Syndicated Loan Commitments and Term Loans; provided, however, that in connection with any proposed amendment or waiver of any of the following provisions, "Required Lenders" shall mean both the Lenders holding at least 66-2/3% of the then aggregate amount of the Domestic Syndicated Commitments, Multicurrency Syndicated Loan Commitments, and Term Loans, and Multicurrency Syndicated Lenders holding at least 66-2/3% of the then aggregate amount of the Multicurrency Syndicated Loan Commitments: (i) Article IV,
(ii) Section 5.03(b), Section 5.07(b)(v) and (viii), and Section 5.13, or
(iii) the definitions of the terms Currency, Payment Office, FCB Account or FC Bank.

          "Required Multicurrency Syndicated Lenders" shall have the meaning provided in Section 12.02.

          "Requirement of Law" for any person shall mean the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Reuters Screen" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

           Revolver/ Multicurrency Maturity Date shall mean the earlier of (i) December 31, 2001, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article X.

          "SPARCC" shall mean Special Purpose Accounts Receivable
Cooperative Corporation, its successors and permitted assigns.

          "Security Documents" shall mean, collectively, the Guaranty Agreements, the Pledge Agreements, the L/C Cash Collateral Assignment, the IRB Collateral Documents, the Indemnity Agreement, and each other guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document guaranteeing or securing the Obligations, as the same may be amended, restated, or supplemented from time to time.

          "Senior Funded Debt" shall mean Funded Debt minus Subordinated
Debt.

          "Senior Subordinated Notes" shall mean, collectively, the unsecured Senior Subordinated Notes Due 2005 issued by Interface, and guaranteed by certain Subsidiaries of Interface, in the aggregate principal amount of $125,000,000 (plus the aggregate principal amount, if any, of such Senior Subordinated Notes issued pursuant to the underwriters' over-allotment option up to a total amount of $18,750,000), as more particularly described on the Senior Subordinated Notes Description, together with any and all "Exchange Notes" (as defined in the Senior Subordinated Notes Description) issued to holders of such Senior Subordinated Notes in exchange therefor.



          "Senior Subordinated Notes Description" shall mean the description of the Senior Subordinated Notes as set forth in Exhibit X attached hereto and by this reference made a part hereof.

          "Senior Subordinated Notes Guarantor" shall mean each
Subsidiary of Interface that is a "Guarantor" with respect to the Senior Subordinated Notes as provided in the Senior Subordinated Notes
Indenture.

          "Senior Subordinated Notes Indenture" shall mean the Indenture dated as of November 15, 1995, by and among Interface, Bentley, Guilford (Delaware), Inc., Guilford of Maine, Inc., Interface Asia-Pacific, Inc., Interface Europe, Inc., Interface Flooring Systems, Inc., Interface Research Corporation, Pandel, Inc., Prince Street, Rockland React-Rite, Inc., and First Union National Bank of Georgia, pursuant to which Interface issued its Senior Subordinated Notes, as the same has been or may hereafter be amended or supplemented from time to time.

          "Shareholders' Equity" shall mean, with respect to any Person as at any date of determination, shareholders' equity of such Person determined on a consolidated basis in conformity with GAAP.

          "Significant Subsidiary" shall have the same meaning as in Rule 1.02(v) of Regulation S-X under the Securities Act of 1933, as amended.

          "Special Adjusted LIBO Rate" shall mean the sum of (i) the rate obtained by dividing (A) Special LIBOR as in effect from time to time by
(B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D), plus
(ii) if the relevant Eurocurrency Advance is in British pounds sterling, a percentage sufficient to compensate the Multicurrency Syndicated Lenders for the cost of complying with any reserves, liquidity and/or special deposit requirements of the Bank of England directly or indirectly affecting the maintenance or funding of such Advances.

          "Special LIBOR" shall mean the rate of interest per annum as determined by the Multicurrency Agent (rounded, if necessary, to the next higher multiple of 1/16%) at which overnight or weekend deposits of the appropriate Currency (or if such amount remains unpaid for more than three Business Days, then for such other period of time not longer than three months as the Multicurrency Agent may select in its absolute discretion) for delivery in immediately available and transferable funds would be offered by the Multicurrency Agent to major banks in the London interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the Multicurrency Agent's portion of the unpaid Obligations bearing interest at such rate (or, if the Multicurrency Agent is not placing such deposits in such Currency in the London interbank market, then the Multicurrency Agent's cost of funds in such Currency for such period).

          "Subordinated Debt" shall mean (i) Indebtedness outstanding pursuant to the Senior Subordinated Notes, and (ii) other Indebtedness of Interface subordinated to all obligations of Interface or any other Credit Party arising under this Agreement, the Notes, and the Guaranty Agreements on terms and conditions satisfactory in all respects to the Co-Agents and the Required Lenders, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, as evidenced by the written approval of the Co-Agents and the Required Lenders.

          "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

          "Tax Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

          "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

          "Telerate" shall mean, when used in connection with any designated page and the Certificate of Deposit Rate or LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the Certificate of Deposit Rate or LIBOR).

          "Term Lenders" shall mean, collectively, those Lenders extending the Term Loans to Interface pursuant to Section 2.01(a).

          "Term Loan Commitment" shall mean, at any time for any Term Lender, the amount of such commitment set forth opposite such Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any repayment of the Term Loans, any assignment thereof pursuant to Section 12.06, or any amendment thereof pursuant to Section 12.02.

          "Term Loan Final Maturity Date" shall mean the earlier of (i) December 29, 2000, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article X.

          "Term Loans" shall mean, collectively, the term loans in the original aggregate principal amount of $50,000,000 made to Interface by the Term Lenders on January 9, 1995 pursuant to Section 2.01(a), to be reduced to an aggregate principal amount outstanding of $25,000,000 on the Closing Date.

          "Term Notes" shall mean, collectively, the promissory notes evidencing the Term Loans substantially in the form of Exhibit A and duly completed in accordance with the terms hereof.

          "Total Capitalization" shall mean the sum of Funded Debt and Consolidated Net Worth for the Consolidated Companies.

          "Total Commitment" shall mean, for any Lender at any time, the sum of such Lender's Term Loan Commitment, Domestic Syndicated Loan Commitment, and Multicurrency Syndicated Loan Commitment and, in the case of the Domestic Swing Line Lender or Multicurrency Swing Line Lender, as the case may be, its Domestic Swing Line Commitment or Multicurrency

Swing Line Commitment, as applicable; and "Total Commitments" shall mean, for all Lenders at any time, the sum of the Total Commitment of all Lenders.

          "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances, CD Rate Advances, Euro Advances, Domestic Bid Rate
Advances, Domestic Transaction Rate Advances, Multicurrency Bid Rate Advances, and Multicurrency Transaction Rate Advances.

          Section 1.02. Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP, except that financial records of Foreign Subsidiaries may be maintained in accordance with generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary; provided, however, that compliance with the financial covenants and calculations set forth in Section 8.09, Article IX, and elsewhere herein, and in the definitions used in such covenants and calculations, shall be calculated, made and applied in accordance with GAAP and such generally accepted accounting principles in such foreign jurisdictions, as the case may be, as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in Section 7.14 unless and until the parties enter into an agreement with respect thereto in accordance with
Section 12.13; and provided, further, that for purposes of such financial covenants and calculations, the Convertible Preferred Stock shall be considered as capital stock of Interface and not as Funded Debt.

          Section 1.03. Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

          Section 1.04. Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.



                               ARTICLE II.

                                TERM LOANS

          Section 2.01.  Amount of Term Loans; Use of Proceeds.

          (a) Subject to and upon the terms and conditions herein set forth, each Term Lender has made to Interface on January 9, 1995, a Term Loan in an amount equal to its Term Loan Commitment, such Term Loans to be repaid as set forth in Section 2.02(b). On the Closing Date, Interface agrees to repay an aggregate principal portion of the outstanding Term Loans equal to $25,000,000, together with interest accrued and unpaid thereon to the date of payment, and all compensation payments, if any are due, pursuant to Section 5.12. Such payments shall be applied as provided in Section 5.06(c) below. Interface shall not be entitled to reborrow any amounts repaid with respect to the Term Loans.

          (b) Each Term Loan shall, at the option of Interface, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances, CD Rate Advances, or Eurodollar Advances. The aggregate principal amount of each Borrowing of Term Loans consisting of CD Rate Advances or Eurodollar Advances shall be

not less than $1,000,000 or a greater integral multiple of $100,000, and the aggregate principal amount of each Borrowing of Term Loans consisting of Base Rate Advances shall not be less than $300,000 or a greater integral multiple of $100,000. At no time shall the number of Borrowings outstanding under the Term Loans exceed eight in either case; provided that, for the purpose of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings under the Term Loans comprised of Base Rate Advances shall be considered in each case as one Borrowing.

          (c) Whenever Interface desires to convert all or a portion of an outstanding Borrowing constituting a portion of the Term Loans, which Borrowing consists of Base Rate Advances, CD Rate Advances or Eurodollar Advances, into one or more Borrowings consisting of Advances of another Type, or to continue outstanding a Borrowing consisting of CD Rate Advances or Eurodollar Advances for a new Interest Period, it shall give the Domestic Agent at least two (2) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing being converted into or continued as CD Rate Advances, and at least three
(3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing to be converted into or continued as Eurodollar Advances. Such notice (a "Notice of Term Loan Conversion/Continuation") shall be given prior to 11:00 a.m. (Eastern time) on the date specified. Each such Notice of Term Loan Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation, whether the Advances are being converted into or continued as CD Rate Advances or Eurodollar Advances and (in the case of Fixed Rate Advances) the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, Interface shall have failed, or pursuant to the following sentence be unable, to deliver the Notice of Term Loan Conversion/Continuation, Interface shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Fixed Rate Advances. No conversion of any Borrowing of Fixed Rate Advances shall be permitted except on the last day of the Interest Period in respect thereof.

          Section 2.02.  Notes; Repayment of Principal.

          (a) Interface's obligations to pay the principal of, and interest on, the Term Loans to each Term Lender shall be evidenced by the records of the Domestic Agent and such Term Lender and by the respective Term Note payable to such Term Lender (or the assignor of such Term Lender) completed in conformity with this Agreement.

          (b) Interface shall repay in full all Term Loans outstanding after the Closing Date, if not sooner paid, on the Term Loan Final Maturity Date.

          Section 2.03.  Mandatory Prepayments.

          (a)  No mandatory prepayment shall be required pursuant to this
Section 2.03(a) until the aggregate amount of Asset Sales occurring after October 2, 1994 exceeds $10,000,000 (based on the Asset Values thereof, but excluding in the foregoing computation (i) Asset Sales resulting from loss, damage, destruction, or taking where the proceeds thereof are utilized so as to be excluded from the definition of Net Proceeds, and

(ii) Asset Sales occurring as a part of any sale and leaseback transactions permitted pursuant to Section 9.06). Whenever such Asset Values shall have equaled or exceeded such amount, the following prepayments shall be required to be made:

                    (i) Within ten (10) Business Days after each date on which any Consolidated Company receives any Net Proceeds as a result of or in connection with an Asset Sale by any Consolidated Company, the Term Loans outstanding under
               Section 2.01 and the 1997 Term Loans shall be prepaid on a pro rata basis by an amount equal to forty percent (40%) of such Net Proceeds (such amount being subject to adjustment pursuant to paragraph (c) of this Section 2.03) plus interest accrued and unpaid on the amount of such prepayment. If immediately prior to any Asset Sale the aggregate amount of prior Asset Sales (determined as aforesaid) is less than $10,000,000, but such Asset Sale causes the $10,000,000 threshold amount to be exceeded, then forty percent (40%) of a pro rata portion of the Net Proceeds of such Asset Sale, based upon the ratio of the amount of the Asset Value of such Asset Sale in excess of the $10,000,000 threshold to the total Asset Value of such Asset Sale, shall be applied as set forth in the preceding sentence; and

                   (ii) If, within fourteen (14) months following an Asset Sale described in the preceding clause (i), the remaining sixty percent (60%) of such Net Proceeds, or pro rata portion thereof, has neither been (x) invested in properties and assets that replace the properties and assets that were the subject of such Asset Sale, or in properties and assets that will be used in the businesses of Interface and its Subsidiaries existing on November 1, 1995 or in businesses reasonably related thereto, or
               (y) used to prepay the Term Loans outstanding under
               Section 2.01 and the 1997 Term Loans or, if the Term Loans and the 1997 Term Loans have been paid in full, to prepay the outstanding Domestic Revolving Loans and Multicurrency Revolving Loans and permanently reduce the Domestic Syndicated Loan Commitments and Multicurrency Syndicated Loan Commitments as provided in Section 3.03(b) and
               Section 4.03(c), then Interface shall promptly prepay any and all such remaining amounts (such amounts being subject to adjustment pursuant to paragraph (c) of this Section 2.03) not so invested or previously prepaid and such amounts shall be applied as provided in this Section 2.03(a) and/or in Section 3.03(b) and Section 4.03(c) with the permanent reductions in commitments as provided therein.

Notwithstanding the foregoing, if all or substantially all of the assets of any Senior Subordinated Notes Guarantor that is a Significant Subsidiary, or all of the capital stock of any Senior Subordinated Notes Guarantor that is a Significant Subsidiary, is sold (including by issuance or otherwise) by Interface or any of its Subsidiaries to any Person other than Interface or its wholly owned Subsidiaries, then the entire amount of the Net Proceeds from such transaction shall immediately be used to prepay the Term Loans and the 1997 Term Loans on a pro rata basis, or, if the Term Loans and the 1997 Term Loans have been paid in full, to prepay the outstanding Domestic Revolving Loans and Multicurrency Revolving Loans and permanently reduce the Domestic Syndicated Loan Commitments and Multicurrency Syndicated Loan Commitments as provided in Section 3.03(b) and Section 4.03(c).

          All such prepayments under this Section 2.03(a) shall be applied in each case against all remaining scheduled amortization payments on a pro rata basis, without prejudice, however, to the provisions of Section 2.03(c). Notwithstanding the limitations on reductions of the Domestic Syndicated Loan Commitments and Multicurrency Syndicated Loan Commitments in Section 3.03(b) and Section 4.03(c), respectively, any reductions in such commitments otherwise required by this Section 2.03(a) shall be made regardless of whether, after giving effect to such reductions, such commitments would be less than $135,000,000 in the aggregate.

          (b) On the date Interface delivers its annual financial statements pursuant to Section 8.07(a), but in no event later than the date that occurs one hundred twenty (120) days after the last day of each fiscal year of Interface, the Term Loans outstanding under Section 2.01 and the 1997 Term Loans shall be prepaid on a pro rata basis by an amount equal to 25% of the Excess Cash Flow, if any, for such fiscal year (such amount being subject to adjustment pursuant to paragraph (c) of this
Section 2.03) plus interest accrued and unpaid on the amount of such prepayment. Such prepayment shall be applied in each case to principal installment payments of the Term Loans and the 1997 Term Loans in the inverse order of their respective maturities, without prejudice, however, to the provisions of Section 2.03(c).

          (c) Notwithstanding the provisions of paragraphs (a) and (b) of this Section 2.03, (i) no mandatory prepayment shall be required to be made under paragraph (a) or (b) of this Section 2.03 if the amount under paragraph (a) or (b) (including any amount required to be prepaid in respect of the 1997 Term Loans) is less than $100,000 in any instance, and (ii) mandatory prepayment amounts otherwise required under said paragraphs (a) and (b) (including any amount required to be prepaid in respect of the 1997 Term Loans) shall be rounded to nearest multiple of $100,000 (such that, for example, if the portion of Net Proceeds required to be prepaid pursuant to paragraph (a) is $250,000 or more, but less than $350,000, the mandatory prepayment amount under this Section 2.03 shall equal $300,000 plus interest accrued and unpaid on such amount).

          (d) Each mandatory prepayment of Term Loans and 1997 Term Loans pursuant to this Section 2.03 shall be applied on a pro rata basis first to Base Rate Advances outstanding under each such series of Term Loans to the full extent thereof before application to Fixed Rate Advances outstanding under such series; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, in lieu of application of such prepayment to Fixed Rate Advances prior to the expiration of the respective Interest Periods with respect thereto, Interface, at its option, may execute an Escrow Letter with respect to such prepayments and deposit with the Collateral Agent funds equal to such prepayments for application in accordance with the terms of such Escrow Letter.



                               ARTICLE III.

                         DOMESTIC REVOLVING LOANS

          Section 3.01. Description of Domestic Revolving Credit Facilities. Subject to and upon the terms and conditions herein set forth (i) the Domestic Syndicated Lenders hereby establish in favor of Interface a revolving credit facility pursuant to which such Domestic Syndicated Lenders agree to make Domestic Syndicated Loans to Interface

in accordance with Section 3.02, (ii) the Domestic Swing Line Lender hereby establishes in favor of Interface a swing line credit facility pursuant to which the Domestic Swing Line Lender agrees to make Domestic Swing Line Loans to Interface in accordance with Section 3.05, and (iii) each Domestic Syndicated Lender may, in its sole discretion, submit bids to make Domestic Bid Rate Loans to Interface in accordance with Section 3.06; provided, however, that in no event may the aggregate principal amount of all outstanding Domestic Revolving Loans and the Aggregate L/C Outstandings exceed at any time the total Domestic Syndicated Loan Commitments from time to time in effect.

          Section 3.02.  Domestic Syndicated Loans.

          (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 3.01), each Domestic Syndicated Lender severally agrees to make to Interface, from time to time prior to the Revolver/Multicurrency Maturity Date, Domestic Syndicated Loans in an aggregate principal amount outstanding at any time not to exceed an amount equal to (i) such Domestic Syndicated Lender's Domestic Syndicated Loan Commitment, minus (ii) such Domestic Syndicated Lender's L/C Exposure. Interface shall be entitled to repay and reborrow Domestic Syndicated Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 3.01).

          (b) Each Domestic Syndicated Loan shall, at the option of Interface, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances, CD Rate Advances, or Eurodollar Advances. The aggregate principal amount of each Borrowing of Domestic Syndicated Loans shall be not less than $1,000,000 or a greater integral multiple of $100,000, provided that each Borrowing of Domestic Syndicated Loans comprised of Base Rate Advances shall be not less than $250,000 or a greater integral multiple of $1000, except to the extent otherwise provided with respect to Domestic Syndicated Loans made pursuant to Section 3.02(c)(2). At no time shall the total number of Borrowings outstanding under this Section 3.02 and
Section 3.06 exceed eight; provided that, for purposes of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings of Base Rate Advances under this Section 3.02 shall be considered as one Borrowing.

               (c) (1) Whenever Interface desires to make a Domestic Syndicated Borrowing (other than one resulting from a conversion or continuation pursuant to Section 3.02(e)), it shall give the Domestic Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Domestic Syndicated Borrowing (each a "Domestic Syndicated Borrowing Notice") prior to 11:00 a.m. (Eastern time) at its Payment Office (i) one Business Day prior to the requested date of such Domestic Syndicated Borrowing in the case of Base Rate Advances, (ii) two Business Days prior to the requested date of such Domestic Syndicated Borrowing in the case of CD Rate Advances, and (iii) three Business Days prior to the requested date of such Domestic Syndicated Borrowing in the case of Eurodollar Advances. Notices received after 11:00 a.m. (Eastern time) shall be deemed received on the next Business Day. Each Domestic Syndicated Borrowing Notice shall be irrevocable and shall specify the aggregate principal amount of the Domestic Syndicated Borrowing, the date of the Domestic Syndicated Borrowing (which shall be a Business Day), and whether the Domestic Syndicated Borrowing is to be made as a Base Rate Advance, CD Rate Advance or Eurodollar Advance and, in the case of a CD Rate Advance or Eurodollar Advance, the Interest Period to be applicable thereto.

               (2)  Whenever there occurs any request or demand for
          payment under any Letter of Credit by the beneficiary thereof, and Interface shall not have notified the Domestic Agent and the L/C Issuer prior to 11:00 a.m. (Eastern time) on the Business Day immediately prior to the date on which such drawing is to be honored that the L/C Account Party or Interface, on behalf of such L/C Account Party, intends to reimburse the L/C Issuer for the amount of such drawing with funds other than the proceeds of Domestic Syndicated Loans, (i) Interface shall be deemed to have given a Domestic Syndicated Borrowing Notice to the Domestic Agent requesting a Domestic Syndicated Borrowing consisting of Base Rate Loans on the date on which such drawing is to be honored in an amount equal to the amount of such drawing, and (ii) each Domestic Syndicated Lender shall, by 1:00 p.m. (Eastern time) on the date of the honoring of such drawing, make a Domestic Syndicated Loan to Interface which is a Base Rate Loan in an amount equal to the product of the amount of such drawing and such Domestic Syndicated Lender's Pro Rata Share, the proceeds of which shall be applied directly by the Domestic Agent to reimburse the L/C Issuer for the amount of such drawing (provided that, solely for purposes of such Domestic Syndicated Borrowing, the conditions precedent set forth in Section 6.03 shall not be applicable to such Domestic Syndicated Borrowing).

          (d) No later than 11:00 a.m. (Eastern time) on the date of each Domestic Syndicated Borrowing (other than one resulting from a conversion or continuation pursuant to Section 3.02(e)), each Domestic Syndicated Lender will make available its Pro Rata Share of the amount of such Domestic Syndicated Borrowing in immediately available funds at the Payment Office of the Domestic Agent. The Domestic Agent will make available to Interface the aggregate of the amounts (if any) so made available by the Domestic Syndicated Lenders to the Domestic Agent in a timely manner by crediting such amounts to Interface's demand deposit account maintained with the Domestic Agent. If any Domestic Syndicated Lender does not make such amount available to the Domestic Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Interface in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

          (e) Whenever Interface desires to convert all or a portion of an outstanding Domestic Syndicated Borrowing made as a Base Rate Advance, CD Rate Advance or Eurodollar Advance into one or more Domestic Syndicated Borrowings consisting of an Advance of another Type, or to continue outstanding a Domestic Syndicated Borrowing made as a CD Rate Advance or Eurodollar Advance for a new Interest Period, it shall give the Domestic Agent at least two (2) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Domestic Syndicated Borrowing being converted into or continued as a CD Rate Advance, and at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Domestic Syndicated Borrowing to be converted into or continued as a Eurodollar Advance. Such notice (each a "Notice of Domestic Conversion/Continuation") shall be given prior to 11:00 a.m. (Eastern time) on the date specified. Each such Notice of Domestic Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advance to be converted or continued, the date of such conversion or continuation, whether the Advance is being converted into or continued as a CD Rate Advance or Eurodollar Advance

and (in the case of a CD Rate Advance or a Eurodollar Advance) the Interest Period to be applicable thereto. If, upon the expiration of any Interest Period in respect of any Domestic Syndicated Borrowing, Interface shall have failed, or pursuant to the following sentence be unable, to deliver the Notice of Domestic Conversion/Continuation, Interface shall be deemed to have elected to convert or continue such Domestic Syndicated Borrowing to a Domestic Syndicated Borrowing made as a Base Rate Advance. So long as any Default or Event of Default shall have occurred and be continuing, no Domestic Syndicated Borrowing may be converted into or continued as (upon expiration of the current Interest Period) a Fixed Rate Advance. No conversion of any Domestic Syndicated Borrowing made as a Fixed Rate Advance shall be permitted except on the last day of the Interest Period in respect thereof.

          (f) Interface's obligations to pay the principal of, and interest on, the Domestic Syndicated Loans to each Domestic Syndicated Lender shall be evidenced by the records of the Domestic Agent and such Domestic Syndicated Lender and by the Domestic Syndicated Note payable to such Domestic Syndicated Lender (or the assignor of such Domestic Syndicated Lender) completed in conformity with this Agreement.

          (g) All outstanding principal amounts under the Domestic Syndicated Loans shall be due and payable in full on the Revolver/Multicurrency Maturity Date.

          Section 3.03.  Reductions of Domestic Syndicated Loan
Commitments.

          (a) Upon at least three Business Days' prior telephonic notice (promptly confirmed in writing) to the Domestic Agent, Interface shall have the right, without premium or penalty, to terminate the Domestic Syndicated Loan Commitments, in part or in whole, provided that (i) any such termination shall apply to proportionately and permanently reduce the Domestic Syndicated Loan Commitments of each of the Domestic Syndicated Lenders, (ii) any partial termination pursuant to this Section
3.03 shall be in an amount of at least $1,000,000 and integral multiples of $100,000, and (iii) no such reduction shall be permitted which would
(x) require a prepayment that is not permitted by Section 5.06, or (y) reduce the Domestic Syndicated Loan Commitments to an amount less than the sum of (A) the Aggregate L/C Outstandings and (B) the aggregate principal amount outstanding under the Domestic Revolving Loans.

          (b) If any mandatory prepayment shall be due with respect to the Term Loans pursuant to Section 2.03, but such prepayment cannot be applied, or an escrow for such prepayment is established as provided in
Section 2.03(d) for application, against the Term Loans, in whole or in part, because the Term Loans have been, or are then being, paid (currently or pursuant to such escrow arrangement) in full, then the Domestic Syndicated Loan Commitments and the Multicurrency Syndicated Loan Commitments shall automatically and ratably be reduced by an amount equal to such prepayment or portion thereof which cannot be so applied; provided, however, that no such reduction pursuant to this Section 3.03(b) shall be required to the extent that the Domestic Syndicated Loan Commitments and the Multicurrency Syndicated Loan Commitments would be less than $135,000,000 in the aggregate. Any such reduction of the Domestic Syndicated Loan Commitments and the Multicurrency Syndicated Loan Commitments shall apply as a proportional and permanent reduction with respect to the Domestic Syndicated Loan Commitments and the Multicurrency Syndicated Loan Commitments of each of the Domestic Syndicated Lenders and Multicurrency Syndicated Lenders, respectively.

          Section 3.04. Mandatory Prepayments of Domestic Revolving Loans. If the aggregate outstanding principal amount of the Domestic Revolving Loans and the Aggregate L/C Outstandings exceed at any time the

amount of the Domestic Syndicated Loan Commitments, as reduced pursuant to Section 3.03 or otherwise, Interface shall immediately repay the Domestic Revolving Loans by an amount equal to such excess, together with all accrued but unpaid interest on such excess amount. Each prepayment of Domestic Revolving Loans shall be applied first to Base Rate Advances to the full extent thereof before application to Fixed Rate Advances; provided, however, that so long as no Default or Event of Default has occurred and is continuing, in lieu of application of such prepayment to Fixed Rate Advances prior to the expiration of the respective Interest Periods with respect thereto, Interface, at its option, may execute an Escrow Letter with respect to such prepayment and deposit with the Collateral Agent funds equal to the amount of such prepayment for application in accordance with the terms of such Escrow Letter.

          Section 3.05.  Domestic Swing Line Loans.

          (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 3.01), the Domestic Swing Line Lender agrees to make to Interface, from time to time prior to the Revolver/Multicurrency Maturity Date, Domestic Swing Line Loans in an aggregate principal amount outstanding at any time not to exceed the Domestic Swing Line Commitment then in effect. Interface shall be entitled to repay and reborrow Domestic Swing Line Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 3.01).

          (b) Each Domestic Swing Line Loan shall, at the option of Interface, be made as a Base Rate Advance or Domestic Transaction Rate Advance. The aggregate principal amount of each Domestic Swing Line Borrowing shall be not less than $250,000 or a greater integral multiple of $1,000. At no time shall the number of Domestic Swing Line Borrowings outstanding under this Section 3.05 exceed three; provided that, for purposes of determining the number of Domestic Swing Line Borrowings outstanding, all Domestic Swing Line Borrowings consisting of Base Rate Advances shall be considered as one Domestic Swing Line Borrowing.

          (c) Whenever Interface desires to make a Domestic Swing Line Borrowing, it shall give the Domestic Swing Line Lender (with a copy to the Domestic Agent) prior written notice (or telephonic notice promptly confirmed in writing) of such Domestic Swing Line Borrowing (each a "Domestic Swing Line Borrowing Notice") prior to 10:00 a.m. (Eastern time) on the date of such Domestic Swing Line Borrowing. Each Domestic Swing Line Borrowing Notice shall specify the aggregate principal amount of the Domestic Swing Line Borrowing, the date of such Domestic Swing Line Borrowing (which shall be a Business Day), whether a Domestic Transaction Rate Quote is being requested and, if so, the Interest Period to be applicable thereto. If Interface requests a Domestic Transaction Rate Quote as aforesaid, then prior to 12:00 noon (Eastern time) on such date, the Domestic Swing Line Lender shall furnish Interface (with a copy to the Domestic Agent) with a quotation of the interest rate being offered with respect to such Domestic Swing Line Borrowing (whether expressed as a fixed rate of interest in effect for the Interest Period applicable thereto or as a floating rate of interest based on a specified interest rate index and applicable margin for the Interest Period to be applicable thereto; in either case, a "Domestic Transaction Rate Quote") by telephone (promptly confirmed in writing) or by facsimile transmission. Interface shall immediately inform the Domestic Swing Line Lender (with a copy to the Domestic Agent) of its decision as to whether to accept the Domestic Transaction Rate Quote and to confirm the Domestic Swing Line Borrowing (which may be done by telephone, promptly confirmed in writing, and which decision shall be irrevocable). If Interface has

so informed the Domestic Swing Line Lender and confirmed the terms of the Domestic Swing Line Borrowing, then no later than 2:00 p.m. (Eastern time) on such date, the Domestic Swing Line Lender shall make the principal amount of the Domestic Swing Line Loan available to the Domestic Agent in immediately available funds at the Payment Office of the Domestic Agent, and the Domestic Agent will make available to Interface such amount by crediting such amount to Interface's demand deposit account maintained with the Domestic Agent. In the event that the Domestic Swing Line Lender does not make such amount available to the Domestic Agent at the time prescribed above, but such amount is received later that day, such amount may be credited to Interface in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business
Day).

          (d) Interface's obligations to pay the principal of, and interest on, the Domestic Swing Line Loans shall be evidenced by the records of the Domestic Agent and the Domestic Swing Line Lender and by the Domestic Swing Line Note payable to the Domestic Swing Line Lender (or the assignor of such Domestic Swing Line Lender) completed in conformity with this Agreement.

          (e) The outstanding principal amount under each Domestic Swing Line Loan shall be due and payable in full (i) on the expiration of the Interest Period applicable to such Domestic Swing Line Loan if outstanding as a Domestic Transaction Rate Advance, and (ii) on the Revolver/Multicurrency Maturity Date.

          (f) At any time on the request of the Domestic Swing Line Lender, each Domestic Syndicated Lender other than the Domestic Swing Line Lender shall purchase a participating interest in all outstanding Domestic Swing Line Loans in an amount equal to its Pro Rata Share (based upon on its respective Domestic Syndicated Loan Commitment) of such Domestic Swing Line Loans, and the Domestic Swing Line Lender shall furnish each Domestic Syndicated Lender with a certificate evidencing such participating interest. Such purchase shall be made on the third Business Day after such request is made; provided, however, that unless an Event of Default has occurred and is continuing on the date such request is made, the purchase of a participating interest in any Domestic Swing Line Loan outstanding as a Domestic Transaction Rate Advance shall not be required to be made until the expiration of the current Interest Period in effect for such Domestic Swing Line Loan. On the date of such required purchase, each Domestic Syndicated Lender will immediately transfer to the Domestic Swing Line Lender, in immediately available funds, the amount of its participation. Whenever, at any time after the Domestic Swing Line Lender has received from any such Domestic Syndicated Lender the funds for its participating interest in a Domestic Swing Line Loan, the Domestic Agent receives any payment on account thereof, the Domestic Agent will distribute to such Domestic Syndicated Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Domestic Syndicated Lender's participating interest was outstanding and funded); provided, however, that if such payment received by the Domestic Agent is required to be returned, such Domestic Syndicated Lender will return to the Domestic Agent any portion thereof previously distributed by the Domestic Agent to it. Each Domestic Syndicated Lender's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that

such Domestic Syndicated Lender or any other Person may have against the Domestic Swing Line Lender requesting such purchase or any other Person for any reason whatsoever, (ii) the occurrence or continuation of a Default or an Event of Default or the termination of any of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of Interface, any of its Consolidated Subsidiaries, or any other Person, (iv) any breach of this Agreement by Interface, any other Borrower, or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that no such obligation shall exist (A) to the extent that the aggregate Domestic Swing Line Loans were advanced in excess of the Domestic Swing Line Commitment then in effect, or (B) with respect to any Domestic Swing Line Loan where the Domestic Swing Line Lender actually advanced to Interface net proceeds from the Domestic Swing Line Loan (and therefore was not refunding a previous Domestic Swing Line Loan) at a time when (x) the Domestic Swing Line Lender had actual knowledge that an Event of Default had occurred and then existed, and (y) the Required Lenders had not agreed to waive such Event of Default for purposes of funding such Domestic Swing Line Loan.

          Section 3.06.  Domestic Bid Rate Loans.

          (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 3.01), Interface may, as set forth in this Section 3.06, request the Domestic Syndicated Lenders, from time to time prior to the Revolver/Multicurrency Maturity Date, to make offers to make Domestic Bid Rate Loans to Interface. Each Domestic Syndicated Lender may, but shall have no obligation to, make such offers and Interface may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 3.06. Interface shall be entitled to repay and reborrow Domestic Bid Rate Loans in accordance with the provisions, and subject to the limitations set forth herein (including the limitation set forth in Section 3.01).

          (b) The aggregate principal amount of each Domestic Bid Rate Borrowing requested by Interface shall be in a principal amount not less than $5,000,000 or a greater integral multiple of $1,000,000. At no time shall the number of Borrowings outstanding under this Section 3.06 and Section 3.02 exceed eight.

          (c) Domestic Bid Rate Loans may be made to Interface in accordance with the procedures set forth in this Section
3.06(c).

                    (1)  Whenever Interface wishes to request
               offers to make Domestic Bid Rate Loans under this
               Section 3.06, Interface shall transmit to the Domestic Agent by facsimile transmission a request for such offers (each a "Domestic Bid Rate Quote Request") so as to be received by the Domestic Agent not later than 10:00 a.m. (Eastern time) on the third Business Day immediately preceding the date of the proposed Domestic Bid Rate Borrowing, specifying (i) the date of the Domestic Bid Rate Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of the Domestic Bid

               Rate Borrowing, and (iii) the Interest Period to be applicable thereto. Interface may request offers to make Domestic Bid Rate Loans for more than one Interest Period in a single Domestic Bid Rate Quote Request. A Domestic Bid Rate Quote Request that does not conform substantially to the format of Exhibit O hereto shall be rejected, and the Domestic Agent shall promptly notify Interface of such rejection by facsimile transmission. No Domestic Bid Rate Quote Request shall be given within ten Business Days after any other Domestic Bid Rate Quote Request has been transmitted to the Domestic Syndicated Lenders pursuant to Section 3.06(c)(2).

                    (2)  Promptly upon receipt of a Domestic Bid
               Rate Quote Request that is not rejected pursuant to Section 3.06(c)(1), the Domestic Agent shall transmit to each of the Domestic Syndicated Lenders by facsimile transmission an invitation by Interface to each Domestic Syndicated Lender to submit Domestic Bid Rate Quotes offering to make Domestic Bid Rate Loans in accordance with this
               Section 3.06 (each an "Invitation for Domestic Bid Rate Quotes") substantially in the form of Exhibit P hereto.

                    (3)  Each Domestic Syndicated Lender may, in
               its sole discretion, submit a Domestic Bid Rate
               Quote containing an offer or offers to make
               Domestic Bid Rate Loans in response to any Invitation for Domestic Bid Rate Quotes in accordance with the following procedures:

                         (A)  Each Domestic Bid Rate Quote must
                    comply with the requirements of this Section
                    3.06(c)(3) and must be submitted to the
                    Domestic Agent by facsimile transmission at its offices specified herein not later than
                    (x) 9:45 a.m. (Eastern time) in the case of the Domestic Agent, and (y) 10:00 a.m. (Eastern time) in the case of each other Domestic Syndicated Lender, on the second Business Day immediately preceding the date of the proposed Domestic Bid Rate Borrowing or, in any such case upon reasonable prior notice to the Domestic Syndicated Lenders, such other time and date as Interface and the Domestic Agent may agree, provided that the Domestic Agent shall always be required to submit its Domestic Bid Rate Quotes not less than 15 minutes prior to the other Domestic Syndicated Lenders). Subject to Articles VI and X, any Domestic Bid Rate Quotes so made shall be irrevocable except with the written consent of the Domestic Agent given on the instructions of Interface.

                         (B)  Each Domestic Bid Rate Quote shall
                    in any case specify (i) the date of the
                    proposed Domestic Bid Rate Borrowing, which shall be the same as that set forth in the applicable Invitation for Domestic Bid Rate Quotes, (ii) the principal amount of the

                    Domestic Bid Rate Loan for which each such offer is being made, which principal amount
                    (x) may be greater than, less than or equal to the Domestic Syndicated Loan Commitment of the quoting Domestic Syndicated Lender, and
                    (y) may not exceed the principal amount of Domestic Bid Rate Loans for which offers were requested, (iii) the minimum or maximum amount, if any, of the Domestic Bid Rate Loan which may be accepted by Interface, (iv) the applicable Interest Period, and (v) the identity of the quoting Domestic Syndicated Lender.

                         (C)  The Domestic Agent shall reject any
                    Domestic Bid Rate Quote that (i) is not
                    substantially in the form of Exhibit Q hereto or does not specify all of the information required by Section 3.06(c)(3)(B), (ii) contains qualifying, conditional or similar language, other than any such language contained in Exhibit Q hereto, (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Domestic Bid Rate Quotes, or (iv) arrives after the time set forth in Section 3.06(c)(3)(A).

                         (D)  If any Domestic Bid Rate Quote
                    shall be rejected pursuant to Section
                    3.06(c)(3)(C), then the Domestic Agent shall notify the relevant Domestic Syndicated
                    Lender of such rejection as soon as
                    practicable.

               If any Domestic Syndicated Lender shall elect not to submit a Domestic Bid Rate Quote, such Domestic Bid Rate Lender shall so notify the Domestic Agent not later than 10:00 a.m. (Eastern time) on the second Business Day immediately preceding the date of the proposed Domestic Bid Rate Borrowing, and such Domestic Syndicated Lender shall not be obligated to, and shall not, make any Domestic Bid Rate Loan as part of such Domestic Bid Rate Borrowing; provided, however, that the failure of any Domestic Syndicated Lender to give such notice shall not cause it to be obligated to make any Domestic Bid Rate Loan as part of such Borrowing.

                    (4)  Subject to its timely receipt of one or
               more Domestic Bid Rate Quotes in the manner described in Section 3.06(c)(3), the Domestic Agent shall notify Interface as soon as practicable (but in any event using reasonable efforts to effect such notice prior to 10:45 a.m. (Eastern time) on the second Business Day immediately preceding the date of the proposed Domestic Bid Rate Borrowing) as to the terms (i) of any Domestic Bid Rate Quote submitted by a Domestic Syndicated Lender that is in accordance with Section 3.06(c) and (ii) of any Domestic Bid


               Rate Quote that is in accordance with Section 3.06(c) and amends, modifies or is otherwise inconsistent with a previous Domestic Bid Rate Quote submitted by such Domestic Syndicated Lender with respect to the same Domestic Bid Rate Quote Request. Any such subsequent Domestic Bid Rate Quote shall be disregarded by the Domestic Agent unless such subsequent Domestic Bid Rate Quote specifically states that it is submitted solely to correct a manifest error in such previous Domestic Bid Rate Quote. The Domestic Agent's notice to Interface shall specify the aggregate principal amount of Domestic Bid Rate Loans for which offers have been received for each Interest Period specified in the related Domestic Bid Rate Quote Request and the respective principal amounts and Domestic Bid Rates, as the case may be, so offered.

                    (5)  Subject to receipt of the notice from
               the Domestic Agent referred to in Section
               3.06(c)(4), not later than 11:00 a.m. (Eastern time) on the second Business Day immediately preceding the date of the proposed Domestic Bid Rate Borrowing, Interface shall notify the Domestic Agent of Interface's acceptance or rejection of the offer so notified to it pursuant to Section 3.06(c)(4); provided, however, that the failure by Interface to give such notice to the Domestic Agent shall be deemed to be a rejection by Interface of all such offers. In the case of acceptance, such notice (each a "Domestic Bid Rate Acceptance Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. Interface may accept or reject any Domestic Bid Rate Quote in whole or in part (subject to the terms of Section 3.06(b); provided that (i) the aggregate principal amount of each Domestic Bid Rate Advance may not exceed the applicable amount set forth in the related Domestic Bid Rate Quote Request, (ii) acceptance of offers may only be made in the order of ascending Domestic Bid Rates, (iii) Interface may not accept any offer of the type described in
               Section 3.06(c)(3)(C) or that otherwise fails to comply with the requirements of this Agreement for the purpose of obtaining a Domestic Bid Rate Loan under this Agreement, and (iv) any such acceptance by Interface shall constitute its irrevocable request to borrow the aggregate principal amount so accepted.

                    (6)  If offers are made by two or more
               Domestic Syndicated Lenders with the same Domestic Bid Rates for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Domestic Bid Rate Loans in respect of which such offers are accepted shall be allocated by the Domestic Agent among such Domestic Syndicated Lenders as nearly as possible (in such multiples as the Domestic Agent may deem appropriate) in proportion to the aggregate principal amount of such offers;

               provided, however, that no Domestic Syndicated Lender shall be allocated a portion of any Domestic Bid Rate Advance which is less than the minimum amount which such Domestic Syndicated Lender has indicated that it is willing to accept. Allocations by the Domestic Agent of the amounts of Domestic Bid Rate Loans shall be conclusive in the absence of manifest error. The Domestic Agent shall promptly, but in any event by 12:00 noon (Eastern time) on the second Business Day immediately preceding the date of the proposed Domestic Bid Rate Borrowing, notify each Domestic Syndicated Lender of its receipt of a Domestic Bid Rate Acceptance Notice and the aggregate principal amount of each Domestic Bid Rate Advance allocated to each participating Domestic Syndicated Lender.


          (d) No later than 1:00 p.m. (Eastern time) on the date of each Domestic Bid Rate Borrowing, each Domestic Bid Rate Lender participating in such Borrowing will make available its portion of such Borrowing in immediately available funds at the Payment Office of the Domestic Agent. The Domestic Agent will make available to Interface the aggregate of the amounts (if any) so made available by the Domestic Bid Rate Lenders to the Domestic Agent in a timely manner by crediting such amounts to Interface's demand deposit account maintained with the Domestic Agent. In the event that the Domestic Bid Rate Lenders do not make such amounts available to the Domestic Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Interface in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business
Day).

          (e) Interface's obligations to pay the principal of, and interest on, the Domestic Bid Rate Loans to each Domestic Bid Rate Lender shall be evidenced by the records of the Domestic Agent and such Domestic Bid Rate Lender and by the Domestic Bid Rate Note payable to such Domestic Bid Rate Lender (or the assignor of such Domestic Bid Rate Lender) completed in conformity with this Agreement.

          (f) All outstanding principal amounts under each Domestic Bid Rate Loan shall be due and payable in full (i) on the expiration of the Interest Period applicable to such Domestic Bid Rate Loan, and (ii) on the Revolver/Multicurrency Maturity Date.

          Section 3.07.  Use of Proceeds.  The proceeds of the
Domestic Syndicated Loans, Domestic Swing Line Loans, and
Domestic Bid Rate Loans shall be used as working capital and for other general corporate purposes of Interface and its Consolidated Subsidiaries.

               Section 3.08.  Reduction in Domestic Syndicated
          Loan Commitments on the Closing Date.

          (a)  On the Closing Date, the aggregate Domestic
Syndicated Loan Commitments of the Lenders shall be reduced from $190,000,000 in aggregate principal amount to $170,000,000 in

aggregate principal amount, with such aggregate reduction being the result of an increase in the Domestic Syndicated Loan Commitment by one of the Lenders and decreases in the Domestic Syndicated Loan Commitments of the remaining Lenders. After giving effect to the foregoing actions, the Domestic Syndicated Loan Commitments of the Lenders shall be as set forth on the signature pages to this Agreement. On the Closing Date, all outstanding Domestic Syndicated Loans that had been borrowed or previously continued or converted prior to the Closing Date shall be prepaid in full, together with all interest accrued and unpaid thereon through the date of such prepayment occurring and all amounts required to be paid pursuant to Section 5.12 as a result of such prepayment occurring on a date other than the last day of an Interest Period. All Borrowings of Domestic Syndicated Loans pursuant to Section 3.02 (including, without limitation, all such Borrowings made by Interface on the Closing Date to prepay all Domestic Syndicated Loans then outstanding) and all continuations and conversions of outstanding Domestic Syndicated Loans pursuant to Section 3.02 occurring after the Closing Date shall be made on the basis of the revised Domestic Syndicated Loan Commitments as provided in this Agreement. All Domestic Bid Rate Loans outstanding on the Closing Date and scheduled to mature after the Closing Date shall continue to remain outstanding in accordance with their respective terms and shall not be repaid or otherwise affected by the transactions described in this Section 3.08.

          (b) Interface's obligations to pay the principal of, and interest on, all Domestic Syndicated Loans under the Domestic Syndicated Notes being executed and delivered on the Closing Date by Interface shall be evidenced by the records of the Domestic Agent and each such Lender and by such Domestic Syndicated Note payable to such Lender completed in conformity with this Agreement.

          (c) From and after the Closing Date, all references in this Agreement to the Domestic Syndicated Loan Commitments shall be deemed to include the Domestic Syndicated Loan Commitments as reduced by this Section 3.08 (subject, however, to subsequent increases or decreases from time to time pursuant to the provisions of this Agreement).

                           ARTICLE IV.

                  MULTICURRENCY REVOLVING LOANS

          Section 4.01. Description of Multicurrency Revolving Credit Facilities. Subject to and upon the terms and conditions herein set forth (i) the Multicurrency Syndicated Lenders hereby establish in favor of the Multicurrency Borrowers a revolving credit facility pursuant to which such Multicurrency Syndicated Lenders agree to make Multicurrency Syndicated Loans to the Multicurrency Borrowers in accordance with Section 4.02, (ii) the Multicurrency Swing Line Lender hereby establishes in favor of the Multicurrency Borrowers a swing line credit facility pursuant to which the Multicurrency Swing Line Lender agrees to make Multicurrency Swing Line Loans to the Multicurrency Borrowers in accordance with Section 4.05, and (iii) each Multicurrency Syndicated Lender may, in its sole discretion, submit bids to make Multicurrency Bid Rate Loans to the Multicurrency Borrowers in accordance with Section 4.06; provided, however, that in no event may the aggregate principal amount of all outstanding Multicurrency Revolving Loans exceed at any time the total Multicurrency Syndicated Loan Commitments from time to time in effect.

          Section 4.02.  Multicurrency Syndicated Loans.

          (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 4.01), each Multicurrency Syndicated Lender severally agrees to make to the Multicurrency Borrowers from time to time prior to the Revolver/Multicurrency Maturity Date, Multicurrency Syndicated Loans in an aggregate principal amount outstanding at any time not to exceed such Multicurrency Syndicated Lender's Multicurrency Syndicated Loan Commitment. For the purpose of determining the unutilized portion of the Multicurrency Syndicated Loan Commitment of each Multicurrency Syndicated Lender on the date of a requested Borrowing under the Multicurrency Syndicated Loan Commitments, the Dollar Equivalent of the Borrowing then being requested shall be aggregated with the Dollar Equivalents of all Multicurrency Syndicated Loans then outstanding (the Dollar Equivalent of each such outstanding Loan to be calculated as of the date of the most recent conversion or continuation of such Loan pursuant to Section 4.02(e) or, if not previously continued or converted, the date of the initial Borrowing of such Loan pursuant to Section 4.02(c)). The Multicurrency Borrowers shall be entitled to repay and reborrow Multicurrency Syndicated Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 4.01).

          (b) Each Multicurrency Syndicated Loan shall, at the option of a Multicurrency Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless otherwise specifically provided herein, shall consist entirely of Base Rate Advances (if selected by Scherpenzeel B.V. with respect to Multicurrency Syndicated Loans made in U.S. Dollars) or Eurocurrency Advances. The aggregate principal amount of each Borrowing of Multicurrency Syndicated Loans shall be in the minimum amounts and multiples indicated below for a Borrowing in the specified Currency, provided that Multicurrency Syndicated Loans comprised of Base Rate Advances shall not be less than $250,000 or a greater integral multiple of $1,000:

                              Minimum
          Currency           Borrowing      Multiple
          --------           ---------      --------
          U.S. Dollars        1,000,000      100,000
          Dutch Guilders      2,000,000      200,000
          German Marks        1,500,000      150,000
          French Francs       5,500,000      550,000
          British Pounds        550,000       55,000
          Japanese Yen      100,000,000   10,000,000

At no time shall the number of Borrowings outstanding under this
Section 4.02 and Section 4.06 exceed eight; provided that, for purposes of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings of Base Rate Advances under this
Section 4.02 shall be considered as one Borrowing.

          (c) Whenever a Multicurrency Borrower desires to make a Multicurrency Syndicated Borrowing (other than one resulting from a conversion or continuation pursuant to Section 4.02(e)), it shall give the Multicurrency Agent prior written notice (or telephonic notice promptly confirmed in writing) of such

Multicurrency Syndicated Borrowing (each a "Multicurrency Syndicated Borrowing Notice") prior to 11:00 a.m. (Eastern time) at its Payment Office (i) one Business Day prior to the requested date of such Multicurrency Syndicated Borrowing in the case of Base Rate Advances (available only with respect to Multicurrency Syndicated Loans to be made to Scherpenzeel B.V. in U.S. Dollars), and (ii) three Business Days prior to the requested date of such Multicurrency Syndicated Borrowing in the case of Eurocurrency Advances. Notices received after 11:00 a.m. (Eastern time) shall be deemed received on the next Business Day. Each Multicurrency Syndicated Borrowing Notice shall be irrevocable and shall specify the aggregate principal amount of the Multicurrency Syndicated Borrowing, the date of the Multicurrency Syndicated Borrowing (which shall be a Business
Day), and whether the Multicurrency Syndicated Borrowing is to consist of a Base Rate Advance or a Eurocurrency Advance and, in the case of a Eurocurrency Advance, the Currency in which such Advance is to be made and the Interest Period to be applicable thereto.

          (d) No later than 11:00 a.m. (Eastern time) on the date of each Multicurrency Syndicated Borrowing (other than one resulting from a conversion or continuation pursuant to Section 4.02(e)), each Multicurrency Syndicated Lender will make available its Pro Rata Share of the amount of such Multicurrency Syndicated Borrowing in immediately available funds at the Payment Office of the Multicurrency Agent. The Multicurrency Agent will make available to the applicable Multicurrency Borrower the aggregate of the amounts (if any) so made available by the Multicurrency Syndicated Lenders to the Multicurrency Agent in a timely manner by crediting such amounts to the applicable Multicurrency Borrower's demand deposit account maintained with the Multicurrency Agent. If a Multicurrency Syndicated Lender does not make such amount available to the Multicurrency Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the applicable Multicurrency Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business
Day).

          (e) Whenever a Multicurrency Borrower desires to convert all or a portion of an outstanding Multicurrency Syndicated Borrowing made as a Base Rate Advance or Eurocurrency Advance into one or more Multicurrency Syndicated Borrowings in the same Currency consisting of an Advance of another Type, or to continue outstanding a Multicurrency Syndicated Borrowing made as a Eurocurrency Advance in the same Currency for a new Interest Period, such Multicurrency Borrower or Interface acting on behalf of such Multicurrency Borrower, shall give the Multicurrency Agent at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Multicurrency Syndicated Borrowing to be converted into or
continued as a   Eurocurrency Advance.  Such notice (each a
"Notice of Multicurrency Conversion/Continuation") shall be given prior to 11:00 a.m. (Eastern time) at its Administrative Office on the date specified. Each such Notice of Multicurrency Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advance to be converted or continued, the date of such conversion or continuation, whether the Advance is being converted into or continued as a Eurocurrency Advance and the Interest Period to be applicable thereto. If, upon the expiration of any Interest Period in respect of any Eurocurrency Advance, the applicable Multicurrency

Borrower shall have failed, or pursuant to the following sentence be unable, to deliver or have delivered on its behalf the Notice of Multicurrency Conversion/Continuation, such Borrowing shall, until repaid or until subsequently converted or continued when the applicable conditions set forth in the following sentence shall no longer exist, continue outstanding in the same Currency and shall bear interest at the Special Adjusted LIBO Rate plus the Applicable Margin. Notwithstanding the first sentence of this Section 4.02(e), no Notice of Multicurrency Conversion/Continuation may be given if, on the date of the requested conversion or continuation, the Dollar Equivalent of the aggregate outstanding Multicurrency Syndicated Loans (calculated in the manner set forth in the second sentence of Section 4.01(a)), together with the aggregate outstanding Multicurrency Swing Line Loans and Multicurrency Bid Rate Loans, exceeds the amount of the Multicurrency Syndicated Loan Commitments in effect on such date, and the Multicurrency Borrowers shall repay the Multicurrency Revolving Loans by an amount equal to such excess together with all accrued interest on such excess amount. So long as any Default or Event of Default shall have occurred and be continuing, no Multicurrency Syndicated Borrowing may be converted into or continued as (upon expiration of the current Interest Period) a Eurocurrency Advance. No conversion of any Eurocurrency Advance shall be permitted except on the last day of the Interest Period in respect thereof.

          (f) The Multicurrency Borrowers' obligations to pay the principal of, and interest on, the Multicurrency Syndicated Loans to each Multicurrency Syndicated Lender shall be evidenced by the records of the Multicurrency Agent and such Multicurrency Syndicated Lender and by the Multicurrency Syndicated Notes payable to such Multicurrency Syndicated Lender (or the assignor of such Multicurrency Syndicated Lender) completed in conformity with this Agreement.

          (g) All outstanding principal amounts under the Multicurrency Syndicated Loans shall be due and payable in full on the Revolver/Multicurrency Maturity Date.

          Section 4.03.  Reductions of Multicurrency Syndicated
Loan Commitments.

          (a) Upon at least three Business Days' prior telephonic notice (promptly confirmed in writing) to the Multicurrency Agent, the Multicurrency Borrowers shall have the right, without premium or penalty, to terminate the Multicurrency Syndicated Loan Commitments, in part or in whole, provided that
(i) any such termination shall apply to proportionately and permanently reduce the Multicurrency Syndicated Loan Commitments of each of the Multicurrency Syndicated Lenders, (ii) any partial termination pursuant to this Section 4.03 shall be in an amount of at least $1,000,000 and integral multiples of $100,000, and
(iii) no such reduction shall be permitted which would (x) require a prepayment that is not permitted by Section 5.06, or
(y) reduce the Multicurrency Syndicated Loan Commitments to an amount less than the aggregate principal amounts outstanding under the Multicurrency Revolving Loans.

          (b) If any Multicurrency Syndicated Lender fails to deliver to Interface by December 31, 1997, the certificate or

other document from the United Kingdom Inland Revenue as specified in Section 5.07(b)(v)(B) or otherwise fails to establish to the satisfaction of Interface that it is exempt from withholding taxes imposed by the United Kingdom, and such Multicurrency Syndicated Lender's Multicurrency Syndicated Loan Commitment has not been assigned to another Multicurrency Syndicated Lender or an Eligible Assignee pursuant to Section 12.06(g), then upon at least five Business Days' prior written notice to the Multicurrency Agent and such Multicurrency Syndicated Lender, the Multicurrency Borrowers shall have the right to terminate the Multicurrency Syndicated Loan Commitment of such Multicurrency Syndicated Lender, and the aggregate amount of Multicurrency Syndicated Loan Commitments shall be reduced by such amount (but without any effect on the amount of the Multicurrency Syndicated Loan Commitment of any other Multicurrency Syndicated Lender).

          (c) If any mandatory prepayment shall be due with respect to the Term Loans pursuant to Section 2.03, but such prepayment cannot be applied, or an escrow for such prepayment is established as provided in Section 2.03(d) for application, against the Term Loans, in whole or in part, because the Term Loans have been, or are then being, paid (currently or pursuant to such escrow arrangement) in full, then the Domestic Syndicated Loan Commitments and the Multicurrency Syndicated Loan Commitments shall automatically and ratably be reduced by an amount equal to such prepayment or portion thereof which cannot be so applied; provided, however, that no such reduction pursuant to this Section 4.03(b) shall be required to the extent that the Domestic Syndicated Loan Commitments and the Multicurrency Syndicated Loan Commitments would be less than $135,000,000 in the aggregate. Any such reduction of the Domestic Syndicated Loan Commitments and the Multicurrency Syndicated Loan Commitments shall apply as a proportional and permanent reduction with respect to the Domestic Syndicated Loan Commitments and the Multicurrency Syndicated Loan Commitments of each of the Domestic Syndicated Lenders and Multicurrency Syndicated Lenders, respectively.

          Section 4.04.  Mandatory Prepayments of Multicurrency
Revolving Loans.

          (a) If the aggregate outstanding principal amounts of the Multicurrency Revolving Loans exceed at any time the amount of the Multicurrency Syndicated Loan Commitments, as reduced pursuant to Section 4.03 or otherwise, the Multicurrency Borrowers shall immediately repay the Multicurrency Revolving Loans by an amount equal to such excess, together with all accrued but unpaid interest on such excess amount. If the Dollar Equivalent of the aggregate outstanding Multicurrency Revolving Loans (calculated in the manner set forth in the second sentence of Section 4.02(a)) exceed the amount of the Multicurrency Syndicated Loan Commitments, as reduced pursuant to Section 4.03 or otherwise, the Multicurrency Borrowers shall immediately repay the Multicurrency Revolving Loans by a Dollar Equivalent amount equal to such excess, together with all accrued but unpaid interest on such excess amount.

          (b) If at any time the Multicurrency Agent shall determine that the aggregate principal amount of the Multicurrency Revolving Loans (after converting all Eurocurrency Advances to their Dollar Equivalent on the date of calculation) is equal to or greater than one hundred ten percent (110%) of the aggregate Multicurrency Syndicated Loan Commitments then in

effect, the Multicurrency Borrowers shall, upon three Business Days' prior written notice from the Multicurrency Agent to the Multicurrency Borrowers, or to Interface on behalf of the Multicurrency Borrowers, prepay an aggregate principal amount of Multicurrency Revolving Loans such that the Dollar Equivalent of the outstanding principal amount of the Multicurrency Revolving Loans does not exceed the aggregate Multicurrency Syndicated Loan Commitments.

          (c) Each mandatory prepayment of Multicurrency Revolving Loans pursuant to this Section 4.04 shall be applied first to Base Rate Advances to the full extent thereof before application to Fixed Rate Advances; provided, however, that so long as no Default or Event of Default has occurred and is continuing, in lieu of application of such prepayment to Fixed Rate Advances prior to the expiration of the respective Interest Periods with respect thereto, the Multicurrency Borrowers, at their option, may execute an Escrow Letter with respect to such prepayment and deposit with the Collateral Agent funds equal to the amount of such prepayment for application in accordance with the terms of such Escrow Letter.

          Section 4.05.  Multicurrency Swing Line Loans.

          (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 4.01), the Multicurrency Swing Line Lender agrees to make to the Multicurrency Borrowers from time to time prior to the Revolver/Multicurrency Maturity Date, Multicurrency Swing Line Loans in U.S. Dollars in an aggregate principal amount outstanding at any time not to exceed the Multicurrency Swing Line Commitment then in effect. The Multicurrency Borrowers shall be entitled to repay and reborrow Multicurrency Swing Line Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 4.01).

          (b) Each Multicurrency Swing Line Loan shall, at the option of the applicable Multicurrency Borrower, be made as a Base Rate Advance or Multicurrency Transaction Rate Advance. The aggregate principal amount of each Multicurrency Swing Line Borrowing shall be not less than $250,000 or a greater integral multiple of $1,000. At no time shall the number of Multicurrency Swing Line Borrowings outstanding under this Section 4.05 exceed three; provided that, for purposes of determining the number of Multicurrency Swing Line Borrowings outstanding, all Multicurrency Swing Line Borrowings consisting of Base Rate Advances shall be considered as one Multicurrency Swing Line Borrowing.

          (c) Whenever a Multicurrency Borrower desires to make a Multicurrency Swing Line Borrowing, such Multicurrency Borrower, or Interface acting on behalf of such Multicurrency Borrower, shall give the Multicurrency Swing Line Lender (with a copy to the Multicurrency Agent) prior written notice (or telephonic notice promptly confirmed in writing) of such Multicurrency Swing Line Borrowing (each a "Multicurrency Swing Line Borrowing Notice") prior to 10:00 a.m. (Eastern time) on the date of such Multicurrency Swing Line Borrowing. Each Multicurrency Swing Line Borrowing Notice shall specify the aggregate principal amount of the Multicurrency Swing Line


Borrowing, the date of such Multicurrency Swing Line Borrowing (which shall be a Business Day), whether a Multicurrency Transaction Rate Quote is being requested and, if so, the Interest Period to be applicable thereto. If a Multicurrency Transaction Rate Quote is requested as aforesaid, then prior to 12:00 noon (Eastern time) on such date, the Multicurrency Swing Line Lender shall furnish to the Multicurrency Borrower or to Interface on behalf of such Multicurrency Lender (with a copy to the Multicurrency Agent) with a quotation of the interest rate being offered with respect to such Multicurrency Swing Line Borrowing (whether expressed as a fixed rate of interest in effect for the Interest Period applicable thereto or as a floating rate of interest based on a specified interest rate index and applicable margin for the Interest Period to be applicable thereto; in either case, a "Multicurrency Transaction Rate Quote") by telephone (promptly confirmed in writing) or by facsimile transmission. The Multicurrency Borrower, or Interface acting on behalf of the Multicurrency Borrower, shall immediately inform the Multicurrency Swing Line Lender (with a copy to the Multicurrency Agent) of its decision as to whether to accept the Multicurrency Transaction Rate Quote and to confirm the Multicurrency Swing Line Borrowing (which may be done by telephone, promptly confirmed in writing, and which decision shall be irrevocable). If the Multicurrency Borrower, or Interface acting on behalf of the Multicurrency Borrower, has so informed the Multicurrency Swing Line Lender and confirmed the terms of the Multicurrency Swing Line Borrowing, then no later than 2:00 p.m. (Eastern time) on such date, the Multicurrency Swing Line Lender shall make the principal amount of the Multicurrency Swing Line Loan available to the Multicurrency Agent in immediately available funds at the Payment Office of the Multicurrency Agent, and the Multicurrency Agent will make available to the Multicurrency Borrower such amount by crediting such amount to the Multicurrency Borrower's demand deposit account maintained with the Multicurrency Agent. In the event that the Multicurrency Swing Line Lender does not make such amount available to the Multicurrency Agent at the time prescribed above, but such amount is received later that day, such amount may be credited to the Multicurrency Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

          (d) The Multicurrency Borrowers' obligations to pay the principal of, and interest on, the Multicurrency Swing Line Loans shall be evidenced by the records of the Multicurrency Agent and the Multicurrency Swing Line Lender and by the Multicurrency Swing Line Notes payable to the Multicurrency Swing Line Lender (or the assignor of such Multicurrency Swing Line Lender) completed in conformity with this Agreement.

          (e) All outstanding principal amounts under each Multicurrency Swing Line Loan shall be due and payable in full
(i) on the expiration of the Interest Period applicable to such Multicurrency Swing Line Loan if outstanding as a Multicurrency Transaction Rate Advance, and (ii) on the Revolver/Multicurrency Maturity Date.

          (f) At any time on the request of the Multicurrency Swing Line Lender, each Multicurrency Syndicated Lender other than the Multicurrency Swing Line Lender shall purchase a participating interest in all outstanding Multicurrency Swing Line Loans in an amount equal to its Pro Rata Share (based upon on its respective Multicurrency Syndicated Loan Commitment) of

such Multicurrency Swing Line Loans, and the Multicurrency Swing Line Lender shall furnish each Multicurrency Syndicated Lender with a certificate evidencing such participating interest. Such purchase shall be made on the third Business Day after such request is made; provided, however, that unless an Event of Default has occurred and is continuing on the date such request is made, the purchase of a participating interest in any Multicurrency Swing Line Loan outstanding as a Multicurrency Transaction Rate Advance shall not be required to be made until the expiration of the current Interest Period in effect for such Multicurrency Swing Line Loan. On the date of such required purchase, each Multicurrency Syndicated Lender will immediately transfer to the Multicurrency Swing Line Lender, in immediately available funds, the amount of its participation. Whenever, at any time after the Multicurrency Swing Line Lender has received from any such Multicurrency Syndicated Lender the funds for its participating interest in a Multicurrency Swing Line Loan, the Multicurrency Agent receives any payment on account thereof, the Multicurrency Agent will distribute to such Multicurrency Syndicated Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Multicurrency Syndicated Lender's participating interest was outstanding and funded); provided, however, that if such payment received by the Multicurrency Agent is required to be returned, such Multicurrency Syndicated Lender will return to the Multicurrency Agent any portion thereof previously distributed by the Multicurrency Agent to it. Each Multicurrency Syndicated Lender's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Multicurrency Syndicated Lender or any other Person may have against the Multicurrency Swing Line Lender requesting such purchase or any other Person for any reason whatsoever, (ii) the occurrence or continuation of a Default or an Event of Default or the termination of any of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Multicurrency Borrowers, Interface, any of its Consolidated Subsidiaries, or any other Person, (iv) any breach of this Agreement by the Multicurrency Borrower, Interface, or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that no such obligation shall exist (A) to the extent that the aggregate Multicurrency Swing Line Loans were advanced in excess of the Multicurrency Swing Line Commitment then in effect, or (B) with respect to any Multicurrency Swing Line Loan where the Multicurrency Swing Line Lender actually advanced to the applicable Borrower net proceeds from the Multicurrency Swing Line Loan (and therefore was not refunding a previous Multicurrency Swing Line Loan) at a time when (x) the Multicurrency Swing Line Lender had actual knowledge that an Event of Default had occurred and then existed, and (y) the Required Lenders had not agreed to waive such Event of Default for purposes of funding such Multicurrency Swing Line Loan.

          Section 4.06.  Multicurrency Bid Rate Loans.

          (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section
4.01), a Multicurrency Borrower may, as set forth in this Section

4.06, request the Multicurrency Syndicated Lenders, from time to time prior to the Revolver/Multicurrency Maturity Date, to make offers to make Multicurrency Bid Rate Loans in U.S. Dollars to the Multicurrency Borrower. Each Multicurrency Syndicated Lender may, but shall have no obligation to, make such offers and the Multicurrency Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section
4.06. The Multicurrency Borrowers shall be entitled to repay and reborrow Multicurrency Bid Rate Loans in accordance with the provisions, and subject to the limitation set forth herein (including the limitations set forth in Section 4.01).

          (b)  The aggregate principal amount of each
Multicurrency Bid Rate Borrowing requested by a Multicurrency Borrower shall be an amount not less than $5,000,000 or a greater integral multiple of $1,000,000. At no time shall the number of Borrowings outstanding under this Section 4.06 and Section 4.02 exceed eight.

          (c) Multicurrency Bid Rate Loans may be made to the Multicurrency Borrowers in accordance with the procedures set forth in this Section 4.06(c).

                    (1) Whenever a Multicurrency Borrower wishes to request offers to make Multicurrency Bid Rate Loans under this Section 4.06, the Multicurrency Borrower, or Interface acting on behalf of the Multicurrency Borrower, shall transmit to the Multicurrency Agent by facsimile transmission a request for such offers (each a "Multicurrency Bid Rate Quote Request") so as to be received by the Multicurrency Agent not later than 10:00 a.m. (Eastern time) on the third Business Day immediately preceding the date of the proposed Multicurrency Bid Rate Borrowing, specifying (i) the date of the Multicurrency Bid Rate Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of the Multicurrency Bid Rate Borrowing, and (iii) the Interest Period to be applicable thereto. The Multicurrency Borrower may request offers to make Multicurrency Bid Rate Loans for more than one Interest Period in a single Multicurrency Bid Rate Quote Request. A Multicurrency Bid Rate Quote Request that does not conform substantially to the format of Exhibit R hereto shall be rejected, and the Multicurrency Agent shall promptly notify the Multicurrency Borrower, or Interface on behalf of the Multicurrency Borrower, of such rejection by facsimile transmission. No Multicurrency Bid Rate Quote Request shall be given within ten Business Days after any other Multicurrency Bid Rate Quote Request has been transmitted to the Multicurrency Syndicated Lenders pursuant to Section 4.06(c)(2).

                    (2) Promptly upon receipt of a Multicurrency Bid Rate Quote Request that is not rejected pursuant to Section 4.06(c)(1), the Multicurrency Agent shall transmit to each of the Multicurrency Syndicated Lenders by facsimile transmission an invitation by the Multicurrency Borrower to each Multicurrency Syndicated Lender to submit Multicurrency Bid Rate Quotes offering to make Multicurrency Bid Rate Loans in accordance with

               this Section 4.06 (each an "Invitation for
               Multicurrency Bid Rate Quotes") substantially in the form of Exhibit S hereto.

                    (3)  Each Multicurrency Syndicated Lender
               may, in its sole discretion, submit a
               Multicurrency Bid Rate Quote containing an offer or offers to make Multicurrency Bid Rate Loans in response to any Invitation for Multicurrency Bid Rate Quotes in accordance with the following procedures:

                         (A)  Each Multicurrency Bid Rate Quote
                    must comply with the requirements of this
                    Section 4.06(c)(3) and must be submitted to the Multicurrency Agent by facsimile transmission at its offices specified herein not later than (x) 9:45 a.m. (Eastern time) in the case of the Multicurrency Agent, and
                    (y) 10:00 a.m. (Eastern time) in the case of each other Multicurrency Syndicated Lender, on the second Business Day immediately preceding the date of the proposed Multicurrency Bid Rate Borrowing or, in any such case upon reasonable prior notice to the Multicurrency Syndicated Lenders, such other time and date as the applicable Multicurrency Borrower, or Interface acting on behalf of the Multicurrency Borrower, and the Multicurrency Agent may agree, provided that the Multicurrency Agent shall always be required to submit its Multicurrency Bid Rate Quotes not less than 15 minutes prior to the other Multicurrency Syndicated Lenders). Subject to Articles VI and X, any Multicurrency Bid Rate Quotes so made shall be irrevocable except with the written consent of the Multicurrency Agent given on the instructions of the Multicurrency Borrower, or Interface acting on behalf of the Multicurrency Borrower.

                         (B)  Each Multicurrency Bid Rate Quote
                    shall in any case specify (i) the date of the proposed Multicurrency Bid Rate Borrowing, which shall be the same as that set forth in the applicable Invitation for Multicurrency Bid Rate Quotes, (ii) the principal amount of the Multicurrency Bid Rate Loan for which each such offer is being made, which principal amount (x) may be greater than, less than or equal to the Multicurrency Syndicated Loan Commitment of the quoting Multicurrency Syndicated Lender, and (y) may not exceed the principal amount of Multicurrency Bid Rate Loans for which offers were requested, (iii) the minimum or maximum amount, if any, of the Multicurrency Bid Rate Loan which may be accepted by the Multicurrency Borrower, (iv) the applicable Interest Period, and (v) the identity of the quoting Multicurrency Syndicated Lender.


                         (C)  The Multicurrency Agent shall
                    reject any Multicurrency Bid Rate Quote that
                    (i) is not substantially in the form of
                    Exhibit T hereto or does not specify all of the information required by Section 4.06(c)(3)(B), (ii) contains qualifying, conditional or similar language, other than any such language contained in Exhibit T hereto, (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Multicurrency Bid Rate Quotes, or (iv) arrives after the time set forth in
                    Section 4.06(c)(3)(A).

                         (D)  If any Multicurrency Bid Rate Quote
                    shall be rejected pursuant to Section
                    4.06(c)(3)(C), then the Multicurrency Agent shall notify the relevant Multicurrency Syndicated Lender of such rejection as soon as practicable.

               If any Multicurrency Syndicated Lender shall elect not to submit a Multicurrency Bid Rate Quote, such Multicurrency Bid Rate Lender shall so notify the Multicurrency Agent not later than 10:00 a.m. (Eastern time) on the second Business Day immediately preceding the date of the proposed Multicurrency Bid Rate Borrowing, and such Multicurrency Syndicated Lender shall not be obligated to, and shall not, make any Multicurrency Bid Rate Loan as part of such Multicurrency Bid Rate Borrowing; provided, however, that the failure of any Multicurrency Syndicated Lender to give such notice shall not cause it to be obligated to make any Multicurrency Bid Rate Loan as part of such Borrowing.

                    (4)  Subject to its timely receipt of one or
               more Multicurrency Bid Rate Quotes in the manner described in Section 4.06(c)(3), the Multicurrency Agent shall notify the Multicurrency Borrower, or Interface acting on behalf of the Multicurrency Borrower, as soon as practicable (but in any event using reasonable efforts to effect such notice prior to 10:45 a.m. (Eastern time) on the second Business Day immediately preceding the date of the proposed Multicurrency Bid Rate Borrowing) as to the terms (i) of any Multicurrency Bid Rate Quote submitted by a Multicurrency Syndicated Lender that is in accordance with Section 4.06(c) and
               (ii) of any Multicurrency Bid Rate Quote that is in accordance with Section 4.06(c) and amends, modifies or is otherwise inconsistent with a previous Multicurrency Bid Rate Quote submitted by such Multicurrency Syndicated Lender with respect to the same Multicurrency Bid Rate Quote Request. Any such subsequent Multicurrency Bid Rate Quote shall be disregarded by the Multicurrency Agent unless such subsequent Multicurrency Bid Rate Quote specifically states that it is submitted solely to correct a manifest error in such

               previous Multicurrency Bid Rate Quote.  The
               Multicurrency Agent's notice to the Multicurrency Borrower, or Interface acting on behalf of the Multicurrency Borrower, shall specify the aggregate principal amount of Multicurrency Bid Rate Loans for which offers have been received for each Interest Period specified in the related Multicurrency Bid Rate Quote Request and the respective principal amounts and Multicurrency Bid Rates, as the case may be, so offered.

                    (5)  Subject to receipt of the notice from
               the Multicurrency Agent referred to in Section 4.06(c)(4), not later than 11:00 a.m. (Eastern time) on the second Business Day immediately preceding the date of the proposed Multicurrency Bid Rate Borrowing, the Multicurrency Borrower, or Interface acting on behalf of the Multicurrency Borrower, shall notify the Multicurrency Agent of the Multicurrency Borrower's acceptance or rejection of the offer so notified to it pursuant to Section 4.06(c)(4); provided, however, that the failure to give such notice to the Multicurrency Agent shall be deemed to be a rejection by the Multicurrency Borrower of all such offers. In the case of acceptance, such notice (each a "Multicurrency Bid Rate Acceptance Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Multicurrency Borrower may accept or reject any Multicurrency Bid Rate Quote in whole or in part (subject to the terms of Section 4.06(b); provided that (i) the aggregate principal amount of each Multicurrency Bid Rate Advance may not exceed the applicable amount set forth in the related Multicurrency Bid Rate Quote Request, (ii) acceptance of offers may only be made in the order of ascending Multicurrency Bid Rates, (iii) the Multicurrency Borrower may not accept any offer of the type described in Section 4.06(c)(3)(C) or that otherwise fails to comply with the requirements of this Agreement for the purpose of obtaining a Multicurrency Bid Rate Loan under this Agreement, and (iv) any such acceptance shall constitute its irrevocable request to borrow the aggregate principal amount so accepted.

                    (6)  If offers are made by two or more
               Multicurrency Syndicated Lenders with the same Multicurrency Bid Rates for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Multicurrency Bid Rate Loans in respect of which such offers are accepted shall be allocated by the Multicurrency Agent among such Multicurrency Syndicated Lenders as nearly as possible (in such multiples as the Multicurrency Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Multicurrency Syndicated Lender

               shall be allocated a portion of any Multicurrency Bid Rate Advance which is less than the minimum amount which such Multicurrency Syndicated Lender has indicated that it is willing to accept. Allocations by the Multicurrency Agent of the amounts of Multicurrency Bid Rate Advances shall be conclusive in the absence of manifest error. The Multicurrency Agent shall promptly, but in any event by 12:00 noon (Eastern time) on the second Business Day immediately preceding the date of the proposed Multicurrency Bid Rate Borrowing, notify each Multicurrency Syndicated Lender of its receipt of a Multicurrency Bid Rate Acceptance Notice and the aggregate principal amount of each Multicurrency Bid Rate Advance allocated to each participating Multicurrency Syndicated Lender.


          (d) No later than 1:00 p.m. (Eastern time) on the date of each Multicurrency Bid Rate Borrowing, each Multicurrency Bid Rate Lender participating in such Borrowing will make available its portion of such Borrowing in immediately available funds at the Payment Office of the Multicurrency Agent. The Multicurrency Agent will make available to the Multicurrency Borrower in U.S. Dollars the aggregate of the amounts (if any) so made available by the Multicurrency Bid Rate Lenders to the Multicurrency Agent in a timely manner by crediting such amounts to the Multicurrency Borrower's demand deposit account maintained with the Multicurrency Agent. In the event that the Multicurrency Bid Rate Lenders do not make such amounts available to the Multicurrency Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the Multicurrency Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

          (e) The Multicurrency Borrowers' obligations to pay the principal of, and interest on, the Multicurrency Bid Rate Loans to each Multicurrency Bid Rate Lender shall be evidenced by the records of the Multicurrency Agent and such Multicurrency Bid Rate Lender and by the Multicurrency Bid Rate Notes payable to such Multicurrency Bid Rate Lender (or the assignor of such Multicurrency Bid Rate Lender) completed in conformity with this Agreement.

          (f) All outstanding principal amounts under each Multicurrency Bid Rate Loan shall be due and payable in full (i) on the expiration of the Interest Period applicable to such Multicurrency Bid Rate Loan, and (ii) on the
Revolver/Multicurrency Maturity Date.

          Section 4.07.  Use of Proceeds.  The proceeds of the
Multicurrency Syndicated Loans, Multicurrency Swing Line Loans, and Multicurrency Bid Rate Loans shall be used as working capital and for other general corporate purposes of the applicable
Multicurrency Borrower and its Consolidated Subsidiaries.

          Section 4.08.  Increase in Multicurrency Syndicated
Loan Commitments on the Closing Date.

          (a)  On the Closing Date, the aggregate Multicurrency
Syndicated Loan Commitments of the Multicurrency Lenders shall be increased from U.S. $60,000,000 in aggregate principal amount to U.S. $80,000,000 in aggregate principal amount, with such

aggregate increase being the result of increases in Multicurrency Syndicated Loan Commitments by each of the Multicurrency Lenders. After giving effect to the foregoing actions, the Multicurrency Syndicated Loan Commitments of the Multicurrency Lenders shall be as set forth on the signature pages to this Agreement. On the Closing Date, all outstanding Multicurrency Syndicated Loans that have been borrowed or previously continued or converted prior to the Closing Date shall be repaid in full, together with all interest accrued and unpaid thereon through the date of such prepayment occurring and all amounts required to be paid pursuant to Section 5.12 as a result of such prepayment occurring on a date other than the last day of an Interest Period. All Borrowings of Multicurrency Syndicated Loans pursuant to Section
4.02 (including, without limitation, all Borrowings made on the Closing Date to prepay all Multicurrency Syndicated Loans then outstanding) and all continuations and conversions of outstanding Multicurrency Syndicated Loans pursuant to Section 4.02 occurring after the Closing Date shall be made on the basis of the revised Multicurrency Syndicated Loan Commitments as provided in this Agreement. All Multicurrency Bid Rate Loans outstanding on the Closing Date and scheduled to mature after the Closing Date shall continue to remain outstanding in accordance with their respective terms and shall not be repaid or otherwise affected by the transactions described in this Section 4.08.

          (b) The Borrowers' respective obligations to pay the principal of, and interest on, all Multicurrency Syndicated Loans under the Multicurrency Syndicated Notes being executed and delivered on the Closing by the Borrowers shall be evidenced by the records of the Multicurrency Agent and each such Lender and by such Multicurrency Syndicated Notes payable to such Lender completed in conformity with this Agreement.

          (c) From and after the Closing Date, all references in this Agreement to the Multicurrency Syndicated Loan Commitments shall be deemed to include the Multicurrency Syndicated Loan Commitments as increased by this Section 4.08 (subject, however, to subsequent increases or decreases from time to time pursuant to the provisions of this Agreement).


                            ARTICLE V.

                        GENERAL LOAN TERMS

          Section 5.01. Funding Notices. Without in any way limiting each Borrower's obligation to confirm in writing any telephonic notice, each Co-Agent may act without liability upon the basis of telephonic notice believed by such Co-Agent in good faith to be from the respective Borrower, or from Interface acting on behalf of any other Borrower, prior to receipt of written confirmation. In each such case, each Borrower hereby waives the right to dispute such Co-Agent's record of the terms of such telephonic notice.

          Section 5.02.  Disbursement of Funds.

          (a) Unless the Appropriate Co-Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Appropriate Co-Agent such Lender's portion of the Borrowing to be made on

such date, the Appropriate Co-Agent may assume that such Lender has made such amount available to the such Co-Agent on such date and such Co-Agent may make available to the respective Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Appropriate Co-Agent by such Lender on the date of Borrowing, the Appropriate Co-Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the customary rate set by the Appropriate Co-Agent for the correction of errors among banks in the applicable Currency. If such Lender does not pay such corresponding amount forthwith upon the Appropriate Co-Agent's demand therefor, the Appropriate Co-Agent shall promptly notify the respective Borrower, and such Borrower shall immediately pay such corresponding amount to the Appropriate Co-Agent together with interest at the rate specified for the Borrowing which includes such amount paid. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which any Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (b) All Borrowings under the Term Loans, the Domestic Syndicated Loan Commitments and the Multicurrency Syndicated Loan Commitments shall be loaned by those Lenders participating in such Facilities on the basis of their Pro Rata Share of the Term Loan Commitments, Domestic Syndicated Loan Commitments, or Multicurrency Syndicated Loan Commitments, as the case may be.
No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be ob-ligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commit-ments hereunder.

          Section 5.03.  Interest.

          (a) Interface agrees to pay interest in respect of all unpaid principal amounts of the Domestic Revolving Loans and Term Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the rates indicated below as applicable to outstanding Advances in accordance with the terms hereof:

                   (i)   For a Base Rate Advance--The Base Rate
               in effect from time to time;

                  (ii)   For a CD Rate Advance--The relevant
               Fixed CD Rate plus the Applicable Margin;

                 (iii)   For a Eurodollar Advance--The relevant
               Adjusted LIBO Rate plus the Applicable Margin;

                  (iv)   For a Domestic Transaction Rate Advance-
               -The relevant Domestic Transaction Rate quoted by the Domestic Swing Line Lender and accepted by Interface pursuant to Section 3.05(c); and

                   (v)   For a Domestic Bid Rate Advance--The
               relevant Accepted Domestic Bid Rate pursuant to
               Section 3.06(c)(5).

               (b) Each Multicurrency Borrower agrees to pay interest in respect of all unpaid principal amounts of the Multicurrency Revolving Loans made to such Multicurrency Borrower

from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the rates indicated below as applicable to outstanding Advances in accordance with the terms hereof:

                   (i)   For a Base Rate Advance--the Base Rate
               in effect from time to time;

                  (ii) For a Eurocurrency Advance--The relevant Adjusted LIBO Rate (or Special Adjusted LIBO Rate in the case of Eurocurrency Advances not being repaid, continued or converted at the expiration of an Interest Period as provided in
               Section 4.02(e)) plus the Applicable Margin;

                 (iii)   For a Multicurrency Transaction Rate
               Advance--The relevant Multicurrency Transaction Rate quoted by the Multicurrency Swing Line Lender and accepted by or on behalf of the applicable Multicurrency Borrower pursuant to Section 4.05(c); and

                  (iv)   For a Multicurrency Bid Rate Advance--
               The relevant Accepted Multicurrency Bid Rate pursuant to Section 4.06(c)(5).

               (c) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Domestic Revolving Loans, Term Loans, and Multicurrency Revolving Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

                   (i)   in the case of overdue principal and
               interest with respect to Multicurrency Revolving Loans outstanding as Eurocurrency Advances (other than in U.S. Dollars), at the Special Adjusted LIBO Rate plus the Applicable Margin and an additional one and one-half percent (1 1/2%) per annum;

                  (ii)   in the case of overdue principal and
               interest with respect to all other Loans outstanding as Euro Advances (in U.S. Dollars), CD Rate Advances, Domestic Bid Rate Advances, Domestic Transaction Rate Advances (to the extent outstanding as Fixed Rate Advances), Multicurrency Bid Rate Advances, and Multicurrency Transaction Rate Advances (to the extent outstanding as Fixed Rate Advances), at the rate otherwise applicable for the then-current Interest Period plus an additional one and one-half percent (1 1/2%) per annum; thereafter at the rate in effect for Base Rate Advances pursuant to Section 5.03(b)(i) (in the case of Eurocurrency Advances (in Dollars), Multicurrency Bid Rate Advances, and Multicurrency Transaction Rate Advances under the Multicurrency Revolving Loans) or Section 5.03(a)(i) (in the case of all such other Advances) plus an additional one and one-half percent (1 1/2%) per annum; and

                 (iii)   in the case of overdue principal and
               interest with respect to all other Loans outstanding as Base Rate Advances and Domestic Transaction Rate Advances and Multicurrency Transaction Rate Advances (to the extent not outstanding as Fixed Rate Advances), and all other Obligations hereunder (other than Loans), at a rate equal to the applicable Base Rate plus an additional one and one-half percent (1 1/2%) per annum;


provided that no Loan shall bear interest after maturity (whether by acceleration, notice of prepayment or otherwise) at a rate per annum less than one and one-half percent (1 1/2%) per annum in excess of the rate of interest applicable thereto at maturity.

               (d) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan.
Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on the last calendar day of each fiscal quarter of Interface in each year. Interest on all outstanding Fixed Rate Advances, Domestic Transaction Rate Advances, and Multicurrency Transaction Rate Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Fixed Rate Advances having an Interest Period in excess of 90 days (in the case of CD Rate Advances, or Domestic Bid Rate Advances or Multicurrency Bid Rate Advances, if quoted on the basis of 180 days) or in excess of three months (in the case of Euro Advances, or Domestic Bid Rate Advances or Multicurrency Bid Rate Advances if quoted on the basis of six months), on each day which occurs every 90 days or 3 months, as the case may be, after the initial date of such Interest Period. Interest on all Loans shall be payable on any conversion of any Advance comprising such Loans into an Advance of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

               (e) The Appropriate Co-Agent, upon determining the Fixed CD Rate, Adjusted LIBO Rate or Special Adjusted LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing the respective Borrower and the other Lenders participating in the respective Facility thereof. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

               Section 5.04. Interest Periods. In connection with the making or continuation of, or conversion into, each Borrowing of Fixed Rate Advances, Domestic Transaction Rate Advances and Multicurrency Transaction Rate Advances, the respective Borrower shall select an interest period (each an "Interest Period") to be applicable to such Advances, which Interest Period shall (x) in the case of CD Rate Advances, or Domestic Bid Rate Advances or Multicurrency Bid Rate Advances, if quoted on the basis of such periods, be either a 30, 60, 90 or 180 day period, (y) in the case of Euro Advances, or Domestic Bid Rate Advances or Multicurrency Bid Rate Advances, if quoted on the basis of such periods, be either a 1, 2, 3 or 6 month period, and (z) in the case of Domestic Transaction Rate Advances or Multicurrency Transaction Rate Advances, be a period up to ten days as requested by or on behalf of the respective Borrower and

accepted by the Domestic Swing Line Lender or Multicurrency Swing
Line Lender, as the case may be; provided that:


                   (i)   The initial Interest Period for any
               Borrowing consisting of any such Advance shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of an Advance of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of a Euro Advance would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                 (iii) Any Interest Period in respect of a Euro Advance which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month;

                  (iv) No Interest Period shall extend beyond any date upon which any principal payment is due with respect to the Term Loans, or a prepayment is required to be made in the Domestic Revolving Loans or Multicurrency Revolving Loans, unless the aggregate principal amount of Term Loans, Multicurrency Revolving Loans, or Domestic Revolving Loans, as the case may be, that are not Fixed Rate Advances, or that have Interest Periods which will expire on or before the date of the respective payment or prepayment, is equal to or in excess of the amount of any such principal payments or prepayments to be made;

                   (v)   The Interest Period for a Fixed Rate
               Advance which is converted pursuant to
               Section 5.09(b) shall commence on the date of such conversion and shall expire on the date on which the Interest Periods for the Fixed Rate Advances of the other Lenders which were not converted expires; and

                  (vi)   No Interest Period with respect to the
               Loans shall extend beyond the
               Revolver/Multicurrency Maturity Date or Term Loan
               Final Maturity Date, as applicable.

               Section 5.05.  Fees.


               (a) On the Closing Date, Interface shall pay to the Domestic Agent, for the benefit of each Lender, an amendment fee in an amount equal to $7500 for each such Lender.

               (b) Interface shall pay to the Domestic Agent, for the account of and distribution of the respective Pro Rata Shares to the Domestic Syndicated Lenders, a commitment fee in respect of the Domestic Syndicated Loan Commitments computed at a per annum rate equal to the Applicable Commitment Fee Rate, for each fiscal quarter, calculated on the average daily unused portion of the Domestic Syndicated Loan Commitments of such Domestic Syndicated Lenders, such fee being payable quarterly in arrears on the last calendar day of each fiscal quarter of Interface, and on the Revolver/Multicurrency Maturity Date. If any Letters of Credit are or were outstanding at any time during such fiscal quarter, the average daily Aggregate L/C Outstandings thereunder shall constitute a usage of the Domestic Syndicated Loan Commitments (thereby reducing the unused portion of the Domestic Syndicated Loan Commitments by a corresponding amount) for purposes of calculating such commitment fee. Solely for purposes of calculating the fees due under this Section 5.05(b),
(i) no Domestic Bid Rate Loans shall constitute a usage of any of the Domestic Syndicated Loan Commitments of the Domestic Syndicated Lenders, and (ii) the aggregate principal amount of the Domestic Swing Line Loans from time to time outstanding shall constitute a usage of the Domestic Syndicated Loan Commitment only with respect to the Domestic Swing Line Lender.

               (c) The Multicurrency Borrowers shall pay to the Multicurrency Agent, for the account of and distribution of the respective Pro Rata Shares to the Multicurrency Syndicated Lenders, a commitment fee in respect of the Multicurrency Syndicated Loan Commitments computed at a per annum rate equal to the Applicable Commitment Fee Rate, for each fiscal quarter, calculated on the average daily unused portion of the Multicurrency Syndicated Loan Commitments of such Multicurrency Syndicated Lenders (based on the Dollar Equivalent of such unused portion and calculated in the manner set forth in the second sentence of Section 4.02(a)), such fee being payable quarterly in arrears on the last calendar day of each fiscal quarter of Interface, and on the Revolver/Multicurrency Maturity Date. Solely for purposes of calculating the fees due under this
Section 5.05(c), (i) no Multicurrency Bid Rate Loans shall constitute a usage of any of the Multicurrency Syndicated Loan Commitments of the Multicurrency Syndicated Lenders, and (ii) the aggregate principal amount of the Multicurrency Swing Line Loans from time to time outstanding shall constitute a usage of the Multicurrency Syndicated Loan Commitment only with respect to the Multicurrency Swing Line Lender.

               (d) The Borrowers shall pay to the Domestic Agent and Multicurrency Agent, as the case may be, an administration fee equal to $500 for each Domestic Bid Rate Quote Request and Multicurrency Bid Rate Quote Request, as the case may be, transmitted by a Borrower to such Agent pursuant to Section 3.06(c) or 4.06(c). Such administration fees shall be payable in arrears on the last calendar day of each fiscal quarter of Interface and on the Revolver/Multicurrency Maturity Date, for any period then ending for which such fees, if any, shall not have been previously paid.

               (e) The Borrowers shall pay to each Co-Agent a quarterly administrative fee, payable in advance in the

respective amount previously agreed in writing by Interface with respect to such Co-Agent.

               Section 5.06.  Voluntary Prepayments of
Borrowings.

               (a) The Borrowers may, at their option, prepay Borrowings consisting of Base Rate Advances, and Domestic Transaction Rate Advances and Multicurrency Transaction Rate Advances (in either case to the extent not outstanding as Fixed Rate Advances), at any time in whole, or from time to time in part, in amounts aggregating $250,000 or any greater integral multiple of $1000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Borrowings consisting of Fixed Rate Advances may be prepaid, at the applicable Borrower's option, in whole, or from time to time in part, in the respective minimum amounts and multiples set forth in Sections 2.01(b), 3.02(b), 3.05(b), 3.06(b), 4.02(b), 4.05(b), and 4.06(b), as applicable to the Type of Advance, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to
Section 5.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with
Section 5.06(c) below.

               (b) Each Borrower desiring to make a prepayment pursuant to Section 5.06(a) shall give written notice (or tele-phonic notice confirmed in writing) to the Appropriate Co-Agent of any intended prepayment (i) not less than one Business Day prior to any prepayment of Base Rate Advances, or Domestic Transaction Rate Advances or Multicurrency Transaction Rate Advances (to the extent outstanding as Fixed Rate Advances),
(ii) not less than two Business Days prior to any prepayment of CD Rate Advances, and (iii) not less than three Business Days prior to any prepayment of Euro Advances, Domestic Bid Rate Advances, or Multicurrency Bid Rate Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment, the Appropriate Co-Agent shall promptly notify each Lender whose Advance constitutes a portion of such Borrowing of the contents of such notice and of such Lender's share of such prepayment.

               (c) Each Borrower providing notice of prepayment pursuant to Section 5.06(b) may designate the Types of Advances and the specific Borrowings that are to be prepaid, provided that
(i) if any prepayment of Fixed Rate Advances of such Borrower made pursuant to a single Borrowing shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall immediately be converted into Base Rate Advances; and (ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Loans com-prising such Borrowing. In the absence of a designation by the respective Borrower, the Co-Agents shall, subject to the forego-ing, make such designation in their sole discretion. All volun-tary prepayments shall be applied to the payment of interest be-fore application to principal and shall be applied against sched-uled amortization payments in the inverse order of maturity.

               Section 5.07.  Payments, etc.

               (a)  (i)  Except as otherwise specifically
provided herein, all payments under this Agreement, the Letter of Credit Agreement, and the other Credit Documents, other than the payments specified in Section 5.07(a)(ii) below, shall be made without defense, set-off or counterclaim to the Domestic Agent not later than 11:00 A.M. (Eastern time) on the date when due and shall be made in Dollars in immediately available funds at its Payment Office.

               (ii) Except as otherwise specifically provided herein, all payments under this Agreement with respect to the Multicurrency Revolving Loans and the fees payable to the Multicurrency Agent pursuant to Section 5.05(c), (d) and (e), shall be made without defense, set-off or counterclaim to the Multicurrency Agent at the applicable Payment Office not later than 11:00 A.M. (Eastern time, in the case of such Agent, or 11:00 A.M. local time in the case of the applicable FC Bank, as the case may be) on the date when due and in immediately available funds in the applicable Currency, or at any other location of the Multicurrency Agent as the Multicurrency Agent may specify in writing to the Borrowers not later than Noon (Eastern time) on the Business Day prior to the Business Day such payment is due. All payments of principal and interest with respect to the Multicurrency Syndicated Loans shall be made in the Currency in which the related Borrowing was made.

               (b) (i) Any and all payments by the Borrowers hereunder or under the Notes or the Letter of Credit Agreement shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it (A) by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction of such Lender's appropriate Lending Office or any political subdivision thereof, and (B) by a jurisdiction in which any payments are to be made by any Borrower hereunder, other than the United States of America, the United Kingdom, or The Netherlands or any political subdivi-sion of any thereof, and that would not have been imposed but for the existence of a connection between such Lender and the juris-diction imposing such taxes (other than a connection arising as a result of this Agreement or the transactions contemplated by this Agreement), except in the case of taxes described in this clause (B), to the extent such taxes are imposed as a result of a change in the law or regulations of any jurisdiction or any applicable treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or ad-ministration thereof after the date of this Agreement (all such excluded net income taxes, franchise taxes and branch profit taxes collectively referred to as the "Excluded Taxes"; all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being collectively referred to in this Section 5.07(b) as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or the Letter of Credit Agreement to any Lender, (x) the sum so payable shall be increased by such amount (the "Gross-up Amount") as may be neces-sary so that after making all required deductions (including de-ductions with respect to Taxes owed by such Lender on the Gross-

up Amount payable under this Section 5.07(b)(i)) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (y) such Borrower shall make such deductions, and (z) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

               (ii) Each Borrower will indemnify each Lender for the full amount of Taxes (together with any Taxes or Excluded Taxes owed by such Lender applicable to the Gross-up Amount payable under clause (x) of Section 5.07(b)(i) or on the indemnification payments made by a Borrower under this
Section 5.07(b)(ii), but without duplication thereof), and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or such Excluded Taxes were correctly or legally asserted, so as to compensate such Lender for any loss, cost, expense or liability incurred as a consequence of any such Taxes. Payment pursuant to such indemnification shall be made within 10 Business Days from the date such Lender makes written demand therefor.

               (iii) Within 30 days after the date of any Borrower's payment of Taxes, such Borrower will furnish to the relevant Lender, at its appropriate Lending Office, the original or a certified copy of a receipt evidencing payment thereof.

               (iv) Each Lender that is a foreign Person (i.e., a Person other than a United States Person as defined in the Internal Revenue Code of 1986, as amended) hereby agrees that:

                    (A) it shall, prior to the time it becomes a Lender hereunder, deliver to Interface:

                         (1)  for each Lending Office located in
                    the United States of America, three (3)
                    accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), and/or

                         (2)  for each Lending Office located
                    outside the United States of America, three
                    (3) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001");

               in each case indicating that such Lender, on the date of delivery thereof, is entitled to receive payments of principal, interest and fees for the account of such Lending Office under this Agreement, the Notes, and the Letter of Credit Agreement free from withholding of United States Federal income tax; provided, that if the Form 4224 or Form 1001, as the case may be, supplied by a Lender fails to establish a complete exemption from United States withholding tax as of the date such Lender becomes a Lender, such Lender shall, within 15 days after a written request from Interface, deliver to Interface the forms or other documents necessary to establish a complete exemption from United States withholding tax as of such date;


                    (B)  if at any time such Lender changes its
               Lending Office or selects an additional Lending Office, it shall, at the same time or reasonably promptly thereafter (but only to the extent the forms previously delivered by it hereunder are no longer effective) deliver to Interface in replacement for the forms previously delivered by it hereunder:

                         (1)  for such changed or additional
                    Applicable Lending Office located in the United States of America, three (3) accurate and complete signed originals of Form 4224; or

                         (2)  otherwise, three (3) accurate and
                    complete signed originals of Form 1001;

               in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement, the Notes, and the Letter of Credit Agreement free from withholding of United States Federal income tax.

               (v)  Each Multicurrency Lender hereby agrees that:

                    (A) it shall, prior to the time it becomes a Multicurrency Syndicated Lender hereunder, deliver to Interface with respect to each of its Lending Offices, duly completed forms, or other evidence reasonably satisfactory to Interface, establishing that such Multicurrency Syndicated Lender, on the date of delivery thereof, is entitled to receive
               (i) payments of principal, interest and fees for the account of such Lending Office under this Agreement and the Notes without deduction and free from withholding of any income taxes imposed by The Netherlands, and (ii) payments of fees for the account of such Lending Office under this Agreement without deduction and free from withholding of any income taxes imposed by the United Kingdom; provided that if the forms or other evidence supplied by the Multicurrency Syndicated Lender fail to establish such a complete exemption from withholding tax of The Netherlands, or such a complete exemption from withholding tax of the United Kingdom with respect to payment of fees hereunder, as of the date such Multicurrency Syndicated Lender becomes a Multicurrency Syndicated Lender, such Multicurrency Syndicated Lender shall, within fifteen (15) days after a written request from Interface, deliver to Interface the forms or other documents necessary to establish such complete exemption from withholding tax as of such date;

                    (B)  it shall, as soon as practicable after
               the date of this Agreement, file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the United Kingdom Inland Revenue establishing

               that such Multicurrency Syndicated Lender, on the date of delivery thereof, is entitled to receive payments of principal and interest for the account of its Lending Office under this Agreement and the Notes without deduction and free from withholding of any income taxes imposed by the United Kingdom; provided that if the forms supplied by the Multicurrency Syndicated Lender fail to establish a complete exemption from withholding tax of the United Kingdom as of the date of delivery thereof, such Multicurrency Syndicated Lender shall, within fifteen (15) days after a written request from Interface, deliver to Interface the forms or other evidence reasonably satisfactory to Interface to establish a complete exemption from withholding tax of the United Kingdom as of such date; and

                    (C)  if at any time the Multicurrency
               Syndicated Lender changes its Lending Office or selects an additional Lending Office, it shall, at the same time or reasonably promptly thereafter (but only to the extent the forms previously delivered by it hereunder are no longer effective), deliver to Interface in replacement for the forms previously delivered by it hereun-der, such additional duly completed forms establishing that such Multicurrency Syndicated Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United Kingdom or The Netherlands income tax (to the extent such forms are required under the laws of the relevant jurisdiction to es-tablish such exemption).

               (vi) In addition to the documents to be furnished pursuant to Section 5.07(b)(iv) and (v), each Lender shall, promptly upon the reasonable written request of Interface to that effect, deliver to Interface such other accurate and complete forms or similar documentation as such Lender is legally able to provide and as may be required from time to time by any applicable law, treaty, rule or regulation of any jurisdiction in order to establish such Lender's tax status for withholding purposes or as may otherwise be appropriate to eliminate or minimize any Taxes on payments under this Agreement, the Notes, or the Letter of Credit Agreement. Each Lender furnishing forms to Interface pursuant to the requirements of Section 5.07(b)(iv) and (v), and this clause (vi), shall furnish copies of such forms to the Appropriate Co-Agent at the same time delivery of such forms is made to Interface.

               (vii) No Borrower shall be required to pay any amounts pursuant to Section 5.07(b)(i) or (ii) to any Lender for the account of any Lending Office of such Lender in respect of any United States withholding taxes payable hereunder (and a Borrower, if required by law to do so, shall be entitled to withhold such amounts and pay such amounts to the United States Government) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 5.07(b)(iv), and such Lender


shall not be entitled to exemption from deduction or withholding of United States Federal income tax in respect of the payment of such sum by any Borrower hereunder for the account of such Lending Office for, in each case, any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not hav-ing the force of law) after the date such Lender became a Lender hereunder.

               (viii) No Borrower shall be required to pay any amounts pursuant to Section 5.07(b)(i) or (ii) to any Multicurrency Syndicated Lender for the account of any Lending Office of such Lender in respect of any United Kingdom or The Netherlands withholding taxes payable hereunder (and a Borrower, if required by law to do so, shall be entitled to withhold such amounts and pay such amounts to the governments of the United Kingdom or The Netherlands, as the case may be) if the obligation to pay such additional amounts would not have arisen but for a failure by such Multicurrency Syndicated Lender to comply with its obligations under Section 5.07(b)(v), and such Multicurrency Syndicated Lender shall not be entitled to exemption from de-duction or withholding of United Kingdom or The Netherlands income tax in respect of the payment of such sum by any Borrower hereunder for the account of such Lending Office for, in each case, any reason other than a change in United Kingdom or The Netherlands law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations, by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date such Multicurrency Syndicated Lender became a Multicurrency Syndicated Lender hereunder.

               (ix) Within sixty (60) days of the written request of Interface, each Lender shall execute and deliver such certificates, forms or other documents, which can be reasonably furnished consistent with the facts and which are reasonably necessary to assist in applying for refunds of Taxes remitted hereunder.

               (x) Each Lender shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable by Borrowers pursuant to this Section 5.07(b), except to the extent that a Lender determines that such efforts would be disadvantageous to such Lender, as determined by such Lender and which determination, if made in good faith, shall be binding and conclusive on all parties hereto.

               (xi)  To the extent that the payment of any
Lender's Taxes by any Borrower gives rise from time to time to a Tax Benefit (as hereinafter defined) to such Lender in any jurisdiction other than the jurisdiction which imposed such Taxes, such Lender shall pay to such Borrower the amount of each such Tax Benefit so recognized or received. The amount of each Tax Benefit and, therefore, payment to such Borrower will be determined from time to time by the relevant Lender in its sole discretion, which determination shall be binding and conclusive on all parties hereto. Each such payment will be due and payable by such Lender to such Borrower within a reasonable time after the filing of the income tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; provided, however, if at any time thereafter such

Lender is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, the Borrower shall promptly, after notice thereof from such Lender, repay to Lender the amount of such Tax Benefit previously paid to the Borrower and rescinded, disallowed or nullified. For purposes of this section, "Tax Benefit" shall mean the amount by which any Lender's income tax liability for the taxable period in question is reduced below what would have been payable had the Borrower not been required to pay the Lender's Taxes. In case of any dispute with respect to the amount of any payment the Borrowers shall have no right to any offset or withholding of payments with respect to future payments due to any Lender under this Agreement, the Notes, or the Letter of Credit Agreement.

               (xii) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers and the Lenders contained in this
Section 5.07(b) shall survive the termination of this Agreement and the payment in full of the principal of, premium, if any, interest, and fees hereunder and under the Notes and the Letter of Credit Agreement.

               (f) Subject to Section 5.04(ii), whenever any payment to be made hereunder or under any Note or the Letter of Credit Agreement shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

               (g)  All computations of interest and fees
hereunder and under the Notes and the Letter of Credit Agreement shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed), except that interest on Eurocurrency Advances outstanding in British pounds sterling shall be computed on the basis of a year of 365 days for the actual number of days. Interest on Base Rate Advances, and Domestic Transaction Rate Advances and Multicurrency Transaction Rate Advances (to the extent not outstanding as Fixed Rate Advances), shall be calculated based on the Base Rate, Domestic Transaction Rate, or Multicurrency Transaction Rate, as the case may be, from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Fixed Rate Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by either Co-Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

               (h) Payment by any Borrower to the Appropriate Co-Agent in accordance with the terms of this Agreement or the Letter of Credit Agreement shall, as to such Borrower, constitute payment to the applicable Lenders under this Agreement or the Letter of Credit Agreement, as the case may be.

               Section 5.08.  Interest Rate Not Ascertainable,
etc. In the event that the Appropriate Co-Agent shall have determined (which determination shall be made in good faith and,


absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate, Special Adjusted LIBO Rate or the Fixed CD Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the United States secondary certificate of deposit market, as the case may be, or the Appropriate Co-Agent's position in such markets, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate, Special Adjusted LIBO Rate or Fixed CD Rate, as the case may be, then, and in any such event, the Appropriate Co-Agent shall forthwith give notice (by telephone confirmed in writing) to Interface and to the Lenders of such determination and a summary of the basis for such determination. Until the Appropriate Co-Agent notifies Interface that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Domestic Syndicated Loans, Term Loans, or Multicurrency Syndicated Loans to remain outstanding as CD Rate Advances, Special Adjusted LIBO Rate or Euro Advances as the case may be, shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances.

               Section 5.09.  Illegality.

               (a)  In the event that any Lender shall have
determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Fixed Rate Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Interface and to the Appropriate Co-Agent of such determination and a summary of the basis for such determination (which notice the Appropriate Co-Agent shall promptly transmit to the other Lenders).

               (b) Upon the giving of the notice to Interface referred to in subsection (a) above, (i) each Borrower's right to request and such Lender's obligation to fund portions of CD Rate Advances or Euro Advances, as the case may be, shall be immediately suspended, and such Lender shall make a Loan as part of the requested Borrowing consisting of a CD Rate Advance or Euro Advance, as the case may be, as a Base Rate Advance, which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected Fixed Rate Advance is then outstanding, the applicable Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Appropriate Co-Agent and the affected Lender, convert the affected Lender's portion of such Advance into a Loan of a different Type with an Interest Period ending on the date on which the Interest Period applicable to the affected Fixed Rate Advances expires, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 5.09(b).

               Section 5.10.  Increased Costs.

               (a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve

requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                   (i)   any Lender (or its applicable Lending
               Office) shall be subject to any tax, duty or other charge with respect to its portion of a Fixed Rate Advance or its obligation to fund a portion of a Fixed Rate Advance, or the basis of taxation of payments to any Lender of the principal of or interest on its portion of a Fixed Rate Advance or its obligation to fund a portion of a Fixed Rate Advance shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

                  (ii)   any reserve (including, without
               limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its portion of a Fixed Rate Advance or its obligation to fund a portion of a Fixed Rate Advance shall be imposed on any Lender or its applicable Lending Office or the London interbank market or the United States secondary certificate of deposit market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining a portion of a Fixed Rate Advance (except to the extent already included in the determination of the applicable interest rate in effect for such portion of the Fixed Rate Advance), or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then the Borrowers shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 5.07(b)), upon written notice from and demand by such Lender on Interface (with a copy of such notice and demand to the Appropriate Co-Agent), pay to the Appropriate Co-Agent for the account of such Lender, within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Interface and the Appropriate Co-Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

               (b) If any Lender shall advise either Co-Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 5.10(a) or any other circumstances beyond such Lender's reasonable control arising after the date of


this Agreement affecting such Lender or the London interbank market or the United States secondary certificate of deposit market or such Lender's position in such markets, the Adjusted LIBO Rate, the Special Adjusted LIBO Rate or the Fixed CD Rate, as the case may be, as determined by the Appropriate Co-Agent, will not adequately and fairly reflect the cost to such Lender of funding its portion of a Fixed Rate Advance, then, and in any such event:

                   (i) the Appropriate Co-Agent shall forthwith give notice (by telephone confirmed in writing) to Interface and to the other Lenders of such advice;

                  (ii) the Borrowers' right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding as a CD Rate Advance or Eurocurrency Advance, as the case may be, shall be immediately suspended; and

                 (iii) such Lender shall make a Loan as part of the requested Borrowing consisting of a CD Rate Advance or Euro Advance, as the case may be, as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing; provided however, in the event that any Lender determines with respect to a Eurocurrency Advance that while the Adjusted LIBO Rate will not adequately and fairly reflect the costs of such Lender but the Special Adjusted LIBO Rate would adequately and fairly reflect such costs, then such Lender's portion of such requested Borrowing shall bear interest based upon the Special Adjusted LIBO Rate, if available.

               Section 5.11.  Lending Offices.

               (a) Each Lender agrees that, if requested by the Borrowers, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its portions of Fixed Rate Advances affected by the matters or circumstances described in Sections 5.07(b), 5.08, 5.09 or 5.10 to reduce the liability of the Borrowers or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 5.11 shall affect or postpone any of the obligations of any Borrower or any right of any Lender provided hereunder.

               (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by any Borrower thereafter pursuant to
Section 5.07(b), such Lender shall use reasonable efforts to furnish Interface notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge the Borrowers from their obligations to such Lender pursuant to
Section 5.07(b) or otherwise result in any liability of such Lender.

               Section 5.12. Funding Losses. Each Borrower shall compensate each Lender, upon its written request to Interface (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its portions of Fixed Rate Advances, and any amounts required to be paid by any Multicurrency Syndicated Lender as a result of currency fluctuations of Currencies borrowed by it to make or carry Multicurrency Syndicated Loans, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds or Currencies and including loss of anticipated profits), which the Lender may sus-tain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Fixed Rate Advances to such Borrower does not occur on the date specified therefor in a notice given by any Borrower to either Co-Agent as provided herein (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 5.09(b)) of any Fixed Rate Ad-vances to such Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, such Borrower defaults in its obligation to repay its Fixed Rate Advances when required by the terms of this Agreement.

               Section 5.13.  Failure to Pay in Appropriate
Currency. If any Borrower is unable for any reason to effect payment of a Multicurrency Syndicated Loan in the appropriate Currency as required by Section 5.07(a)(ii) or if any Borrower shall default in the payment when due of any payment in the appropriate Currency, the Multicurrency Syndicated Lenders may, at their option, require such payment to be made to the Multicurrency Agent in the Dollar Equivalent of such Currency at the Multicurrency Agent's Payment Office specified for payments of Eurocurrency Advances outstanding in Dollars. In any such case, each Borrower agrees to hold the Multicurrency Syndicated Lenders harmless from any loss incurred by the Multicurrency Syndicated Lenders arising from any change in the value of Dollars in relation to such Currency between the date such payment became due and the date of payment thereof.

               Section 5.14. Assumptions Concerning Funding of Fixed Rate Advances. Calculation of all amounts payable to a Lender under this Article V shall be made as though that Lender had actually funded its portions of relevant Fixed Rate Advances through the purchase of deposits in the relevant market and Currency, as the case may be, bearing interest at the rate applicable to such Fixed Rate Advances in an amount equal to the amount of its portions of the Fixed Rate Advances and having a maturity comparable to the relevant Interest Period and, in the case of Eurocurrency Advances, through the transfer of such Eurocurrency Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided however, that each Lender may fund its portions of each of the Fixed Rate Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article V.



               Section 5.15.  Apportionment of Payments.
Aggregate principal and interest payments in respect of Loans and payments in respect of Letters of Credit, facility fees, commitment fees, and Letter of Credit fees shall be apportioned among all outstanding Commitments, Loans and Letters of Credit to which such payments relate, proportionately to the Lenders' respective Pro Rata Shares of such Commitments and outstanding Loans and Letters of Credit. The Appropriate Co-Agent shall promptly distribute to each Lender at its primary address set forth beside its name on the appropriate signature page hereof or such other address as any Lender may request its share of all such payments received by the Appropriate Co-Agent.

               Section 5.16. Sharing of Payments, Etc. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of any obligation of any Borrower hereunder or under the Letter of Credit Agreement (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share or L/C Pro Rata Share, as the case may be, of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and the Co-Agents of such receipt, and
(ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 5.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

               Section 5.17. Capital Adequacy. Without limiting any other provision of this Agreement or the Letter of Credit Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of January 9, 1995 (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or under the Letter of Credit Agreement to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten Business Days after written notice and demand by such Lender (with copies thereof to the Co-Agents), each Borrower shall from time to time pay to such Lender additional amounts

sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 5.17 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Interface by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

               Section 5.18.  Benefits to Guarantors.  In
consideration for the execution and delivery by the Guarantors
(other than Interface) of their Guaranty Agreement, the Borrowers agree to make the benefit of extensions of credit hereunder available to the Guarantors.

               Section 5.19.  Limitation on Certain Payment
Obligations.

               (a)  Each Lender or Agent shall make written
demand on Interface for indemnification or compensation pursuant to Section 5.07 no later than 90 days after the earlier of
(i) the date on which such Lender or Agent makes payment of such Taxes, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Agent for payment of such Taxes.

               (b)  Each Lender or Agent shall make written
demand on Interface for indemnification or compensation pursuant to Sections 5.12 and 5.13 no later than 90 days after the event giving rise to the claim for indemnification or compensation occurs.

               (c)  Each Lender or Agent shall make written
demand on Interface for indemnification or compensation pursuant to Sections 5.09 and 5.17 no later than 90 days after such Lender or Agent receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections.

               (d) In the event that the Lenders or Agents fail to give Interface notice within the time limitations prescribed in (a) or (b) above, neither Interface nor any other Borrower shall have any obligation to pay such claim for compensation or indemnification. In the event that the Lender or Agents fail to give Interface notice within the time limitation prescribed in
(c) above, neither Interface nor any other Borrower shall have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand.

               Section 5.20. Application of Loan Proceeds to Maturing Loans. Notwithstanding the provisions of Sections 3.02(d), 3.05(c), 3.06(d), 4.02(d), 4.05(c), and 4.06(d)
requiring the Lenders to make available proceeds of their respective Loans to the Domestic Agent or Multicurrency Agent, as the case may be, in connection with the Borrowing of Domestic Revolving Loans and Multicurrency Revolving Loans, to the extent that a Loan previously made by a Lender matures on the date of any such Borrowing of a requested Loan, such Lender shall apply that portion of the proceeds of the Loan it is then making


sufficient to effect the repayment of principal of the maturing
Loan owing to it, with any excess proceeds to be made available to the applicable Borrower as contemplated herein.


                           ARTICLE VI.

                     CONDITIONS TO BORROWINGS

               The obligation of each Lender to make Advances to the Borrowers hereunder is subject to the satisfaction of the following conditions:

               Section 6.01.  Conditions Precedent to
Effectiveness of Second Amended and Restated Credit Agreement.
In order for this Second Amended and Restated Credit Agreement to become effective on the Closing Date, all obligations of the Borrowers hereunder incurred at or prior to such date (including, without limitation, the Borrowers' obligations to reimburse the reasonable fees and expenses of counsel to the Co-Agents and any fees and expenses payable to the Co-Agents and the Lenders as previously agreed with Interface), shall have been paid in full, and the Co-Agents shall have received the following, in form and substance satisfactory in all respects to the Co-Agents:

                    (a)       the duly executed counterparts of
               this Agreement;

                    (b)  the duly completed Notes;

                    (c)  the Guaranty Agreements, Contribution
               Agreement, and Indemnity Agreement;

                    (d)       the Pledge Agreements accompanied,
               to the extent relevant under applicable law, by
               (i) all stock certificates representing the Pledged Stock, (ii) stock powers for those shares duly executed in blank, (iii) Uniform Commercial Code financing statements relating thereto, and
               (iv) any other documentation requested by the Collateral Agent in order to assure the perfection of a first priority lien in such Pledged Stock in favor of the Collateral Agent for the benefit of the Lenders;

                    (e)       certificate of the Borrowers in
               substantially the form of Exhibit F attached hereto and appropriately completed;

                    (f)       certificates of the Secretary or
               Assistant Secretary of each of the Credit Parties (or, in the case of any Foreign Subsidiary, a comparable company officer) attaching and certifying copies of the resolutions of the boards of directors (or, in the case of any Foreign Subsidiary, the comparable governing body of such entity) of the Credit Parties, authorizing as applicable (i) the execution, delivery and performance of the Credit Documents, and (ii) the granting of the pledges and security interests granted pursuant to the Pledge Agreements and the L/C Cash Collateral Assignment;

                    (g) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties (or, in the case of any Foreign Subsidiary, a comparable company officer) certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and
               (ii) the bylaws or comparable governing documents of such entities;

                    (h)  certified copies of the certificate or
               articles of incorporation of each Credit Party (or comparable organizational document of each Foreign Subsidiary), together with certificates of good standing or existence, as may be available from the Secretary of State (or comparable office or registry for each Foreign Subsidiary) of the jurisdiction of incorporation or organization of such Credit Party;

                    (i)  examination reports from the Uniform
               Commercial Code records of Cobb County and Troup County, Georgia, the Georgia Superior Court Clerks Cooperative Authority, and the Secretaries of State of the States of California, Maine, Michigan, Pennsylvania and Texas, in each case showing no outstanding liens or security interests granted by any Credit Party other than (x) Liens permitted by Section 9.02, and (y) Liens in favor of the Collateral Agent (whether acting under this Agreement or the 1997 Term Loan Agreement);

                    (j)       copies of all documents and
               instruments, including all consents,
               authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be ex-ecuted and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

                    (k)  certified copies of the Intercompany
               Loan Documents;

                    (l)  acknowledgments from each of G.
               Kimbrough Taylor, Jr. and Kilpatrick Stockton LLP as to their appointment as agent for service of process for the various Credit Parties;

                    (m) the Letter of Credit Agreement, the L/C Cash Collateral Assignment, the IRB Collateral Documents, together with all certificates, opinions, documents and instruments required to be furnished to the L/C Issuer pursuant to Section
               3.1 of the Letter of Credit Agreement;

                    (n)  certified copies of indentures, credit
               agreements, instruments, and other documents


               evidencing or securing Indebtedness of any Consolidated Company described on Schedule 9.01(b) or Schedule 9.01(j), in any single case in an amount not less than $2,000,000 (or the Dollar
               Equivalent thereof);

                    (o)  [Intentionally omitted];

                    (p)  certificates, reports and other
               information as the Co-Agents may request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material li-abilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans, Foreign Plans, and other compensation and employee benefit plans;

                    (q)  certificates, reports, environmental
               audits and investigations, and other information as the Co-Agents may request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from environmental and employee health and safety exposures to which the Consolidated Companies may be subject, and the plans of the Consolidated Companies with respect thereto;

                    (r)  certificates, reports and other
               information as the Co-Agents may request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material li-abilities or obligations arising from litigation (including without limitation, products liability and patent infringement claims) pending or threatened against the Consolidated Companies;

                    (s)  a summary, set forth in format and
               detail acceptable to the Co-Agents, of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies;

                    (t) the favorable opinions of (i) Kilpatrick Stockton LLP, United States counsel to the Credit Parties, substantially in the form of Exhibit G-1,
               (ii) Paisner & Co., United Kingdom counsel to Europe Limited substantially in the form of Exhibit G-2, and (iii) Nauta Dutilh, Netherlands counsel to Scherpenzeel B.V. substantially in the form of Exhibit G-3, in each case addressed to the Co-Agents and each of the Lenders, and covering such other matters as either Co-Agent or any Lender may reasonably request;

                    (u)  the favorable opinions of Clifford
               Chance, special counsel to the Co-Agents and the Lenders, as to any matters relating to the Credit Documents under the laws of the United Kingdom and the Netherlands as may be requested by the Co-Agents;

                    (v)  the favorable opinion of Allen, Allen &
               Hemsley (or Allens Arthur Robinson), special

               Australian counsel to the Co-Agents and the Lenders, as to any matters relating to the Credit
               Documents arising under Australian law as may be requested by the Co-Agents; and

                    (w)  the favorable opinion of McCarthy
               Tetrault, special Canadian counsel to the Co-
               Agents and the Lenders, as to any matters relating to the Credit Documents arising under Canadian law as may be requested by the Co-Agents.

In addition to the foregoing, the following conditions shall have been satisfied or shall have existed, all to the satisfaction of the Co-Agents, as of the time this Second Amended and Restated
Credit Agreement becomes effective:

                    (x) the Loans to be made on the Closing Date and the use of proceeds thereof shall not have contravened, violated or conflicted with, or involved the Co-Agents or any Lender in a vio-lation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority;

                    (y)  all corporate proceedings and all other
               legal matters in connection with the
               authorization, legality, validity and
               enforceability of the Credit Documents shall have been reasonably satisfactory in form and substance to the Required Lenders; and

                    (z) Interface shall have paid to the Domestic
               Agent (i) from the proceeds of the 1997 Term Loan,
               (A) $50,000,000 for application against the outstanding Domestic Revolving Loans, and (B) $25,000,000 for application against the outstanding Term Loans, and (ii) interest accrued and unpaid on the Loans paid as described in clause (i) to the date of such payment, and all compensation payments pursuant to Section 5.12.

               Section 6.02. Conditions to Initial Loans to Europe Limited. Prior to the making of the initial Multicurrency Syndicated Loans to Europe Limited, Interface and the Multicurrency Agent shall have received with respect to Europe Limited the forms required to be furnished by the Multicurrency Syndicated Lenders pursuant to Section 5.07(b)(v)(B) or such other satisfactory evidence, in each case, establishing a complete exemption for such Multicurrency Syndicated Lender from United Kingdom withholding tax for payments of all principal and interest from Europe Limited.

               Section 6.03. Conditions to All Loans. At the time of the making of all Loans (before as well as after giving effect to such Loans and the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

                    (a) there shall exist no Default or Event of Default;

                    (b)  all representations and warranties by
               Interface contained herein, and all
               representations and warranties by the other
               Borrowers contained herein, shall be true and cor-rect in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans (except that the representation and warranty set forth in Section 7.19 shall not be deemed to relate to any time subsequent to the date of the initial Loans hereunder);

                    (c)  since the date of the most recent
               financial statements of the Consolidated Companies described in Section 7.14(a), there shall have been no change which has had or could reasonably be expected to have a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 8.07);

                    (d)  there shall be no action or proceeding
               instituted or pending before any court or other governmental authority or, to the knowledge of any Borrower, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or
               (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Party to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies;

                    (e)  the Loans to be made and the use of
               proceeds thereof shall not contravene, violate or conflict with, or involve the Co-Agents or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to any of the Borrowers; and

                    (f)  Interface shall have given to the Co-
               Agents with its notice of Borrowing written notice of its intent to use any proceeds of any Loan then being requested for the purchase or carrying of any "margin stock" (as defined in the Margin Regulations); and

                    (g)  The Co-Agents shall have received such
               other documents (including, without limitation, any necessary Federal Reserve Form U-1 or other similar form required by the Margin Regulations) or legal opinions as the Co-Agents or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Co-Agents.

               Each request for a Borrowing and the acceptance by each Borrower of the proceeds thereof shall constitute a representation and warranty by such Borrower, as of the date of the Loans comprising such Borrowing, that the applicable

conditions specified in Sections 6.01 and 6.03 (and Section 6.02 with respect to Europe Limited) have been satisfied.



                           ARTICLE VII.

                  REPRESENTATIONS AND WARRANTIES

               Each of Interface (as to itself and all other
Consolidated Companies, whether or not Interface is a Borrower hereunder) and each of the other Borrowers (as to itself and all of its Subsidiaries) represents and warrants as follows:

               Section 7.01.  Organizational Existence;
Compliance with Law. Each of the Consolidated Companies is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and each of the Credit Parties has the corporate or other organizational power and authority and the legal right to own and operate its property and to conduct its business. Each of the Consolidated Companies
(i) other than the Credit Parties, has the corporate or other organizational power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, where (a) with respect to those Consolidated Companies that are not Credit Parties, the failure to have such power, authority and legal right as set forth in clause (i),
(b) the failure to be so qualified or in good standing as set forth in clause (ii), or (c) the failure to comply with Requirements of Law as set forth in clause (iii), would rea-sonably be expected, in the aggregate, to have a Materially Ad-verse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock or other equity interests, for each Subsidiary as of the date of this Agreement is accurately described on Schedule 7.01.

               Section 7.02.  Organizational Power;
Authorization. Each of the Credit Parties has the corporate or other organizational power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than (i) such consents, authorizations or filings which have been made or obtained (including without limitation, any necessary consultations with any Credit Party's supervisory board, works council ("Ondernemingsraad") or similar body), and
(ii) customary filings to perfect the Liens in favor of the Collateral Agent granted in the IRB Collateral Documents.

               Section 7.03.  Enforceable Obligations.  This
Agreement has been duly executed and delivered, and each other
Credit Document will be duly executed and delivered, by the


respective Credit Parties, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties, respectively, enforceable against the Credit Parties in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

               Section 7.04.  No Legal Bar.  The execution,
delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

               Section 7.05. No Material Litigation. Except as set forth on Schedule 7.05 or in any notice furnished to the Lenders pursuant to Section 8.07(i) at or prior to the respective times the representations and warranties set forth in this
Section 7.05 are made or deemed to be made hereunder, no litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of any Borrower, threatened by or against any of the Consolidated Companies, or against any of their respective properties or revenues, existing or future
(a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

               Section 7.06. Investment Company Act, Etc. None of the Credit Parties is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Credit Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Docu-ment.

               Section 7.07.  Margin Regulations.  No part of the
proceeds of any of the Loans will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

               Section 7.08.  Compliance With Environmental Laws.


               (a) The Consolidated Companies have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws, where such claims and liabilities under, and failures to comply with, such statutes, regulations, rules, ordinances, laws or licenses, would reasonably be expected to result in penalties, fines, claims or other liabilities (including, without limitation, remediation costs and expenses) to the Consolidated Companies in amounts in excess of $4,500,000, either individually or in the aggregate (including any such penalties, fines, claims, or liabilities relating to the matters set forth on Schedule 7.08(a)), except as set forth on Schedule 7.08(a) or in any notice furnished to the Lenders pursuant to Section 8.07(j) at or prior to the respective

times the  representations and warranties set forth in this
Section 7.08(a) are made or deemed to be made hereunder.

               (b) Except as set forth on Schedule 7.08(b) or in any notice furnished to the Lenders pursuant to Section 8.07(j) at or prior to the respective times the representations and warranties set forth in this Section 7.08(b) are made or deemed to be made hereunder, none of the Consolidated Companies has received during the period from January 1, 1983 through the date of this Agreement, any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company, where any such violation, spill, leak, release or contamination would reasonably be expected to result in penalties, fines, claims or other liabilities (including, without limitation, remediation costs and expenses) to the Consolidated Companies in amounts in excess of $4,500,000, either individually or in the aggregate (including any such penalties, fines, claims or liabilities relating to the matters set forth on Schedule 7.08(a)); provided, however, that with respect to the period from January 1, 1983, through December 31, 1986, such representation and warranty shall be deemed to be made only with respect to notices known to and disclosed by the Consolidated Companies in this Agreement and any additional notices of which any Credit Party has actual knowledge as of the date of this Agreement or hereafter.

               (c) The Consolidated Companies have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminates, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and
(v) the disposal of solid wastes.

               Section 7.09.  Insurance.  The Consolidated
Companies currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

               Section 7.10.  No Default.  None of the
Consolidated Companies is in default under or with respect to any Contractual Obligation in any respect which has had or is reasonably expected to have a Materially Adverse Effect.


               Section 7.11. No Burdensome Restrictions. Except as set forth on Schedule 7.11 or in any notice furnished to the Lenders pursuant to Section 8.07(p) at or prior to the respective times the representations and warranties set forth in this Sec-tion 7.11 are made or deemed to be made hereunder, none of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

               Section 7.12.  Taxes.  Except as set forth on
Schedule 7.12, each of the Consolidated Companies have filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this Section 7.12) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of Interface or any other Borrower, no claims are being asserted with respect to any such taxes, fees or other charges; excluding, however, for purposes of the foregoing portions of this Section, tax returns not filed or taxes not paid where the aggregate amount of taxes involved does not exceed $2,500,000 in the aggregate and the failure to file such returns or pay such taxes has resulted from the Consolidated Companies being without knowledge that the respective tax authorities are claiming such taxes to be due.

               Section 7.13. Subsidiaries. Except as disclosed on Schedule 7.01, on the date of this Agreement, Interface has no Subsidiaries and neither Interface nor any Subsidiary is a joint venture partner or general partner in any partnership. After the date of this Agreement, except as disclosed on Schedule 7.13 or in any notice furnished pursuant to Section 8.07(q) at or prior to the respective times the representations and warranties set forth in this Section 7.13 are made or deemed to be made hereunder, Interface has no Material Subsidiaries.

               Section 7.14.  Financial Statements.  The
Borrowers have furnished to the Co-Agents and the Lenders (i) the audited consolidated balance sheet of the Consolidated Companies as at December 29, 1996 and the related consolidated statements of income, shareholders' equity and cash flows for the 52-week period then ended, including in each case the related schedules and notes, and (ii) the unaudited balance sheet of the Consolidated Companies as at the end of the first fiscal quarter of 1997, and the related unaudited consolidated statements of in-come, shareholders' equity, and cash flows for the period then ended, setting forth in each case in comparative form the figures for the previous fiscal year and first fiscal quarter, as the case may be. The foregoing financial statements fairly present in all material respects the consolidated financial condition of such Consolidated Companies as at the dates thereof and results of operations for such periods in conformity with GAAP consistently applied. Such Consolidated Companies taken as a whole do not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments not reflected in the foregoing financial statements or the notes thereto.
Since December 29, 1996, there have been no changes with respect

to such Consolidated Companies which has had or would reasonably be expected to have a Materially Adverse Effect.

               Section 7.15.  ERISA.  Except as disclosed on
Schedule 7.15 or in any notice furnished to the Lenders pursuant to Section 8.07(k) at or prior to the respective times the representations and warranties set forth in this Section 7.15 are made or deemed to be made hereunder:

               (a)(1) Identification of Plans. (A) None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA, and (B) none of the Consolidated Companies maintains or contributes to any Foreign Plan;

               (2) Compliance. Each Plan and each Foreign Plan maintained by the Consolidated Companies have at all times been maintained, by their terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are subject to no tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 7.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

               (3) Liabilities. The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans or Foreign Plans of such Consolidated Compa-nies or any of their ERISA Affiliates, including without limita-tion, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans or Foreign Plans, where such liabilities, together with all other liabilities referred to in this Section 7.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

               (4) Funding. The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section 7.15 (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 7.15 (taken as a whole),


would have a Materially Adverse Effect if such amounts were then due and payable.

               (b) With respect to any Foreign Plan, reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction where the Foreign Subsidiary maintains its principal place of business or in which the Foreign Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Foreign Plans, together with all other liabilities referred to in this Section 7.15 (taken as a whole), would not have a Materially Adverse Effect.

               Section 7.16. Patents, Trademarks, Licenses, Etc. Except as set forth on Schedule 7.16 or in any notice furnished to the Lenders pursuant to Section 8.07(p) at or prior to the respective times the representations and warranties set forth in this Section 7.16 are made or deemed to be made hereunder,
(i) the Consolidated Companies have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and (ii) to the best of the Borrowers' knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of the Borrowers, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

               Section 7.17. Ownership of Property. Except as set forth on Schedule 7.17, (i) each Consolidated Company that is not a Foreign Subsidiary has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, and (ii) each Foreign Subsidiary owns or has a valid leasehold interest in all of its real property and owns or has a valid leasehold interest in, all of its other properties, in the case of clauses (i) and (ii) as such properties are reflected in the consolidated balance sheet of the Consolidated Companies as of December 29, 1996, referred to in Section 7.14, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Liens permitted hereby and title defects not constituting material impairments in the intended use for such properties.
The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases.

               Section 7.18. Indebtedness. Except as set forth on Schedules 7.18 and 9.01, none of the Consolidated Companies is an obligor in respect of any Indebtedness for borrowed money, or any commitment to create or incur any Indebtedness for borrowed money, in an amount not less than $1,000,000 in any single case, and such Indebtedness and commitments for amounts less than $1,000,000 do not exceed $5,000,000 in the aggregate for all such Indebtedness and commitments of the Consolidated Companies.

               Section 7.19.  Financial Condition.  On the
Closing Date and after giving effect to the transactions contemplated by this Agreement, the Letter of Credit Agreement, and the other Credit Documents, including without limitation, the use of the proceeds of the Term Loans, Multicurrency Revolving Loans, and Domestic Revolving Loans as provided in Articles II, III and IV (i) assets of each Credit Party at fair valuation and based on their present fair saleable value (including, without limitation, the fair and realistic value of (x) any contribution or subrogation rights in respect of any Guaranty Agreement given by such Credit Party, and (y) any Intercompany Loan owed to such Credit Party) will exceed such Credit Party's debts, including contingent liabilities (as such liabilities may be limited under the express terms of any Guaranty Agreement of such Credit Party), (ii) the remaining capital of such Credit Party will not be unreasonably small to conduct the Credit Party's business, and
(iii) such Credit Party will not have incurred debts, or have intended to incur debts, beyond the Credit Party's ability to pay such debts as they mature. For purposes of this Section 7.19, "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

               Section 7.20.  Intercompany Loans.  The
Intercompany Loans and the Intercompany Loan Documents have been duly authorized and approved by all necessary corporate and shareholder action on the part of the parties thereto, and constitute the legal, valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by general principles of equity.

               Section 7.21. Labor Matters. Except as set forth in Schedule 7.21 or in any notice furnished to the Lenders pursuant to Section 8.07(p) at or prior to the respective times the representations and warranties set forth in this Section 7.21 are made or deemed to be made hereunder, the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of the Borrowers, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act (in the case of Consolidated Companies that are not Foreign Subsidiaries) or any other applicable law dealing with such matters. All payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies where the



failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

               Section 7.22. Payment or Dividend Restrictions. Except as set forth in Section 9.12 or described on
Schedule 7.22, none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

               Section 7.23. Disclosure. No representation or warranty contained in this Agreement (including the Schedules at-tached hereto) or in any other document furnished from time to time pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading as of the date made or deemed to be made. Except as may be set forth herein (including the Sched-ules attached hereto) or in any notice furnished to the Lenders pursuant to Section 8.07 at or prior to the respective times the representations and warranties set forth in this Section 7.23 are made or deemed to be made hereunder, there is no fact known to the Borrowers which has had, or is reasonably expected to have, a Materially Adverse Effect.

                          ARTICLE VIII.

                      AFFIRMATIVE COVENANTS

               So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, Interface (whether or not it is a Borrower hereunder) and each other Borrower will:

               Section 8.01. Organizational Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate or other organizational existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation or other organization in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified would reasonably be expected to have a Materially Adverse Effect.

               Section 8.02. Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all Requirements of Law (including, without limitation, the Environmental Laws subject to the exception set forth in
Section 7.08(a) where the penalties, claims, fines, and other liabilities resulting from noncompliance with such Environmental Laws do not involve amounts in excess of $10,000,000 in the aggregate) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

               Section 8.03. Payment of Taxes and Claims, Etc. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case,

the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto.

               Section 8.04. Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions which are required to be maintained in order to prepare the consolidated financial statements of Interface in conformity with GAAP.

               Section 8.05.  Visitation, Inspection, Etc.
Permit, and cause each of its Subsidiaries to permit, any representative of any Co-Agent or Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as such Co-Agent or Lender may reasonably request after reasonable prior notice to Interface; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Interface shall be required. To the extent that any Co-Agent or Lender thereby obtains possession of non-public information constituting trade secrets, technology or other similar proprietary information identified to the Co-Agent or Lender in writing by Interface as being subject to confidential treatment under this Agreement, such party shall treat such information as confidential. In any event, such Co-Agent or Lender may, subject to Section 12.06(e), make disclosure to any assignee or participant, or to any prospective assignee or participant, in connection with an assignment or participation permitted thereby, or as required or requested by any governmental agency or representative thereof, or as required to defend any legal action or to exercise any rights, remedies or powers available to the Agents or Lender under the Credit Documents or as otherwise required by law or pursuant to legal process; provided, that, unless prohibited by applicable law or court order, such Co-Agent or Lender shall notify Interface as promptly as practicable after receipt thereof of any governmental request, subpoena or court order (other than any such request, subpoena or court order in connection with an examination of the financial condition of such Co-Agent or Lender by any governmental agency) for disclosure of any such non-public information; provided, however, that no delay or failure to provide such notice shall give rise to any claim, defense or right of offset against such Lender or Co-Agent hereunder. The foregoing shall not prohibit disclosure of such information to the extent it has become public information other than through a disclosure by a Co-Agent or Lender not otherwise permitted herein.

               Section 8.06.  Insurance; Maintenance of
Properties.

               (a)  Maintain or cause to be maintained with
financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as is customary for such companies under similar circumstances; provided, however, that in any event Interface and

each other Borrower shall use their best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of both Interface and the Co-Agents, be excessive.

               (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Interface may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Interface from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Interface, desirable in the conduct of its business or the business of any Consolidated Company.

               Section 8.07.  Reporting Covenants.  Furnish to
each Lender:

                    (a) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of Interface, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated and a "line of business" basis, and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated and a "line of business" basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and, except with respect to the financial statements prepared on a "line of business" basis, accompanied by a report thereon of BDO Seidman or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                    (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each fiscal quarter of Interface (other than the fourth fiscal quarter), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated and a "line of business" basis and the related statements of in-come, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal quarter and

               for the portion of Interface's fiscal year ended at the end of such quarter, presented on a consolidated and a "line of business" basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Interface's previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Interface that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated and "line of business" basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Interface's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes);

                    (c)  No Default/Compliance Certificate.
               Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate of the president, chief financial officer or principal accounting officer of Interface (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with Sec-tion 8.09 and Sections 9.01 through 9.05;

                    (d) Excess Cash Flow Certificate.  Together
               with the financial statements required pursuant to subsection (a) above, a certificate of the president, chief financial officer or principal accounting officer of Interface setting forth the calculation of Excess Cash Flow in reasonable detail for the fiscal year covered by such financial statements;

                    (e)  Auditor's No Default Certificate.
               Together with the financial statements required pursuant to subsection (a) above, a certificate of the accountants who prepared the report referred to therein, to the effect that, based upon their audit, there exists no Default or Event of Default under this Agreement, or if there exists a Default or Event of Default hereunder, specifying the nature thereof;

                    (f)  Annual Budget.  Within 120 days after
               the beginning of each fiscal year, an annual financial plan and forecasted balance sheets and statements of income, shareholders' equity, and


               cash flows for such fiscal year for the Consoli-dated Companies presented on a consolidated and "line of business" basis;

                    (g)  Notice of Default.  Promptly after any
               officer of Interface or any other Borrower has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief financial officer or principal accounting officer of Interface specifying the nature thereof and the proposed response thereto;

                    (h)  Asset Sales.  Together with the
               financial statements required pursuant to subsection (a) above, a certificate of the chief financial officer or principal accounting officer of Interface reporting all Asset Sales effected by the Consolidated Companies during the fiscal year covered by such financial statements which involved Asset Values in excess of $1,000,000 in any single transaction or related series of transactions, including the Asset Value of such assets and the amounts received by the Consolidated Companies with respect to such sales, and such other information regarding such transactions as any Co-Agent or Lender may rea-sonably request;

                    (i)  Litigation.  Promptly after (i) the
               occurrence thereof, notice of the institution of or any material adverse development in any material action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property of any thereof, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

                    (j)  Environmental Notices.  Promptly after
               receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $1,000,000;

                    (k)  ERISA.  (A)(i) Promptly after the
               occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (A) a "reportable event" described in
               Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such

               regulations), or (B) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Tax Code, or any tax, penalty or liability under any Requirement of Law applicable to any Foreign Plan, where any such taxes, penalties or liabilities exceed or could exceed $1,000,000 in the aggregate;

                    (ii)  Promptly after such notice must be
               provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) of ERISA or
               under Section 401(a)(29) or 412 of the Tax Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

                    (iii) Promptly after receipt, any notice
               received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Af-filiate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

                    (iv)  Promptly upon the filing thereof with
               the Internal Revenue Service ("IRS") or the
               Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

                    (v)  Upon the request of the Co-Agents,
               (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

                    (B)  Promptly upon any Consolidated Company
               becoming aware thereof, notice that (i) any material contributions to any Foreign Plan have not been made by the required due date for such contribution and such default cannot immediately be remedied, (ii) any Foreign Plan is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time, or (iii) a material change is



               anticipated to any Foreign Plan that may have a Materially Adverse Effect.

                    (l)  Liens.  Promptly upon any Consolidated
               Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than those Liens expressly permitted by Section 9.02;

                    (m) Domestication of Subsidiaries. Not less than 30 days prior thereto, notice of any intended domestication of any Foreign Subsidiary as a United States corporation, whether by merger, stock transfer or otherwise;

                    (n)  Public Filings, Etc.  Promptly upon the
               filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Interface to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material devel-opments in the business or financial condition of Interface and the other Consolidated Companies;

                    (o)  Accountants' Reports.  Promptly upon
               receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to Interface in connection with each annual, interim, or special audit of Interface's financial statements, including without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

                    (p)  Burdensome Restrictions, Etc.  Promptly
               upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in Section 7.11, (ii) failure of any Consolidated Company to hold in full force and effect those trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, the loss or absence of which could have a Materially Adverse Effect, and (iii) any strike, labor dispute, slow down or work stoppage as described in Section 7.21;

                    (q)  New Material Subsidiaries.  Within
               30 days after the formation or acquisition of any Material Subsidiary, or any other event resulting in the creation of a new Material Subsidiary, notice of the formation or acquisition of such Material Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Co-Agents may request;

                    (r)  Intercompany Asset Transfers.  Promptly
               upon the occurrence thereof, notice of the transfer of any assets from any Credit Party to any other Consolidated Company that is not a Credit Party (in any transaction or series of related transactions), excluding (i) sales or other transfers of assets in the ordinary course of business, where the Asset Value of such assets is greater than $5,000,000, and (ii) sales of accounts receivables or undivided ownership interests therein pursuant to the terms of the Accounts Receivable Facilities.

                    (s)  Asset Sales.  At any time that the
               aggregate amount of Asset Sales made by the Consolidated Companies after October 2, 1994 exceeds $10,000,000 (based on the Asset Values), prompt notice of any additional Asset Sale or related series of Asset Sales involving Asset Values of $1,000,000 or more; and

                    (t)  Other Information.  With reasonable
               promptness, such other information about the Consolidated Companies as any Co-Agent or Lender may reasonably request from time to time.

               Section 8.08.  Currency Contract.

               The Borrowers shall maintain in full force and effect Currency Contracts and Interest Rate Contracts pursuant to the FNBC Currency Contract, subject to no changes of material terms or conditions except as may be approved in writing by the Co-Agents, and/or additional Currency Contracts and Interest Rate Contracts pursuant to other interest rate and currency exchange agreements, and in any event sufficient to protect the Borrowers against fluctuations in interest and currency exchange rates with respect to principal and interest payments on an aggregate no-tional amount equal to $80,000,000 (or such lesser amount as shall have been consented to in writing by the Co-Agents, such consent not to be unreasonably withheld so long as such lesser amount is at least $40,000,000) for an initial average maturity of five (5) years (or such lesser initial average maturity as shall have been consented to in writing by the Co-Agents, such consent not to be unreasonably withheld so long as such lesser initial average maturity is at least three years). Notwithstanding the foregoing, the Consolidated Companies shall determine to their own satisfaction whether Currency Contracts and Interest Rate Contracts to which they are respective parties are sufficient to provide protection against fluctuations in interest rates and currency exchange rates, and to meet their respective needs and (notwithstanding any approval, or failure to approve, by the Co-Agents) neither the Co-Agents nor any Lender shall have any obligation or accountability with respect thereto or any obligation to propose, quote or enter into any Interest Rate Contract or Currency Contract.

               Section 8.09.  Financial Covenants.

               (a) Working Capital. Maintain as of the last day of each fiscal quarter Adjusted Working Capital of at least
$110,000,000.


               (b) Interest Coverage. Maintain as of the last day of each fiscal quarter, calculated with respect to the immediately preceding four fiscal quarters, an Interest Coverage
Ratio not less than 2.25 to 1.00.

               (c) Funded Debt Coverage. Maintain as of the last day of each fiscal quarter, a maximum Funded Debt Coverage
Ratio as shown below for each fiscal quarter ending during the periods indicated:

                                                          Maximum Funded
                                                          Debt Coverage
                          Period                              Ratio
                          ------                          -------------
                          January 9, 1995 through
                          June 29, 1997                     4.75:1.00
                          June 30, 1997 and thereafter      4.50:1.00

                (d)  Senior Funded Debt to Total Capitalization.
Maintain as of the last day of each fiscal quarter a maximum ratio of Senior Funded Debt to Total Capitalization, expressed as a percentage, of no more than 50%.

               (e) Leverage Ratio. Maintain as of the last day of each fiscal quarter a maximum Leverage Ratio of sixty-five percent (65%).

               (f) First Fiscal Quarter Calculations. Sched-ule 8.09 sets forth the calculation of the financial covenant amounts, ratios, and percentages required by paragraphs (a) through (e) of this Section 8.09 calculated as of the end of the first fiscal quarter of Interface's 1997 fiscal year.

               Section 8.10.  Notices Under Certain Other
Indebtedness. Immediately upon its receipt thereof, Interface shall furnish the Co-Agents a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness referred to in Section 9.01(b), (c), (e), (g), (i),
(j) or (k) (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $500,000, where such notice states or claims
(i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (ii) with respect to any Interface Control Debt, the existence or occurrence of any event or condition which requires or permits such holder(s) to exercise rights under any Change in Control Provision. Interface agrees to take such actions as may be necessary to require the holder(s) of Interface Control Debt (or any trustee or agent acting on their behalf) to furnish copies of all such notices directly to the Co-Agents simultaneously with the furnishing thereof to Interface, and that such requirement may not be altered or rescinded without the prior written consent of the Co-Agents.

               Section 8.11.  Additional Credit Parties and
Collateral. Promptly after (i) the formation or acquisition of any Material Subsidiary not listed on Schedule 7.13, (ii) the transfer of assets to any Consolidated Company if notice thereof is required to be given pursuant to Section 8.07(r) and as a result thereof the recipient of such assets becomes a Material

Subsidiary, (iii) the domestication of any Foreign Subsidiary that is a Material Subsidiary, or (iv) the occurrence of any other event creating a new Material Subsidiary (other than Interface SPC which shall not be deemed to be a Material Subsidiary for the purposes of this Section 8.11), Interface shall execute and deliver, and cause to be executed and delivered
(x) a Pledge Agreement (or, in the case of Interface Heuga Singapore Pte Ltd. or Interface Heuga Hong Kong Ltd., amendments or supplements to the existing Pledge Agreement with respect to the shares of such Subsidiary, or a new Pledge Agreement with respect to such shares, as the Co-Agents may require pursuant to the advice of their counsel) with respect to all capital stock of such Material Subsidiary if it is not a Foreign Subsidiary, or 66% of the capital stock of such Material Subsidiary if it is a Foreign Subsidiary directly owned by Interface or a Subsidiary that is not, and is not directly or indirectly controlled by, a Foreign Subsidiary, and (y) a Guaranty Agreement from each such Material Subsidiary that is not a Foreign Subsidiary, together with related documents of the kind described in Section 6.01(c),
(d), (f), (g), (h), and (t), all in form and substance satisfac-tory to the Co-Agents.

               Section 8.12. Accounts Receivable Facility. The Accounts Receivable Facilities shall provide to Interface and those Subsidiaries that are parties to the Receivables Transfer Agreements financing for accounts receivable of an aggregate amount outstanding at any time not to exceed $100,000,000.

                           ARTICLE IX.

                        NEGATIVE COVENANTS

               So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, neither Interface
(whether or not it is a Borrower hereunder) nor any other
Borrower will or will permit any Subsidiary to:

               Section 9.01.  Indebtedness.  Create, incur,
assume or suffer to exist any Indebtedness, other than:

                    (a)  Indebtedness under this Agreement and
               the 1997 Term Loan Agreement;

                    (b) The Senior Subordinated Notes and other
               Indebtedness outstanding on the Closing Date and described on Schedule 9.01(b);

                    (c)  purchase money Indebtedness to the
               extent secured by a Lien permitted by
               Section 9.02(b) or 9.02(f);

                    (d)  unsecured current liabilities (other
               than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business and either (i) not more than 90 days past due, or (ii) being disputed in good faith by appropriate proceedings with reserves for such disputed liability maintained in conformity with GAAP;



                    (e)  Indebtedness incurred with respect to
               (i) the Letters of Credit issued for the account of any Consolidated Company pursuant to the Letter of Credit Agreement, and (ii) unsecured letters of credit issued for the account of any Consolidated Subsidiary in the ordinary course of business in aggregate outstanding stated amounts not to exceed $5,000,000;

                    (f) Indebtedness (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) permitted under Section 9.02(c) or (d) or
               Section 9.06, or permitted under Section 9.03 in connection with the purchase, lease or other acquisition of property or assets where such Indebtedness is to the seller of such property or assets and represents a deferral of payment for such property or assets for a period not to exceed the lesser of (i) normal trade terms for such property or asset, or (ii) 180 days (commencing from the date of delivery or, if applicable, the date of installation of such property or asset);

                    (g)  Subordinated Debt (other than the Senior
               Subordinated Notes) in an aggregate principal amount not to exceed $50,000,000;

                    (h)  the Intercompany Loans described on
               Schedule 7.20 and any other loans between Consolidated Companies provided that (i) each loan or other extension of credit made by a Guarantor to another Consolidated Company that is not a Guarantor hereunder shall be made payable on demand and shall not be subordinated to other obligations of such Consolidated Company and all such loans and extensions of credit shall not exceed $35,000,000 in the aggregate at any one time outstanding (excluding Intercompany Loans listed on Schedule 7.20 and other Intercompany Loans made for the purpose of and used reasonably concurrently for acquisitions permitted by Sec-tion 9.03) unless otherwise agreed in writing by the Required Lenders, (ii) each loan or other extension of credit made to a Guarantor by another Consolidated Company that is not a Guarantor hereunder shall be made on a subordinated basis consistent with the subordinated Intercompany Loans in existence on the date of this Agreement and no portion of the principal amount thereof shall be payable prior to the Term Loan Final Maturity Date or Revolver/Multicurrency Maturity Date (whichever is last to occur), and (iii) such loans or other extensions of credit are otherwise permitted pursuant to the limitations of Section 9.05(c);

                    (i)  Indebtedness under the Interest Rate
               Contract(s) and Currency Contract(s) required to be maintained pursuant to Section 8.08, or other Currency Contracts entered into in the ordinary course of business consistent with past practices;

                    (j)  Unsecured lines of credit, revolving
               credit, and overdraft credit facilities described on Schedule 9.01(j), and each extension, renewal, and replacement of such credit facilities for principal amounts not in excess of the respective principal amounts shown on Schedule 9.01(j), and having maturities in each case not longer than two
               (2) years with annual renewals thereafter;

                    (k) Indebtedness, if any, owing by Interface or Interface SPC pursuant to the Accounts Receivable Facilities and Indebtedness, if any, owing by any other Consolidated Company party to the Receivables Transfer Agreements with respect thereto;

                    (l)  Indebtedness in an aggregate principal
               amount not to exceed $15,000,000 under the Distributor Credit Facilities (including, without limitation, Indebtedness arising from any Guaranty by Interface or its Subsidiaries required to be given in respect of a portion of the Distributor Credit Facilities in connection with the acquisition of ownership interests in any retail distributor), together with any extensions or renewals of such Distributor Credit Facilities to the extent that such extensions or renewals do not increase the respective principal amounts that may be outstanding under such Distributor Credit Facilities; and

               (m) other Indebtedness not to exceed $15,000,000 at any one time outstanding.

               Section 9.02.  Liens.  Create, incur, assume or
suffer to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

                    (a)  Liens existing on the date hereof
               disclosed on Schedule 9.02;

                    (b)  any Lien on any property securing
               Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property, provided that such Lien does not extend to any other property, and provided further that the aggregate amount of Indebtedness secured by all such Liens at any time does not exceed $10,000,000;

                    (c)  Liens for taxes not yet due, and Liens
               for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

                    (d)  statutory Liens of landlords and Liens
               of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by


               appropriate proceedings and with respect to which adequate reserves are being maintained;

                    (e)  Liens incurred or deposits made in the
               ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                    (f)  Liens (other than those permitted by
               paragraphs (a) through (e) of this Section 9.02) encumbering assets having an Asset Value not greater than $2,000,000 in the aggregate;

                    (g)  Liens (i) in favor of the Collateral
               Agent securing the Obligations hereunder and the "Obligations" as defined in the 1997 Term Loan Agreement, and (ii) securing Indebtedness under the Interest Rate Contract and Currency Contract required to be maintained pursuant to Section 8.08 (which Liens may be pari passu with the Liens in favor of the Co-Agents and Lenders securing the Obligations hereunder and the "Obligations" as defined in the 1997 Term Loan Agreement, provided that the properties and assets subject to such Liens, and the terms and conditions of all agreements and instruments granting or relating to such Liens, shall be subject to the prior written approval of the Co-Agents);

                    (h)  Liens on any property included in the
               IRB Collateral as may be approved by the Collateral Agent pursuant to the terms of the Letter of Credit Agreement; and

                    (i)  Liens, if any, that may be deemed to
               have been granted by any Consolidated Company in favor of SPARCC, the Bank Purchasers or their respective agents, on accounts receivable and related property of such Consolidated Companies as a result of the sale and assignment thereof (or of undivided ownership interests therein) to SPARCC, the Bank Purchasers or their respective agents pursuant to the Accounts Receivable Facilities.

               Section 9.03. Mergers, Acquisitions, Sales, Etc. Merge or consolidate with any other Person, or sell, lease, or otherwise dispose of its accounts, property or other assets (including capital stock of Subsidiaries), or purchase, lease or otherwise acquire all or any substantial portion of the property or assets (including capital stock) of any Person; provided, however, that the foregoing restrictions shall not be applicable to (i) sales of equipment or other personal property being replaced by other equipment or other personal property purchased as a Capital Expenditure item, (ii) other Asset Sales (but excluding Asset Sales occurring as part of any sale and leaseback transactions permitted by Section 9.06) where, on the date of execution of a binding obligation to make such Asset Sale (provided that if the Asset Sale is not consummated within six
(6) months of such execution, then on the date of consummation of

such Asset Sale rather than on the date of execution of such binding obligation), the Asset Value of Asset Sales occurring after October 2, 1994, taking into account the Asset Value of the proposed Asset Sale, would not exceed (A) during any fiscal quarter where Interface's Leverage Ratio for the preceding fiscal quarter is equal to or greater than 50%, $25,000,000 in the aggregate, (B) during any fiscal quarter where Interface's Leverage Ratio for the preceding fiscal quarter is less than 50% but equal to or greater than 35%, $50,000,000 in the aggregate, and (C) during any fiscal quarter where Interface's Leverage Ratio for the preceding fiscal quarter is less than 35%, an unlimited amount, and in any such case where the Net Proceeds of any such Asset Sale are applied to the extent required by Sec-tion 2.03, Section 3.04 and Section 4.04, (iii) sales of inventory in the ordinary course of business, (iv) sales of accounts receivable (or of undivided ownership interests therein) pursuant to the Accounts Receivable Facilities as along as the total "Investment" of the purchasers party to the Receivables Backup Purchase Agreements and the Receivable Sale Agreements (as such term is defined in each such agreement) shall not exceed $100,000,000 in aggregate amount outstanding at any time, (v) purchases or other acquisitions of all or any substantial portion of the property or assets of any Person (including capital stock) during any fiscal year, provided that such transactions (x) have been approved in advance by a majority of the board of directors of the seller, and (y) have been demonstrated to the satisfaction of the Co-Agents, through the preparation and delivery by Interface to the Lenders prior to the execution of a contractual obligation to make such purchase, of pro forma financial statements demonstrating the effect of such transaction (in such detail and using such form of presentation of historical and forecasted financial information as may be satisfactory to the Co-Agents), not to adversely affect the continued compliance of the Consolidated Companies with the terms of this Agreement,
(vi) Asset Sales occurring as part of any sale and leaseback transactions permitted pursuant to Section 9.06, or (vii) The 1996 Reorganization Transactions; provided, however, that no transaction pursuant to clauses (i), (ii), (v) or (vi) above shall be permitted if any Default or Event of Default otherwise exists at the time of such transaction or would otherwise exist as a result of such transaction.

               Section 9.04. Dividends, Etc. Interface shall not declare or pay any dividend on its capital stock, or make any payment to purchase, redeem, retire or acquire any of its Subordinated Debt or capital stock or any option, warrant, or other right to acquire such Subordinated Debt or capital stock, other than:

                         (i)  dividends payable solely in shares
                    of capital stock;

                         (ii) payments made by Interface to
                    repurchase any shares of Class A Common Stock of Interface previously delivered as a portion of the consideration paid in the Prince Street Acquisition, as may be provided in the Prince Street Acquisition Agreement; and

                         (iii) cash dividends declared and paid,
                    and all other such payments made, after
                    December 29, 1991 (but excluding any payments made pursuant to clause (ii) above) in an ag-gregate amount at any time not to exceed (x) $10,000,000, plus (y) fifty percent (50%) of Consolidated Net Income (or minus one hundred percent (100%) of Consolidated Net Loss) earned during Interface's 1992 fiscal year and thereafter (such period to be treated as one accounting period);

provided, however, no such payment may be made pursuant to clause
(ii) above, and no such dividend or other payment may be paid or made pursuant to clause (iii) above, unless (x) the full amount of the mandatory prepayment required by Section 2.03(b), Section
3.04 or Section 4.04 has been made, and (y) no Default or Event of Default exists at the time of such declaration or payment, or would exist as a result of such declaration or payment. Nothing in this Section 9.04 shall prevent the conversion of the Convertible Preferred Stock into the common stock of Interface.

               Section 9.05.  Investments, Loans, Etc.  Make,
permit or hold any Investments in any Person, or otherwise acquire or hold any Subsidiaries, other than:

                    (a)  Investments in Subsidiaries that are
               Guarantors under this Agreement and Investments by Interface in Interface SPC in the form of the Receivables Subordinated Notes;

                    (b) Investments made and simultaneously used for the acquisition of the capital stock of any Person, or all or any substantial portion of the property or assets of any Person, in an acquisition permitted pursuant to Section 9.03;

                    (c)  Investments in Subsidiaries, other than
               those Subsidiaries that are Guarantors under this Agreement, made after October 2, 1994, in an aggregate amount not to exceed $35,000,000 unless otherwise consented to in writing by the Required Lenders; provided, however, that no Investment may be made at any time that a Default or Event of Default has occurred and is continuing or would exist as a result of such Investment;

                    (d)  direct obligations of the United States
               or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

                    (e)  commercial paper maturing within one
               year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

                    (f)  time deposits maturing within one year
               from the date of creation thereof with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the

               United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

                    (g)  Investments made by Plans and Foreign
               Plans; and

                    (h)  Investments (other than those permitted
               by paragraphs (a) through (g) above) in an aggregate amount not to exceed an amount equal to 15% of Interface's Consolidated Net Worth.

               Section 9.06. Sale and Leaseback Transactions. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for such transactions occurring after the date of this Agreement (i) with respect to properties first acquired by any of the Consolidated Companies after the date of this Agreement with the intent at the time of such acquisition that such properties be the subjects of such transactions, and such transactions are actually consummated within 60 days after the initial acquisition of such properties, so long as the Asset Values of such properties do not exceed $25,000,000 in the aggregate, and (ii) with respect to all other properties in all such transactions, so long as the Asset Values of such other properties do not exceed $5,000,000 in the aggregate.

               Section 9.07.  Transactions with Affiliates.

               (a) Enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Af-filiate of any Consolidated Company (but excluding any Affiliate which is also a Consolidated Company), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

               (b)  Convey or transfer to any other Person
(including any other Consolidated Company) any real property, buildings, or fixtures used in the manufacturing or production operations of any Consolidated Company, or convey or transfer to any other Consolidated Company any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer.

               Section 9.08. Optional Prepayments. Directly or indirectly, prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with the optional prepayment, redemption or retirement of, any of its Indebtedness, or give a notice of redemption with respect to any such Indebtedness, or make any payment in violation of the

subordination provisions of any Subordinated Debt, except with respect to (i) the Obligations under this Agreement and the Notes, and Indebtedness arising under the 1997 Term Loan Agreement, (ii) redemptions, purchases or other acquisition of the Subordinated Debentures as previously permitted by this Agreement, (iii) prepayments of Indebtedness outstanding pursuant to revolving credit, overdraft and line of credit facilities permitted pursuant to Section 9.01, (iv) permitted prepayments of Indebtedness incurred in connection with industrial revenue bonds upon the occurrence of a determination of an event of taxability entitling the holder(s) thereof to receive a higher rate of interest, (v) Intercompany Loans made or outstanding pursuant to
Section 9.01(h)(i) where demand for payment has been made in accordance with Section 9.13, and (vi) Intercompany Loans made or outstanding pursuant to Section 9.01(h)(ii) upon the prior written consent of the Co-Agents.

               Section 9.09. Changes in Business. Enter into any business which is substantially different from that presently conducted by the Consolidated Companies taken as a whole, except where the aggregate Investment made, and other funds expended or committed, with respect to such business does not exceed $7,500,000.

               Section 9.10. ERISA. Take or fail to take any action with respect to any Plan or Foreign Plan of any Consolidated Company or, with respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Tax Code, including without limitation (i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, or any unfunded liabilities under any Foreign Plan, without first obtaining the written approval of the Required Lenders, where such actions or failures could result in a Material Adverse Effect.

               Section 9.11.  Additional Negative Pledges.
Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Consolidated Company, other than pursuant to (i) Section 9.02,
(ii) the terms of any agreement, instrument or other document pursuant to which any Indebtedness permitted by Section 9.02(b) or 9.02(g) is incurred by any Consolidated Company, so long as such prohibition or restriction applies only to the property or asset being financed by such Indebtedness, (iii) any requirement of applicable law or any regulatory authority having jurisdiction over any of the Consolidated Companies; and (iv) the terms of the Accounts Receivable Facilities with respect to the accounts receivable and related property transferred thereunder and the stock and other assets of Interface SPC.

               Section 9.12. Limitation on Payment Restrictions Affecting Consolidated Companies. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to
(i) pay dividends or make any other distributions on such Consolidated Company's stock, other than the restrictions on payment of dividends on Interface's common stock imposed in

connection with the Convertible Preferred Stock, or (ii) pay any indebtedness owed to Interface or any other Consolidated Company, or (iii) transfer any of its property or assets to Interface or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Credit Documents or the 1997 Term Loan Agreement. Notwithstanding the foregoing, nothing in this Section 9.12 shall be deemed to prohibit restrictions on dividends and distributions payable by Interface SPC, set forth in, or required by, the terms of any document executed in connection with the Accounts Receivable Facilities.

               Section 9.13. Actions Under Certain Documents. Without the prior written consent of the Co-Agents (which consent shall not be unreasonably withheld), modify, amend, cancel or rescind the Intercompany Loans or Intercompany Loan Documents, or Subordinated Debt or any agreements or documents evidencing or governing Subordinated Debt (except that a loan between Consolidated Companies as permitted by Section 9.01(h) may be modified or amended so long as it otherwise satisfies the requirements of clause (ii) of Section 9.01(h)), or make demand of payment or accept payment on any Intercompany Loans permitted by Section 9.01(h)(ii), except that current interest accrued thereon as of the date of this Agreement and all interest subsequently accruing thereon (whether or not paid currently) may be paid unless an Event of Default has occurred and is continuing. In addition to the foregoing, without the prior consent of the Co-Agents, the Consolidated Companies shall not enter into any amendment or modification of the documents executed in connection with the Accounts Receivable Facilities which changes the definition of "Investment" or "Event of Termination" used therein or any other material provision thereof.

               Section 9.14. Designated Senior Indebtedness. Without the prior written consent of the Co-Agents, cause any Indebtedness of Interface or any of its Subsidiaries, other than Indebtedness owing under the 1997 Term Loan Agreement, to become "Designated Senior Indebtedness" as provided in the Senior Subordinated Notes Indenture.

                            ARTICLE X.

                        EVENTS OF DEFAULT

               Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

               Section 10.01. Payments. Any Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or any Borrower shall fail to make within five (5) days after the due date thereof any payment of interest, fee or other amount payable hereunder;

               Section 10.02.  Covenants Without Notice.
Interface or any Borrower shall fail to observe or perform any covenant or agreement contained in Sections 8.07(g), 8.09, 8.12,
9.01 through 9.06, 9.08, 9.09, and 9.11 through 9.14;

               Section 10.03.  Other Covenants.  Interface or any
Borrower shall fail to observe or perform any covenant or


agreement contained in this Agreement, other than those referred to in Sections 10.01 and 10.02, and, if capable of being remedied, such failure shall remain unremedied for 25 days after the earlier of (i) Interface's or any Borrower's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Interface by any Co-Agent or Lender;

               Section 10.04.  Representations.  Any
representation or warranty made or deemed to be made by Interface, any other Borrower or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agents or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

               Section 10.05.  Non-Payments of Other
Indebtedness. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $2,500,000 in the aggregate;

               Section 10.06. Defaults Under Other Agreements. Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $2,500,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

               Section 10.07. Bankruptcy. Interface or any other Material Company shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against any Material Company and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of any Material Company; or any Material Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Material Company or there is commenced against any Material Company any such proceeding which remains undismissed for a period of 60 days; or any Material Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Material Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Material Company makes a general assignment for the benefit of creditors; or any Material Company shall fail to pay, or shall state that it

is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Material Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Material Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Material Company for the purpose of effecting any of the foregoing;

               Section 10.08.  ERISA.  A Plan or Foreign Plan of
a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates

                 (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan or Foreign Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan or Foreign Plan under applicable law, the terms of such Plan or Foreign Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

               (ii)is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan or Foreign Plan; or

               (iii)     shall require a Consolidated Company to
provide security under applicable law, the terms of such Plan or Foreign Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

               (iv)results in a liability to a Consolidated Company under applicable law, the terms of such Plan or Foreign Plan, or Title IV of ERISA;

 and there shall result from any such failure, waiver, termination or other event a liability to the PBGC (or any similar Person with respect to any Foreign Plan) or a Plan that would have a Materially Adverse Effect.

               Section 10.09. Money Judgment. A judgment or order for the payment of money in excess of $2,500,000 or otherwise having a Materially Adverse Effect shall be rendered against Interface or any other Material Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

               Section 10.10. Ownership of Credit Parties. If any Borrower (other than Interface) shall at any time fail to be a wholly owned Subsidiary of Interface, either directly or indi-rectly through another wholly owned Subsidiary of Interface, ex-cept where all outstanding Loans made to such Borrower have been paid in full and the Lenders shall have no further obligation to extend additional credit to such Borrower;

               Section 10.11.  Change in Control of Interface.
(i) Any Change in Control shall occur or exist, or (ii) any event or condition shall occur or exist which, pursuant to the terms of any Change in Control Provision, requires or permits the

holder(s) of Interface Control Debt to require that such Interface Control Debt be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Interface Control Debt to be accelerated in any respect; provided, however, that no Event of Default hereunder shall be deemed to exist upon the occurrence of any event or condition described in the foregoing clauses (i) or (ii) until thirty
(30) days after the first occurrence or existence of such event or condition;

               Section 10.12.  Default Under Other Credit
Documents. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document (excluding the IRB Collateral Documents), or any Credit Document (including the IRB Collateral Documents) ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Interface or any other Credit Party, or at any time it is or becomes unlawful for Interface or any other Credit Party to perform or comply with its obligations under any Credit Document (including the IRB Collateral Documents), or the obligations of Interface or any other Credit Party under any Credit Document (including the IRB Collateral Documents) are not or cease to be legal, valid and binding on Interface or any such Credit Party;

               Section 10.13.  Default Under Interest Rate
Contract or Currency Contract. Any event or condition shall occur or exist which causes, or permits any party thereto (other than the Consolidated Company or Companies party thereto) to cause, the termination or cancellation of the FNBC Currency Contract or any other Interest Rate Contract or Currency Contract (excluding any termination or cancellation effected at the option of Interface in the exercise of Interface's business judgment or any other termination or cancellation of such Interest Rate Contract or Currency Contract not resulting from any breach of such agreement or default thereunder by any Consolidated Company or Companies), and as a result of such cancellation or termi-nation, any of the Consolidated Companies would be required to make net payments thereunder in excess of $2,500,000 in the ag-gregate;

               Section 10.14. Attachments. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an Asset Value exceeding $5,000,000 in aggregate and is not removed within 90 days of the same being made;

               Section 10.15. Accounts Receivable Facility. There shall exist and continue for five (5) days any "Event of Termination" as provided under the terms of any of the Receivables Backup Purchase Agreements or the Receivables Sale Agreements (collectively, the "Receivables Securitization Agreements") other than an Event of Termination which arises from: (i) the matters described in subsection 12.1(f) of the Receivables Securitization Agreements; (ii) any reduction in Interface's credit rating (or the imputed equivalent thereof);
(iii) the operation of a cross-termination provision in such Receivables Securitization Agreements (that is, a provision in such Receivables Securitization Agreements under which the occurrence of any "Event of Termination" under any other Receivables Securitization Agreement is also an Event of Termination under such Receivables Securitization Agreements) which is not otherwise an Event of Default hereunder; (iv) any

Consolidated Company's failure to comply with, or its making of any changes in or supplements to, its credit and collection policies; (v) any failure by Interface to maintain the minimum net worth required in Interface SPC under the terms of such Receivables Securitization Agreements; (vi) any amendment of the terms of any Consolidated Company's accounts receivable or any contract relating thereto or any waiver by such Consolidated Company of the terms and conditions of such contract; (vii) any change in the character of the business of any of the Consolidated Companies (which is not a violation of Section 9.09 hereof) or in their respective credit and collection policies;
(viii) Interface SPC's entering into or becoming a party to any agreement or instruments incidental to its administration or operation other than those expressly permitted under the terms of such Receivables Securitization Agreement; (ix) any determination that the payment by Interface SPC to any of the Consolidated Companies of 100% of the net book value of the accounts receivable does not constitute the "reasonably equivalent value" of the accounts receivable and related rights sold by such Consolidated Company to Interface SPC in connection with the Accounts Receivable Facilities; (x) any change in the Certificate of Incorporation or By-Laws of Interface SPC; (xi) any failure by Interface SPC or Interface to comply with any of the affirmative or negative covenants in such Receivables Securitization Agreement which relate to the establishment and maintenance of Interface SPC's separate legal identity; (xii) the past-due or defaulted accounts receivable of any or all of the Consolidated Companies exceeding any applicable limitations set forth in such Receivables Securitization Agreement; (xiii) the aggregate "Dilutions" (as such term is defined in such Receivables Securitization Agreement) on any or all of the Consolidated Companies' accounts receivable exceeding any applicable limitation set forth in such Receivables Securitization Agreement; or (xiv) the "Portfolio Turnover" (as such term is used in such Receivables Securitization Agreement) exceeding any applicable limitation set forth in such Receivables Securitization Agreement; or

               Section 10.16.  1997 Term Loan Agreement.  There
shall exist or occur any "Event of Default" as provided under the terms of the 1997 Term Loan Agreement.



                           ARTICLE XI.

                 THE CO-AGENTS; COLLATERAL AGENT

               Section 11.01 Appointment of Co-Agents. Each Multicurrency Syndicated Lender hereby designates FNBC as Multicurrency Agent to administer all matters concerning the Multicurrency Revolving Loans and to act as herein specified. Each Domestic Syndicated Lender and Term Lender hereby designates STBA as Domestic Agent to administer all matters concerning the Domestic Revolving Loans (including, without limitation, the L/C Subcommitments) and the Term Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Appropriate Co-Agent to take such actions on its behalf under the provisions of this Agreement, the Letter of Credit Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein,

and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Appropriate Co-Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Co-Agents may perform any of their duties hereunder by or through their agents or employees.

               Section 11.02.  Appointment of Collateral Agent.
(a) Each Co-Agent and each Lender hereby designates STBA as Col-lateral Agent and hereby authorizes the Collateral Agent to enter into each of the Security Documents substantially in the form attached hereto and to the Letter of Credit Agreement, and to take all action contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Collateral Agent for the benefit of the Co-Agents and the Lenders and the other beneficiaries thereof upon the terms thereof. The Co-Agents and the Lenders further agree that the Collateral Agent may assign its rights and obligations as Collateral Agent under any of the Security Documents to any affiliate of the Collateral Agent or to any trustee, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Security Documents) be entitled to all the rights of the Collateral Agent under and with respect to the applicable Security Document.

               (b)  In each circumstance where, under any
provision of any Security Document, the Collateral Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Collateral Agent under such Security Document, the Collateral Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; provided, however, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Collateral Agent's judgment, ministerial or administrative in nature; provided, further, that in no event shall the Collateral Agent be required, and in all cases shall be fully justified in failing or refusing, to take any action under or pursuant to any Security Document which, in the reasonable opinion of the Collateral Agent, (a) would be contrary to the terms of any Security Document or would subject it or its officers, employees, or directors to liability, unless and until the Collateral Agent shall be indemnified or tendered security to its satisfaction by the Lenders against any and all loss, cost, expense or liability in connection therewith, or (b) would be contrary to law, in each case anything herein or elsewhere con-tained to the contrary notwithstanding. In each circumstance where any consent of or direction from the Required Lenders is required, the Collateral Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Collateral Agent's proposed course of action with respect thereto. In the event the Collateral Agent shall not have received a response from any Lender within five (5) Business Days after such Lender's receipt of such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Collateral Agent.

               Section 11.03. Nature of Duties of Agents. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement, the Letter of Credit Agreement, and the other Credit Documents. None of the Agents nor any of their respective officers, directors, employees or

agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agents shall be ministerial and administrative in nature; the Agents shall not have by reason of this Agreement or the Letter of Credit Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agents any obligations in respect of this Agreement, the Letter of Credit Agreement, or the other Credit Documents except as ex-pressly set forth herein.

               Section 11.04.  Lack of Reliance on the Agents.

               (a) Independently and without reliance upon the Agents, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement or the Letter of Credit Agreement, the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Loans, or the issuance of any Letters of Credit, or at any time or times thereafter.

               (b) The Agents shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Guaranty Agreements, the Pledge Agreements, the Letter of Credit Agreement, the L/C Cash Collateral Assignment, the IRB Collateral Documents, or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Guaranty Agreements, the Pledge Agreements, the Letter of Credit Agreement, the L/C Cash Collateral Assignment, the IRB Collateral Documents, or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default; provided, however, to the extent the Agents have been advised that a Lender has not received any information formally delivered to the Agents pursuant to Section 8.07, the Agents shall deliver or cause to be delivered such information to such Lender.

               Section 11.05. Certain Rights of the Agents. If any Agent shall request instructions from the Required Lenders or the Required Multicurrency Syndicated Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement or the Letter of Credit Agreement, such Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from such Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining

from acting hereunder in accordance with the instructions of the Required Lenders or the Required Multicurrency Syndicated Lenders where required by the terms of this Agreement or the Letter of Credit Agreement.

               Section 11.06. Reliance by Agents. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agents may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

               Section 11.07. Indemnification of Agents. To the extent the Agents are not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify (i) each Appropriate Co-Agent, ratably according to the respective principal amounts of the Loans and participations in Letters of Credit outstanding by each Lender under the Facilities administered by such Agent of which such Lender is a part (or if no amounts are outstanding, ratably in accordance with their respective Commitments under the Facilities administered by such Agent of which such Lender is a part), and (ii) the Collateral Agent, ratably according to the respective amounts of the Loans and Letters of Credit outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the Total Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

               Section 11.08. The Agents in their Individual Capacity. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, and its obligations pursuant to the Letter of Credit Agreement and the reimbursement obligations to it thereunder, each Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include each of the Agents in its individual capacity. The Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement, the Letter of Credit Agreement, and otherwise without having to account for the same to the Lenders.

               Section 11.09. Holders of Notes. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agents. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

               Section 11.10.  Successor Agents.

               (a) Any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers and may be removed at any time with or without cause by the Required Lenders; provided, however, the Collateral Agent may not resign or be removed except where the Collateral Agent is also resigning or being removed and a successor Collateral Agent has been appointed under this Agreement and the 1997 Term Loan Agreement and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right, upon five days' notice to the Borrowers, to appoint a successor Agent; provided, however, that no Person shall be appointed as a successor Collateral Agent by the Required Lenders unless such Person is simultaneously being appointed as Collateral Agent under the 1997 Term Loan Agreement. If no suc-cessor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then, upon five days' notice to the Borrowers, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall (i) be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000, and (ii) in the case of a successor Collateral Agent, simultaneously be appointed as Collateral Agent under the 1997 Term Loan Agreement.

               (b) Upon the acceptance of any appointment as an Agent hereunder and under the Letter of Credit Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement or the Letter of Credit Agreement.

               Section 11.11.  Interests of FNBC and its
Affiliates. Each of the Lenders confirms and acknowledges that FNBC has advised it that FNBC has engaged in other transactions with, and performed financial advisory services for, Interface, and further that certain affiliates of FNBC and a partnership comprised of employees of an FNBC affiliate maintain ownership interests in Bentley, as follows: (i) FNBC is party to certain interest rate and currency exchange swap agreements and forward rate agreements with one or more of the Consolidated Companies,
(ii) FNBC, through its Mergers and Acquisitions Group, served as

financial advisor to Interface in connection with the Bentley Acquisition, (iii) prior to the Bentley Acquisition, First Chicago Investment Corporation, First Capital Corporation of Chicago, and a partnership comprised of certain employees of First Capital Corporation of Chicago (collectively, the "FNBC Affiliates") owned, in the aggregate, a majority of the capital stock of Bentley, and (iv) prior to the Bentley Acquisition, the FNBC Affiliates elected a majority of the members of the Bentley board of directors, including the member designated by the Bentley board of directors to negotiate the sale of Bentley to Interface. The FNBC Affiliates own a majority of the preferred stock issued by Interface as a portion of the purchase price for Bentley, and FNBC may continue to engage in other transactions with, and perform financial advisory services for, Interface and other Consolidated Companies. None of the foregoing relationships or ownership interests shall preclude FNBC from serving as Multicurrency Agent or Co-Agent hereunder or from exercising all rights, privileges and remedies of a Lender under this Agreement without regard to such relationships or ownership interests.



                           ARTICLE XII.

                          MISCELLANEOUS


               Section 12.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Co-Agents and the Borrowers. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or
(iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Co-Agents shall not be effective until received.

               Section 12.02. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (or, in the case of any amendment or waiver of Section 6.02, all the Multicurrency Syndicated Lenders) do any of the following: (i) waive any of the conditions speci-fied in Sections 6.01, 6.02 or 6.03, or in Sections 3.1 or 3.2 of the Letter of Credit Agreement, (ii) increase the Commitments or other contractual obligations to the Borrowers under this

Agreement or the Letter of Credit Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder or under the Letter of Credit Agreement, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder or under the Letter of Credit Agreement, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder or under the Letter of Credit Agreement, (vi) agree to release any of the Pledged Stock from the Lien of the Security Documents, any funds in the L/C Cash Collateral Account, or any collateral described in the IRB Collateral Documents, to the extent securing the Obligations or to release any Guarantor from its obligations under any Guaranty Agreement (provided, that no agreement to any such release shall be required from any Lenders in connection with the transactions described in the proviso set forth in the definition of "Pledged Stock" or in connection with a sale of Pledged Stock that is made at a time when Interface has satisfied the requirements set forth in Section 9.03(ii)(C) with respect to such sale), or (vii) amend this Section 12.02 or Section 12.06. Furthermore, no amendment or waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom as set forth in
Section 4.02, 4.06 or 5.13 hereof, or to the definition of the terms Currency, Payment Office, FCB Account or FC Bank, shall be effective unless in writing and signed by at least Multicurrency Syndicated Lenders holding at least 66 2/3% of the Multicurrency Syndicated Loan Commitments and signed by the Appropriate Co-Agent (the "Required Multicurrency Syndicated Lenders"). Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Co-Agents or the Collateral Agent, as the case may be, in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Co-Agents or the Collateral Agent, as the case may be, under this Agreement, the Letter of Credit Agreement, or under any other Credit Document.

               Section 12.03.  No Waiver; Remedies Cumulative.
No failure or delay on the part of the Co-Agents, the Collateral Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or under the Letter of Credit Agreement or any other Credit Document, and no course of dealing between any Credit Party and the Co-Agents, the Collateral Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under the Letter of Credit Agreement or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Co-Agents, the Collateral Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under the Letter of Credit Agreement or any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Co-Agents, the Collateral Agent, the Lenders or the holder of any Note to any other or further action in any cir-cumstances without notice or demand.

               Section 12.04.  Payment of Expenses, Etc.  Each of
Interface and each other Borrower shall:

                   (i)   whether or not the transactions hereby
               contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agents in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agents and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, en-forcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement, the Letter of Credit Agreement, and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Agents), and in the case of enforcement of this Agreement, the Letter of Credit Agreement, or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel), for any of the Lenders;

                  (ii) subject, in the case of certain Taxes, to the applicable provisions of Section 5.07(b), pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes, the Letter of Credit Agreement, and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes;

                 (iii)   indemnify each Agent and Lender, and
               their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or the Letters of Credit, or any Credit Party's entering into and performing of the Agreement, the Notes, the Letter of Credit Agreement, or the other Credit Documents, including, without limitation, the reasonable fees and disbursements of counsel (including foreign counsel) incurred in connection with any such investigation, litigation or other proceeding; provided, however, the Borrowers shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct, or the violation by such Indemnitee of any law, rule or

               regulation, unless such violation occurs directly or indirectly as a result of an action, inaction, representation or misrepresentation by or on behalf of any Credit Party or other Consolidated Company; and

                  (iv)   without limiting the indemnities set
               forth in subsection (iii) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, the Letter of Credit Agreement, any other Credit Document or any related documents (but excluding those incurred, suffered or sustained by any Indemnitee as a result of any action taken by or on behalf of the Lenders with respect to any Subsidiary of Interface owned or controlled by the Lenders, the Collateral Agent, or their nominees or designees, as a result of their acquisition of Pledged Stock pursuant to exercise of remedies under the Pledge Agreements).

               If and to the extent that the obligations of Interface and each other Borrower under this
               Section 12.04 are unenforceable for any reason, Interface and each other Borrower hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

               Section 12.05. Right of Setoff. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations are matured, have

the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the Letter of Credit Agreement and the other Credit Documents, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or prop-erty then or thereafter owing by such Lender or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder.

               Section 12.06.  Benefit of Agreement.

               (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrowers may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

               (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

               (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Loans at the time owing to it and the Notes held by it) and the Letter of Credit Agreement to any Eligible Assignee; provided, however, that (i) the Co-Agents and Interface must give their prior written consent to such assignment (which consent shall not be unreasonably withheld; it being agreed that, in the case of any assignment of an L/C Subcommitment or other obligations under the Letter of Credit Agreement, such consent will be properly withheld if such assignee does not then possess the "Minimum Required Rating" as provided in the Letter of Credit Agreement and has not been approved by the L/C Issuer in its sole discretion), (ii) the aggregate amount of the Commitments and outstanding Term Loans of the assigning Lender that are subject to such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Co-Agents) shall not be less than $5,000,000, (iii) the assigning Lender retains after the consummation of such assignment a minimum aggregate amount of Commitments and Term Loans of $10,000,000, (iv) the parties to each such assignment shall execute and deliver to the Co-Agents an Assignment and Acceptance, together with a Note or Notes subject to such assignment and a processing and recordation fee of $2500, and (v) if the assigning Lender is assigning all or any portion of its interests, rights or obligations under this Agreement in respect of such Lender's Term Loans, the assigning Lender shall also assign to such Eligible Assignee a corresponding portion of its interest, rights and obligations under the 1997 Term Loan Agreement in respect of such assigning Lender's 1997 Term Loans; provided, further, that in the case of any assignment made (x) at any time there exists an Event of Default hereunder, (y) where such assigning Lender is assigning the entire amount of its Commitments and Term Loans hereunder, or (z) where such assigning Lender is assigning to one of its Affiliates or to a Person that is already a Lender under this Agreement prior to giving effect to such assignment, then and in any such assignment described in the preceding clauses (x), (y), or (z), the minimum amounts specified in clauses (ii) and (iii) in this sentence shall not be required. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee

thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and the Letter of Credit Agreement. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Interface and each of the other Borrowers, at its own expense, shall execute and deliver to the Appropriate Co-Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments or Term Loans assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments or amount of its retained Term Loans. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

               (d)  Each Lender may, without the consent of
Interface, any other Borrower or the Agents, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Notes held by it) and the Letter of Credit Agreement, provided, however, that (i) no Lender may sell a participation in its aggregate Commitments and Term Loans (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Commitments and Term Loans, except that no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender's obligations under this Agreement and the Letter of Credit Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article V of this Agreement, and (v) Interface, the other Borrowers and the Agents and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement, the Letter of Credit Agreement, and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Interface and the other Borrowers relating to the Loans and the Letters of Credit, and to approve any amendment, modification or waiver of any provisions of this Agreement, the Letter of Credit Agreement, and the other Credit Documents.

               (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Interface or the other Consolidated Companies furnished to such Lender by or on behalf of Interface or any other Consolidated Company; provided that, prior to any such disclosure of information designated by Interface as confidential, the Lender proposing to make such assignment or sell such participation shall obtain from such prospective assignee or participant an agreement whereby such prospective assignee or participant shall agree to preserve the


confidentiality of such confidential information consistent with the provisions of Section 8.05.

               (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

               (g)  If (i) any Taxes referred to in
Section 5.07(b) have been levied or imposed so as to require withholdings or deductions by any Borrower and payment by such Borrower of additional amounts to any Lender as a result thereof,
(ii) any Lender shall make demand for payment of any material additional amounts as compensation for increased costs or for its reduced rate of return pursuant to Section 5.10 or 5.17 hereof or
Section 2.6(a) of the Letter of Credit Agreement, (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement, the Letter of Credit Agreement, or the other Credit Documents requested by Interface, or (iv) any Multicurrency Syndicated Lender shall fail to have delivered to Interface by December 31, 1995, the certificate or other document from the United Kingdom Inland Revenue as specified in
Section 5.07(b)(v)(B) unless such Multicurrency Syndicated Lender shall otherwise establish, to the satisfaction of Interface, that it is exempt from withholding taxes imposed by the United Kingdom, then and in such event, upon request from Interface delivered to such Lender and the Co-Agents, such Lender shall assign, in accordance with the provisions of Section 12.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by Interface, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Total Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement, the Letter of Credit Agreement, or the other Credit Documents accrued to the date of such assignment.

               Section 12.07.  Governing Law; Submission to
Jurisdiction.

               (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE LETTER OF CREDIT AGREEMENT, OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR THE SUPERIOR COURT OF COBB COUNTY, GEORGIA, OR IN ANY COURT OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND EACH BORROWER HEREBY IR-REVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

               (c) EACH BORROWER HEREBY IRREVOCABLY DESIGNATES EACH OF G. KIMBROUGH TAYLOR, JR. AND KILPATRICK STOCKTON LLP, EACH OF ATLANTA, GEORGIA, AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF SUCH BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON EITHER SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, BUT THE FAILURE OF THE BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. IF FOR ANY REASON SERVICE OF PROCESS CANNOT PROMPTLY BE MADE ON EITHER SUCH LOCAL AGENT, EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

               (d) Nothing herein shall affect the right of the Agents, any Lender, any holder of a Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrowers in any other jurisdiction.

               Section 12.08. Independent Nature of Lenders' Rights. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

               Section 12.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

               Section 12.10. Survival. (a) The obligations of the Borrowers under Sections 5.07(b), 5.10, 5.12, 5.13, 5.17,
12.04 and 12.15 hereof shall survive the payment in full of the Notes after the Revolver/Multicurrency Maturity Date and the Term Loan Final Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement and the Letter of Credit Agreement shall survive the execution and delivery of this Agreement, the Letter of Credit Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, the execution and delivery of the Notes, and the issuance of the Letters of Credit.

               (b)  The obligations of the Co-Agents, the
Lenders, their assignees and participants under Sections 5.07(b),
8.05 and 12.06(e) hereof shall survive the payment in full of the Notes after the Revolver/Multicurrency Maturity Date and the Term
Loan Final Maturity Date.

               Section 12.11.  Severability.  In case any
provision in or obligation under this Agreement, the Letter of Credit Agreement, or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any

jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be af-fected or impaired thereby.

               Section 12.12. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

               Section 12.13. Change in Accounting Principles, Fiscal Year or Tax Laws. If (i) any preparation of the financial statements referred to in Section 8.07 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Interface's fiscal quarter or fiscal year, or
(iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, the parties agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

               Section 12.14.  Headings Descriptive; Entire
Agreement.    The headings of the several sections and
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the Letter of Credit Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement and the Letter of Credit Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

               Section 12.15.  Judgment Currency.

               (a) The Credit Parties' obligations hereunder and under the Letter of Credit Agreement and the other Credit Documents to make payments in a particular Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery actually results in the effective receipt by the Co-Agents, the Collateral Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Co-Agents, the Collateral Agent or such Lender under this Agreement, the Letter of Credit Agreement, or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Borrower or other Credit Party in any court or in any jurisdiction, it becomes necessary to

convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, and the Currency equivalent determined, in each case, as on the day immediately preceding the day on which the judgment is given (such Business Day being hereafter referred to as the "Judgment Currency Conversion Date").

               (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Credit Parties covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange quoted by the Multicurrency Agent at its prevailing rate for such Currency exchange on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

               (c) For purposes of determining the Currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

               Section 12.16. Dollar Equivalent Computations. Unless otherwise provided herein, to the extent that the determination of compliance with any requirement of this Agreement requires the conversion to U.S. Dollars of foreign currency amounts, such U.S. Dollar amount shall be computed using the Dollar Equivalent of the amount of such foreign currency at the time such item is to be calculated or is to be or was incurred, created or suffered or permitted to exist, or assumed or transferred or sold for purposes of this Agreement (except if such item was incurred, created or assumed, or suffered or permitted to exist or transferred or sold prior to the date hereof, such conversion shall be made based on the Dollar Equivalent of the amounts of such foreign currency at the date hereof).

               Section 12.17. Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Co-Agents under the Existing Credit Agreement based on any facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Credit Agreement shall be amended and supplemented by the Facilities described herein, and all loans and other obligations of the Borrowers outstanding as of such date under the Existing Credit Agreement shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without further action by any Person.




               Section 12.18. References in Credit Documents. On and after the Closing Date, each and every reference in the Credit Documents to this Agreement, and to the capitalized terms as defined in this Agreement (including, without limitation, the terms "Loans", "Obligations", and "Facilities") shall be deemed to refer to and mean this Agreement as herein amended and
restated,   and such capitalized terms as defined and used in
this Agreement as herein amended and restated. The Borrowers further confirm and agree that all such Credit Documents are and shall remain in full force and effect on and after the Closing Date.







               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.

Address for Notices:              INTERFACE, INC.

2859 Paces Ferry Road
Suite 2000
Atlanta, GA 30339                 By: /s/ Daniel T. Hendrix
Attention: Daniel T. Hendrix              Daniel T. Hendrix
                                          Senior Vice President
Telex No.:
Answerback:
Telecopy No.: 404/319-0070

Address for Notices:              INTERFACE EUROPE B.V.

c/o Interface, Inc.
2859 Paces Ferry Road
Suite 2000
Atlanta, GA 30339                 By:   /s/ Daniel T. Hendrix
Attention: Daniel T. Hendrix               Daniel T. Hendrix
                                           Attorney-in-Fact
Telex No.:
Answerback:

Telecopy No.: 404/319-0070


Address for Notices:              INTERFACE EUROPE LIMITED

c/o Interface, Inc.
2859 Paces Ferry Road
Suite 2000
Atlanta, GA 30339                 By:  /s/ Daniel T. Hendrix
Attention: Daniel T. Hendrix               Daniel T. Hendrix
                                           Attorney-in-Fact
Telex No.:
Answerback:

Telecopy No.: 404/319-0070

Address for Notices:                       SUNTRUST BANK, ATLANTA,
                                           as Domestic Agent and Collateral
25 Park Place                              Agent
23rd Floor
Atlanta, GA 30303
Attention: Thomas R. Banks                 By: /s/ Thomas R. Banks
                                           Name: Thomas R. Banks
                                           Title: Assistant Vice President
Telex No.: 542210
Answerback: TRUSCO INT ATL
                                           By: /s/ David W. Parker
Telecopy No.: 404/588-8833                 Name: David W. Parker
                                           Title: Group Vice President

Payment Office:

25 Park Place, N.E.
Atlanta, GA 30303


Address for Notices:                       THE FIRST NATIONAL BANK OF CHICAGO,
                                           as Multicurrency Agent
One First National Plaza
Chicago, Illinois 60670-0324
Attention: Judith L. Cornwell
                                           By: /s/ Judy Cornwell
                                                   Name: Judy Cornwell
                                                   Title: Authorized Agent
Telex No.:
Answerback:
                                           By:   /s/ Norene St. Lawrence
Telecopy No.: 312/732-5296                 Name: Norene St. Lawrence
                                           Title:  Authorized Agent

Administrative Office:

One First National Plaza
Chicago, Illinois 60670-0324
Attention: Judith L. Cornwell

Payment Offices:

(See Schedule 4.01)

Address for Notices:                       SUNTRUST BANK, ATLANTA

25 Park Place
23rd Floor
Atlanta, GA 30303
Attention: Thomas R. Banks                 By:    /s/ Thomas R. Banks
                                           Name:  Thomas R. Banks
                                           Title:  Assistant Vice President
Telex No.: 542210
Answerback: TRUSCO INT ATL
                                           By:  /s/ David W. Penter
Telecopy No.: 404/588-8833                 Name: David W. Penter
                                           Title: Group Vice President

Domestic Lending Office:

One Park Place, N.E.
Atlanta, GA 30303

Telex No.: 542210
Answerback: TRUSCO INT ATL

Eurocurrency Lending Office:

One Park Place, N.E.
Atlanta, Georgia 30303

Telex No. 542210
Answerback: TRUSCO INT ATL

                                                                            PRO RATA
                                               AMOUNT                         SHARE
TERM LOAN BALANCE:                         $ 3,250,000                       13.00000%

DOMESTIC SYNDICATED
LOAN COMMITMENT:                            13,000,000                        7.64706%

DOMESTIC SWING LINE
COMMITMENT:                                  5,000,000                      100.00000%


L/C SUBCOMMITMENT:                         $ 3,058,824                        7.64706%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                            10,500,000                       13.12500%

TOTAL COMMITMENT                           $26,750,000                        9.72727%
(EXCLUDING DOMESTIC
SWING LINE):

Address for Notices:              THE FIRST NATIONAL BANK OF CHICAGO

Mail Suite 0324
One First National Plaza
Chicago, Illinois 60670-0324
Attention: Judith L. Cornwell
                                           By:  /s/ Judy Cornwell
                                                Name: Judy Cornwell
                                                Title: Authorized Agent
Telex No.:   4330253
Answerback: FNBC UI
Telecopy No.: 312/732-5296

Administrative Office

One First National Plaza
Chicago, Illinois 60670-0324
Attention: Judith L. Cornwell

Payment Offices:

(See Schedule 4.01)

                                                                             PRO RATA
                                             AMOUNT                           SHARE
TERM LOAN BALANCE:                         $3,250,000                        13.00000%

DOMESTIC SYNDICATED
LOAN COMMITMENT:                            4,500,000                         2.64706%

L/C SUBCOMMITMENT:                          1,058,824                         2.64706%

MULTICURRENCY LOAN
COMMITMENT:                                19,000,000                        23.75000%

MULTICURRENCY SWING LINE
COMMITMENT:                                 5,000,000                       100.00000%

TOTAL COMMITMENT                          $26,750,000                         9.72727%
(EXCLUDING MULTICURRENCY
SWING LINE):
/TABLE

Address for Notices:              ABN AMRO BANK N.V.

Suite 1200, One Ravinia Drive
Atlanta, GA 30346
Attention: Mark Clegg             By:  /s/ Larry Kelley
                                  Name:  Larry Kelley
Telephone: 770/396-0066           Title: Group Vice President
Telex No.: 682 7258
Answerback: ABNBANKATL
                                  By: /s/ Steven Hipsman
Telecopy No.: 770/395-9188        Name: Steven Hipsman
                                  Title: Vice President

Domestic Lending Office:

ABN AMRO Bank N.V., Atlanta Agency
Suite 1200, One Ravinia Drive
Atlanta, GA 30346

Eurocurrency Lending Office:

ABN AMRO Bank N.V., Atlanta Agency
Suite 1200, One Ravinia Drive
Atlanta, GA 30346

                                                                       PRO RATA
                                             AMOUNT                     SHARE
TERM LOAN BALANCE:                         $       0                   0.00000%

DOMESTIC SYNDICATED
LOAN COMMITMENT:                           1,000,000                    .58824%

L/C SUBCOMMITMENT:                           235,294                    .58824%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                          17,500,000                  21.87500%

TOTAL COMMITMENT:                        $18,500,000                   6.72727%

Address for Notices:              THE BANK OF TOKYO-MITSUBISHI,
                                    LTD., ATLANTA AGENCY
133 Peachtree Street, N.E.
4970 Georgia-Pacific Center
Atlanta, GA 30303
Attention: Brandon Meyerson       By: /s/ Brandon A. Meyerson
                                  Name:  Brandon A. Meyerson
Telephone: 404/577-2960           Title:  Assistant Vice President
Telecopy No.: 404/577-1155

Telex No.: 6827300
Answerback: 6827300BOT ATL

Domestic Lending Office:

4970 Georgia-Pacific Center
133 Peachtree Street, N.E.
Atlanta, Georgia 30303

Eurocurrency Lending Office:

4970 Georgia-Pacific Center
133 Peachtree Street, N.E.
Atlanta, Georgia 30303

                                                                    PRO RATA
                                              AMOUNT                 SHARE
TERM LOAN BALANCE:                         $ 1,600,000              6.40000%

DOMESTIC SYNDICATED
LOAN COMMITMENT:                            18,425,000             10.83824%

L/C SUBCOMMITMENT:                           4,335,294             10.83824%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                                     0              0.00000%

TOTAL COMMITMENT:                          $20,025,000              7.28182%
/TABLE

Address for Notices:                        CIBC INC.

Canadian Imperial Bank of
 Commerce
Two Paces West
2727 Paces Ferry Road, Suite 1200          By:  /s/ William Humprhies
Atlanta, Georgia 30339                     Name:  William Humphries
Attention: William Humphries               Title:  Director, CIBC Wood Gundy
                                                   Securities Corp. AS AGENT
Telephone: 770/319-4906
Telecopy No.: 770/319-4954

Domestic Lending Office:

Canadian Imperial Bank of
   Commerce
Two Paces West
2727 Paces Ferry Road, Suite 1200
Atlanta, Georgia 30339

Eurocurrency Lending Office:

Canadian Imperial Bank of
   Commerce
Two Paces West
2727 Paces Ferry Road, Suite 1200
Atlanta, Georgia 30339

                                                                             PRO RATA
                                              AMOUNT                           SHARE
TERM LOAN BALANCE:                         $ 2,100,000                       8.40000%

DOMESTIC SYNDICATED
LOAN COMMITMENT:                             6,425,000                       3.77941%

L/C SUBCOMMITMENT:                           1,511,765                       3.77941%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                           $11,000,000                      13.75000%

TOTAL COMMITMENT:                          $19,525,000                       7.10000%

Address for Notices:              CREDITANSTALT-BANKVEREIN

Two Ravinia Drive
Suite 1680                        By:   /s/ Carl G. Drake
Atlanta, Georgia 30346            Name:  Carl G. Drake
Attention: Carl Drake             Title:  Senior Associate

Telephone: 770/390-1848           By: /s/ Robert M. Biringer
Telecopy No.: 770/390-1851        Name: Robert M. Biringer
                                  Title: Executive Vice President
Domestic Lending Office:

Two Greenwich Plaza
Greenwich, CT 06830-6353
Attn: Lisa Bruno

Eurocurrency Lending Office:

Two Greenwich Plaza
Greenwich, CT 06830-6353

                                                                    PRO RATA
                                              AMOUNT                  SHARE
TERM LOAN BALANCE:                         $ 2,000,000              8.00000%

DOMESTIC SYNDICATED
LOAN COMMITMENT:                            22,750,000             13.38235%

L/C SUBCOMMITMENT:                           5,352,941             13.38235%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                                     0              0.00000%

TOTAL COMMITMENT:                          $24,750,000              9.00000%
/TABLE

Address for Notices:              CREDIT LYONNAIS ATLANTA AGENCY

Credit Lyonnais Atlanta Agency
303 Peachtree Street, N.E.                 By:    /s/ David M. Cawrse
Suite 4400                                 Name:   David M. Cawrse
Atlanta, GA 30303                          Title:  First Vice President &
Attention: David Cawrse                            Manager
Telephone: 404/524-3700
Telecopy No.: 404/584-5249

Domestic Lending Office:

Credit Lyonnais Atlanta Agency
303 Peachtree Street, N.E.
Suite 4400
Atlanta, GA 30303

Eurocurrency Lending Office:

Credit Lyonnais Atlanta Agency
303 Peachtree Street, N.E.
Suite 4400
Atlanta, GA 30303

                                                                  PRO RATA
                                              AMOUNT                SHARE
TERM LOAN BALANCE:                         $1,600,000             6.40000%

DOMESTIC SYNDICATED
LOAN COMMITMENT:                           18,425,000            10.83824%

L/C SUBCOMMITMENT:                          4,335,294            10.83824%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                                    0             0.00000%

TOTAL COMMITMENT:                          $20,025,000            7.28182%

Address for Notices:              THE SUMITOMO BANK LIMITED


303 Peachtree Street, N.E.                 By:     /s/ Sybil H. Weldon
Suite 4420                                 Name:  Sybil H. Weldon
Atlanta, GA 30308                          Title: Vice President & Mgr.
Attention: Roger Arsham
Telephone: 404/524-6544
Telecopy No.: 404/523-7983                 By:  /s/ Robert N. Arsham
                                           Name: Robert H. Arsham
Domestic Lending Office:                   Title:  Vice President

233 South Wacker Drive
Suite 5400
Chicago, Illinois 60606

Eurocurrency Lending Office:

233 South Wacker Drive
Suite 5400
Chicago, Illinois 60606

                                                                    PRO RATA
                                              AMOUNT                  SHARE
TERM LOAN BALANCE:                         $ 1,600,000               6.40000%

DOMESTIC SYNDICATED
LOAN COMMITMENT:                            11,800,000               6.94118%

L/C SUBCOMMITMENT:                           2,776,471               6.94118%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                                     0               0.00000%

TOTAL COMMITMENT:                          $13,400,000               4.87273%
/TABLE

Address for Notices:                       FIRST UNION NATIONAL BANK OF
                                                   GEORGIA

999 Peachtree Street, N.E.                 By:    /s/Michalene Donegan
9th Floor                                  Name:  Michalene Donegan
Atlanta, GA 30309                          Title: Voce {resodemt
Attention: Michalene Donegan
Telephone: 404/827-7154
Telecopy No.: 404/827-7199

Domestic Lending Office:

999 Peachtree Street, N.E.
9th Floor
Atlanta, GA 30309

Eurocurrency Lending Office:

999 Peachtree Street, N.E.
9th Floor
Atlanta, GA 30309

                                                                    PRO RATA
                                              AMOUNT                  SHARE
TERM LOAN BALANCE:                         $ 2,100,000               8.40000%

DOMESTIC SYNDICATED
LOAN COMMITMENT:                            22,550,000              13.26471%

L/C SUBCOMMITMENT:                           5,305,882              13.26471%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                                     0               0.00000%

TOTAL COMMITMENT:                          $24,650,000               8.96364%

Address for Notices:                      FLEET BANK OF MAINE


80 Exchange Street                         By:     /s/ Neil C. Buitenbuys
Bangor, Maine 04401                        Name:  Neil C. Buitenbuys
Attention: Neil C. Buitenhuys              Title: Vice President

Telephone: 207/941-6140
Telecopy No.: 207/941-6023

Domestic Lending Office:

511 Congress Street, P. O. Box 1280
Portland, Maine 04104-5006

Eurocurrency Lending Office:

511 Congress Street, P. O. Box 1280
Portland, Maine 04104-5006

                                                                      PRO RATA
                                               AMOUNT                  SHARE
TERM LOAN BALANCE:                         $ 3,300,000               13.20000%

DOMESTIC SYNDICATED
LOAN COMMITMENT:                            13,025,000                7.66176%

L/C SUBCOMMITMENT:                           3,064,706                7.66176%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                                     0                0.00000%

TOTAL COMMITMENT:                          $16,325,000                5.93636%
/TABLE

Address for Notices:                       NATIONSBANK, N.A.

100 North Tryon Street
Mail Code NC1-007-08-11                    By:     /s/ David H. Dinkins
Charlotte, NC 28255                        Name:  David H. Dinkins
Attention: David Dinkins                   Title: Vice President

Telephone: 704/386-2951
Telecopy No.: 704/386-1270

Domestic Lending Office:

One Independence Center
101 North Tryon Street
Mail Code NC1-001-15-03
Charlotte, NC 28255

Eurocurrency Lending Office:

One Independence Center
101 North Tryon Street
Mail Code NC1-001-15-03
Charlotte, NC 28255

                                                                    PRO RATA
                                              AMOUNT                  SHARE
TERM LOAN BALANCE:                         $ 2,100,000              8.40000%

DOMESTIC SYNDICATED
LOAN COMMITMENT:                            11,550,000              6.79412%

L/C SUBCOMMITMENT:                           2,717,647              6.79412%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                            11,000,000             13.75000%

TOTAL COMMITMENT:                          $24,650,000              8.96364%

Address for Notices:                       PNC BANK, NATIONAL ASSOCIATION

One PNC Plaza
Fifth Avenue and Wood Street             By:     /s/ Robert Mitchell, Jr.
Pittsburgh, PA 15265                              Name: Robert J. Mitchell, Jr.
Attention: Robert J. Mitchell, Jr.                Title: Vice President

Telephone: 412/762-6547
Telecopy No.: 412/762-6484

Domestic Lending Office:

One PNC Plaza
Fifth Avenue and Wood Street
Pittsburgh, PA 15265

Eurocurrency Lending Office:

One PNC Plaza
Fifth Avenue and Wood Street
Pittsburgh, PA 15265

                                                                    PRO RATA
                                             AMOUNT                   SHARE
TERM LOAN BALANCE:                        $         0               0.00000%

DOMESTIC SYNDICATED
LOAN COMMITMENT:                           15,000,000               8.82353%

L/C SUBCOMMITMENT:                          3,529,412               8.82353%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                                     0              0.00000%

TOTAL COMMITMENT:                         $ 15,000,000              5.45455%
/TABLE

Address for Notices:                       WACHOVIA BANK, N.A.
                                           (Formerly Wachovia Bank of
191 Peachtree Street, N.E.                  Georgia, N.A.
30th Floor                                 By:    /s/ Douglas W. Strickland
Atlanta, GA 30383                          Name:  Douglas W. Strickland
Attention: Doug Strickland                 Title: Vice President

Telephone: 404/332-1382
Telecopy No.: 404/332-6920

Domestic Lending Office:

191 Peachtree Street, N.E.
Atlanta, Georgia 30383

Eurocurrency Lending Office:

191 Peachtree Street, N.E.
Atlanta, Georgia 30383

                                                                  PRO RATA
                                              AMOUNT                SHARE
TERM LOAN BALANCE:                         $ 2,100,000             8.40000%

DOMESTIC SYNDICATED
LOAN COMMITMENT:                            11,550,000             6.79412%

L/C SUBCOMMITMENT:                           2,717,647             6.79412%

MULTICURRENCY SYNDICATED
LOAN COMMITMENT:                            11,000,000            13.75000%

TOTAL COMMITMENT:                          $24,650,000             8.96364%